$2,200,000,000


                             CREDIT AGREEMENT


                                dated as of


                               July 19, 1994


                                   among


                         Fleming Companies, Inc.,


                         The Banks Listed Herein,

                    Bank of America National Trust and
                            Savings Association
                          The Bank of Nova Scotia
                    Canadian Imperial Bank of Commerce
                               Credit Suisse
                     Deutsche Bank AG New York Branch
                          The Fuji Bank, Limited
                        NationsBank of Texas, N.A.
                    Societe Generale, Southwest Agency
                   The Sumitomo Bank Ltd. Houston Agency
                 Texas Commerce Bank, National Association
                         The Toronto-Dominion Bank
                                    and
                 Union Bank of Switzerland, Houston Agency


                                 as Agents


                                    and


                Morgan Guaranty Trust Company of New York,
                             as Managing Agent

TABLE OF CONTENTS



    Page


                                 ARTICLE I

                                DEFINITIONS

SECTION 1.01  Definitions . . . . . . . . . . . . . . . .   1
          1.02  Accounting Terms and Determinations . . .  23
          1.03  Use of Ratings . .  . . . . . . . . . . .  24


                                ARTICLE II

                                THE CREDITS

SECTION 2.01  Commitments to Lend . . . . . . . . . . . .  24
          2.02  Notice of Borrowings. . . . . . . . . . .  27
          2.03  Notice to Banks; Funding of Loans . . . .  28
          2.04  Notes . . . . . . . . . . . . . . . . . .  29
          2.05  Interest Rates. . . . . . . . . . . . . .  30
          2.06  Method of Electing Interest Rates . . . .  35
          2.07  Fees. . . . . . . . . . . . . . . . . . .  37
          2.08  Optional Termination or Reduction
                  of Tranche A Commitments by
                  the Borrower. . . . . . . . . . . . . .  40
          2.09  Maturity of Loans; Mandatory
                  Prepayments . . . . . . . . . . . . . .  40
          2.10  Optional Prepayments. . . . . . . . . . .  43
          2.11  Optional Termination of Commitment
                  on Non-Pro Rata Basis . . . . . . . . .  44
          2.12  General Provisions as to Payments . . . .  48
          2.13  Funding Losses. . . . . . . . . . . . . .  49
          2.14  Computation of Interest and Fees. . . . .  50
          2.15  Regulation D Compensation . . . . . . . .  50
          2.16  Letters of Credit . . . . . . . . . . . .  50


                                ARTICLE III

                  CONDITIONS TO BORROWINGS, ISSUANCES OF
                    LETTERS OF CREDIT AND EFFECTIVENESS

SECTION 3.01  Conditions to All Borrowings and
                  Issuances of Letters of Credit  . . . .  54
          3.02  Conditions to Effectiveness . . . . . . .  55


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Corporate Existence and Power . . . . . . .  58
          4.02  Corporate and Governmental
                  Authorization; Contravention. . . . . .  58
          4.03  Binding Effect. . . . . . . . . . . . . .  59
          4.04  Financial Information . . . . . . . . . .  59
          4.05  Litigation. . . . . . . . . . . . . . . .  59
          4.06  Compliance with ERISA . . . . . . . . . .  60
          4.07  Environmental Matters . . . . . . . . . .  60
          4.08  Taxes . . . . . . . . . . . . . . . . . .  61
          4.09  Subsidiaries. . . . . . . . . . . . . . .  61
          4.10  Not an Investment Company . . . . . . . .  62
          4.11  No Conflicting Requirements . . . . . . .  62
          4.12  Haniel Transaction. . . . . . . . . . . .  62
          4.13  Disclosure. . . . . . . . . . . . . . . .  63
          4.14  Guarantee Requirement; Certain
                  Collateral and Other Matters . . . .. .  63


                                 ARTICLE V

                                 COVENANTS

SECTION 5.01  Information . . . . . . . . . . . . . . . .  64
          5.02  Payment of Obligations. . . . . . . . . .  67
          5.03  Maintenance of Property; Insurance. . . .  67
          5.04  Conduct of Business and
                  Maintenance of Existence. . . . . . . .  68
          5.05  Compliance with Laws. . . . . . . . . . .  68
          5.06  Inspection of Property,
                  Books and Records . . . . . . . . . . .  68
          5.07  Leverage Ratio. . . . . . . . . . . . . .  69
          5.08  Minimum Consolidated Net Worth  . . . . .  69
          5.09  Fixed Charge Coverage Ratio . . . . . . .  69
          5.10  Negative Pledge . . . . . . . . . . . . .  70

          5.11  Mergers, Consolidations and
                  Sales of Assets . . . . . . . . . . . .  72
          5.12  Use of Any and All Proceeds . . . . . . .  73
          5.13  Debt. . . . . . . . . . . . . . . . . . .  74
          5.14  Restricted Payments . . . . . . . . . . .  76
          5.15  Transactions with Affiliates. . . . . . .  77
          5.16  Capital Expenditures. . . . . . . . . . .  78
          5.17  Acquisitions and Investments  . . . . . .  78
          5.18  Interest Rate Protection. . . . . . . . .  81
          5.19  Guarantee Requirement; Other
                  Collateral Matters. . . . . . . . . . .  81
          5.20  Limitation on Payment Restrictions
                  Affecting Subsidiaries. . . . . . . . .  82

                                ARTICLE VI

                                 DEFAULTS

SECTION 6.01    Events of Default . . . . . . . . . . . .  82
          6.02  Notice of Default . . . . . . . . . . . .  85
          6.03  Cash Cover. . . . . . . . . . . . . . . .  85


                                ARTICLE VII

                     THE MANAGING AGENT AND THE AGENTS

SECTION 7.01  Appointment and Authorization . . . . . . .  86
          7.02  Managing Agent, Agents and Affiliates . .  86
          7.03  Action by Managing Agent and Agents . . .  86
          7.04  Consultation with Experts . . . . . . . .  86
          7.05  Liability of Managing Agent and Agents. .  87
          7.06  Indemnification . . . . . . . . . . . . .  87
          7.07  Credit Decision . . . . . . . . . . . . .  87
          7.08  Successor Managing Agent and Agents . . .  88
          7.09  Managing Agent's Fees . . . . . . . . . .  88
          7.10  Collateral Agent. . . . . . . . . . . . .  88

                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

SECTION 8.01  Basis for Determining Interest
                  Rate Inadequate or Unfair . . . . . . .  88
          8.02  Illegality. . . . . . . . . . . . . . . .  89
          8.03  Increased Cost and Reduced Return . . . .  90
          8.04  Base Rate Loans Substituted for
                  Affected Fixed Rate Loans . . . . . . .  92


                                ARTICLE IX

                               MISCELLANEOUS

SECTION 9.01  Notices . . . . . . . . . . . . . . . . . .  93
          9.02  No Waivers. . . . . . . . . . . . . . . .  93
          9.03  Expenses; Documentary Taxes;
                  Indemnification . . . . . . . . . . . .  93
          9.04  Amendments and Waivers. . . . . . . . . .  94
          9.05  Successors and Assigns. . . . . . . . . .  95
          9.06  Collateral. . . . . . . . . . . . . . . .  97
          9.07  Governing Law; Submission to Juris-
                  diction; Waiver of Jury Trial . . . . .  97
          9.08  Counterparts; Integration . . . . . . . .  97
          9.09  Sharing of Set-Offs . . . . . . . . . . .  97

Schedule 1      -  Commitments

Schedule 2      -  Existing Liens

Schedule 3      -  Certain Legal Proceedings

Schedule 4      -  Exceptions to ERISA Compliance

Schedule 5      -  Existing Fleming Debt

Schedule 6      -  Existing Haniel Debt

Schedule 7(a)   -  Initial Guaranteeing Subsidiaries

Schedule 7(b)   -  Subsidiaries Directly or Indirectly Owning
                   Capital Stock of any Initial Guaranteeing
                   Subsidiary

Schedule 8      -  Collateral Subsidiaries Owning Inventory or
                   Receivables (other than only Excepted
Inventory
                   or Excepted Receivables or Intercompany
                   Receivables)

Schedule 9      -  Scrivner Subsidiaries Treated as Equity Stores
                   or Business Development Ventures

Schedule 10     -  Permitted Institutions for Syndication

Schedule 11     -  Certain Permitted Investments

Schedule 12     -  Certain Stores Held for Sale

Schedule 13     -  Certain Multiemployer Plan Liabilities

Exhibit A-1     -  Tranche A Note

Exhibit A-2     -  Tranche B Note

Exhibit A-3     -  Tranche C Note

Exhibit A-4     -  Swingline Note

Exhibit B-1     -  Opinion of Special Counsel for the Borrower

Exhibit B-2     -  Opinion of General Counsel for the Borrower

Exhibit C       -  Opinion of Special Counsel for the Managing
                   Agent

Exhibit D       -  Form of Assignment and Assumption Agreement

Exhibit E       -  Form of Notice of Borrowing

Exhibit F       -  Form of Subsidiary Guarantee Agreement

Exhibit G-1     -  Form of Borrower Pledge Agreement

Exhibit G-2     -  Form of Subsidiary Pledge Agreement

Exhibit H-1     -  Form of Borrower Security Agreement

Exhibit H-2     -  Form of Subsidiary Security Agreement

                             CREDIT AGREEMENT


       CREDIT AGREEMENT dated as of July 19, 1994 among FLEMING COMPANIES, INC. (the "Borrower"), the BANKS listed on the signature pages hereof, the AGENTS listed on the signature pages hereof (the
"Agents") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent (the "Managing Agent").


       The parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

       SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

       "1989 ESOP" means that portion of the Consolidated Savings Plus and Stock Ownership Plan for Fleming Companies, Inc. and its Subsidiaries, effective September 1, 1989, entitled "Fleming Stock
Ownership Plan", or any similar stock ownership plan for the sole benefit of employees of the Borrower and its Subsidiaries.

       "Acquisition" means (i) an investment by the Borrower or any of its Subsidiaries in any Person (other than the Borrower or any of its Subsidiaries) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of its Subsidiaries or (ii) an acquisition by the
Borrower or any of its Subsidiaries of the property and assets of any Person (other than the Borrower or any of its Subsidiaries) that constitute substantially all of the assets of such Person or of any division or line of business of such Person.

       "Adjusted CD Rate" has the meaning set forth in Section
2.05(b).

       "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire prepared by the Managing
Agent and submitted to the Managing Agent (with a copy to the Borrower) duly completed by such Bank.

       "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term
"control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Domestic Loans, its Domestic Lending
Office
and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar
Lending Office.

       "Assessment Rate" has the meaning set forth in Section
2.05(b).

       "Asset Sale" means (i) any sale, transfer or other disposition of all or substantially all of the capital stock of any
Subsidiary (including, without limitation, the merger of any Subsidiary with or into any Person other than the Borrower or any Wholly-Owned Subsidiary) to any Person other than the Borrower or any Wholly-Owned Subsidiary or (ii) any sale, transfer or other disposition of any other property or asset of the Borrower or any Subsidiary to any Person other than the Borrower or any Wholly-Owned Subsidiary, other than any sale, transfer or other disposition of: (A) any current asset in the ordinary course of business; (B) any property or assets in connection with a Permitted
Receivables Financing; (C) any property or assets within 180 days after the acquisition, or completion of construction, thereof, to a Person other than the Borrower or a Subsidiary who then leases such property to the Borrower or a Subsidiary; (D) existing property or assets in consideration (in whole or in part) for the acquisition of new property or assets of a similar character in the ordinary course of business; or (E) any other property or assets in the ordinary course of business if the total consideration received by the Borrower and its Subsidiaries in respect thereof and any property or assets sold concurrently or in a related transaction or series of transactions does not exceed $40,000.

       "Assignee" has the meaning set forth in Section 9.05(c).

       "Available Commitment" means, at any date, the excess of
(i)
the aggregate amount of the Commitments on such date over (ii) the aggregate principal amount of Loans and, in the case of Tranche
A,
Letter of Credit Liabilities, outstanding on such date.

       "Availability Period" means, with respect to Tranche B and Tranche C Loans, the period from the date hereof to and including the date which is 60 days thereafter.

       "Bank" means each bank listed in Schedule 1 hereof as having a Commitment, unless and until the Commitment of such Bank is terminated pursuant to Section 2.11(c), each Assignee that becomes a Bank pursuant to Section 9.05(c), each bank that becomes a party to this Agreement pursuant to Section 2.11(e) and their respective successors and shall include, as the context may require, each Issuing Bank and the Swingline Bank in such capacities.

       "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

       "Base Rate Loan" means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or Section 2.01(d) or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

       "Base Rate Margin" has the meaning set forth in Section
2.05(a).

       "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

       "Borrower" means Fleming Companies, Inc., an Oklahoma corporation, and its successors.

       "Borrower Designated Date" has the meaning set forth in
Section 2.11(a).

       "Borrower's Knowledge" shall mean the knowledge of any executive officer of the Borrower or any other employee of the Borrower charged with the responsibility of administering this Agreement, provided that with respect to any representations or warranties made by the Borrower in Article III as they relate to Haniel Corporation and its Subsidiaries, "Borrower's Knowledge" shall also mean the knowledge gained by any officer of the Borrower regarding Haniel and its Subsidiaries prior to the Effective Date.

       "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of
1934.

       "Borrower Special Charges" means the charges to the Borrower's earnings in December 1993 relating to (i) facilities consolidation and restructuring, as approved by the board of directors of the Borrower at a meeting on January 17, 1994 and
(ii)
the extraordinary loss from the early retirement of debt, as approved by the board of directors of the Borrower at a meeting on
December 15, 1993.

       "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to
Article II. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such
Domestic Loans are Base Rate Loans.

       "Business Development Program" means the business practice of the Borrower and its Subsidiaries of making or guaranteeing loans to, or making equity investments in, third parties engaged in the retail grocery business in exchange for long-term supply agreements with the Borrower or any Subsidiary.

       "Business Development Venture" means any Person participating in the Business Development Program and any Person listed on Schedule 9.

       "Capital Expenditures" means for any period and with respect to any Person, the gross amount of additions to property, plant and equipment and other capital expenditures of such Person during such period, as reflected in the statement of cash flows for such period of such Person; provided that any transaction that constitutes an Acquisition or an Investment shall not be treated as a Capital Expenditure.

       "CD Base Rate" has the meaning set forth in Section
2.05(b).

       "CD Loan" means (i) a Loan which bears interest at a CD
Rate
pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD
Loan immediately before it became overdue.

       "CD Margin" has the meaning set forth in Section 2.05(b).

       "CD Rate" means a rate of interest determined pursuant to
Section 2.05(b) on the basis of an Adjusted CD Rate.

       "CD Reference Banks" means Union Bank of Switzerland, The
Bank of Nova Scotia and Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section
9.05(f).

       "Collateral Agent" means Morgan Guaranty Trust Company of
New York in its capacity as Collateral Agent under the Security
Documents and its successors in such capacity.

       "Collateral Requirement" means at any date that all Inventory and Receivables owned by the Borrower or any Collateral Subsidiary (other than Excepted Inventory and Excepted Receivables) is Pledged, provided that (i) Inventory and Receivables with an aggregate book value not exceeding $25,000,000 (apart from any Excepted Inventory and Excepted Receivables and any Intercompany Receivables) may at any time be not Pledged without causing the Collateral Requirement not to be met and (ii) Inventory and Receivables with an aggregate book value exceeding $25,000,000 but not exceeding $75,000,000 (in each case apart from any Excepted Inventory and Excepted Receivables and any Intercompany Receivables) may at any time be not Pledged without causing the Collateral Requirement not to be met so long as (A) the Borrower has not willfully failed to Pledge or caused to be Pledged such Inventory and Receivables and (B) the Borrower, upon the occurrence of Borrower's Knowledge that any such Inventory or Receivables is not Pledged, promptly initiates and within 30 days completes or causes to be completed all such actions as may be necessary to cause such Inventory or Receivables to be Pledged and provided further that in any event the Collateral Requirement shall not fail to be met merely because a Collateral Subsidiary that owns no Inventory and owns only Receivables of the character described in Excepted Inventory and Excepted Receivables or Intercompany Receivables did not Pledge its Receivables.

       "Collateral Subsidiary" means a Subsidiary that is neither an Equity Store nor a Business Development Venture.

       "Commitment" means (except as provided in the definitions of "Tranche A", "Tranche B" and "Tranche C"), with respect to each
Bank, the amount set forth opposite the name of such Bank on
Schedule 1 hereto as its Total Commitment as such amount may be reduced from time to time pursuant to Sections 2.08, 2.11 and 9.05(c) or may be increased from time to time pursuant to Section 2.11.

       "Commitment Increase" has the meaning set forth in Section
2.11(b)(iv).

       "Commitment Transfer" has the meaning set forth in Section
2.11(b)(iii).

       "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, provided that solely for purposes of Section 5.07 and 5.09 Consolidated Debt shall not include the Haniel Receivables.

       "Consolidated Fixed Charges" for any period means the sum of (i) all interest charges on Consolidated Debt (including the interest component of payments under capitalized lease obligations) for such period, (ii) Net Rental Expense From Operating Leases for such period and (iii) dividends payable on the Borrower's preferred stock during such period.

       "Consolidated Net Income" means for any period the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period.

       "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated
Subsidiaries determined as of such date.

       "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

       "Consolidated Total Assets" means, as of any date, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

       "Credit Watch Period" means, but only if on the Effective Date the Borrower is on CreditWatch with negative implications, in the case of S&P, and under review for possible downgrading, in the case of Moody's, the period commencing on the Effective Date and ending on the first date thereafter on which S&P announces that the
Borrower is no longer on CreditWatch with negative implications or
Moody's announces that the Borrower is no longer under review for possible downgrading.

       "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued short-term obligations, in each case arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all
Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all non-contingent obligations (and, for purposes of Section 5.10 and clauses (e) and (f) of Section 6.01, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument and (vii) all Debt of others Guaranteed by such Person.

       "Debt Financing" means any incurrence of Debt pursuant to
Section 5.13(a)(iii).

       "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       "Delivery Date" has the meaning set forth in Section
2.11(e)(ii).

       "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor trans-action, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

       "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

       "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the
Borrower and the Managing Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

       "Domestic Loans" means CD Loans or Base Rate Loans or both.

       "Domestic Reserve Percentage" has the meaning set forth in
Section 2.05(b).

       "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.02.

       "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

       "Equity Issuance" means the issuance by the Borrower or any
Subsidiary to any Person other than the Borrower or a Wholly-Owned
Subsidiary of any shares of its capital stock or any securities exchangeable or convertible into such shares (other than any such securities that constitute Debt) or any warrants or similar rights to subscribe for such shares.

       "Equity Store" means any Person participating in the Equity
Store Program and any Person listed on Schedule 9.
       "Equity Store Program" means the business practice of the Borrower and its Subsidiaries of making equity investments in Persons, and making or guaranteeing loans to such Persons, for the purpose of assisting such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores and pursuant to which such Person is permitted or required to reduce the Borrower's or the Subsidiary's equity interest to a minority position over time (usually five to ten years).

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

       "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section
414 of the Internal Revenue Code.

       "ESOP Loan" means the loan pursuant to the Amended and Restated Loan and Guarantee Agreement dated as of June 1, 1990, as amended to the date hereof, by and among Stock Ownership Trust for
Fleming Companies, Inc. and its Subsidiaries, the Borrower and Wachovia Bank and Trust Company, N.A.

       "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

       "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its
Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Managing Agent.

       "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

       "Euro-Dollar Margin" has the meaning set forth in Section
2.05(c).

       "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.05(c) on the basis of a London Interbank
Offered Rate.

       "Euro-Dollar Reference Banks" means the principal London offices of Union Bank of Switzerland, The Bank of Nova Scotia and
Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section 9.05(f).

       "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New
York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any Bank to United States residents).

       "Event of Default" has the meaning set forth in Section
6.01.

       "Excepted Inventory and Excepted Receivables" means: (i) Inventory and Receivables attributable to the stores listed on
Schedule 12 hereto, (ii) retail Inventory and retail Receivables owned by Save-U-Foods, Inc., an Oklahoma corporation, but only if the aggregate book value of such retail Inventory and retail Receivables does not exceed $10,000,000 during 1994, $15,000,000 during 1995, $20,000,000 during 1996, $25,000,000 during 1997,
$30,000,000 during 1998, $35,000,000 during 1999 and $40,000,000 thereafter, (iii) Inventory and Receivables owned by Gateway Insurance Agency, Inc. and SMF Insurance Company, Ltd. and (iv) at any time prior to January 1, 1995, Receivables arising out of advances made to or for the account of retail grocers to finance the construction of facilities, but only if the aggregate book value of such Receivables does not exceed $12,000,000.

       "Existing Fleming Debt" means the Debt of Fleming and its Subsidiaries listed on Schedule 5 hereto.

       "Existing Haniel Debt" means the Debt of Haniel
Corporation
and its subsidiaries listed on Schedule 6 hereto.

       "Facility Fee Rate" has the meaning set forth in Section
2.07(b).

       "Federal Funds Rate" means, for any day, the rate per annum
(rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by
Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Managing Agent.

       "Financing Receivables" means receivables arising from investments in direct financing leases or in retailer notes or chattel paper (other than any retailer note or chattel paper received in exchange or substitution for or in payment or other satisfaction of any Receivable).

       "Fixed Rate Borrowing" means a CD Borrowing or a
Euro-Dollar
Borrowing.

       "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

       "General Syndication" means the assignment by the Managing
Agent and the Agents of rights and obligations under this Agreement and the Notes pursuant to Section 9.05(c) at any time prior to the date which is 60 days after the date hereof.

       "Group of Loans" means at any time a group of Loans consisting of (i) all Base Rate Loans of a Tranche at such time or
(ii) all Loans which are Fixed Rate Loans of the same type of a Tranche having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

       "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-orpay, or to maintain financial statement conditions or other-
wise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (a) endorsements for collection or deposit in the ordinary course of business, (b) agreements entered into in the ordinary course of business to purchase inventory or retail store fixtures of another
Person at a price not greater than the market value thereof or
(c)
agreements entered into in connection with a Permitted
Receivables
Financing pursuant to which the Borrower or a Subsidiary guarantees the collection of Transferred Receivables to the extent of an amount not exceeding 15% of the book value of Transferred Receivables from time to time, or in the case of receivables arising from direct financing leases for retail electronics systems, 30% of the book value thereof. The term "Guarantee" used as a verb has a corresponding meaning.

       "Guarantee Agreements" means Guarantee Agreements made on the Effective Date by the initial Guaranteeing Subsidiaries and thereafter by any other Subsidiary pursuant to Section 5.19 in favor of the Managing Agent and the Banks in substantially the form of Exhibit F hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

       "Guaranteeing Subsidiaries" means, initially, the Subsidiaries listed on Schedule 7(a) hereto and thereafter means each such Subsidiary and each other Subsidiary that executes a Guarantee Agreement pursuant to Section 5.19, provided that a Subsidiary that is an indirect Subsidiary of the Borrower shall not be considered a Guaranteeing Subsidiary unless each intermediate Subsidiary has also executed a Guarantee Agreement.

       "Guarantee Requirement" means at any date that the properties and assets of Subsidiaries of the Borrower that are Guaranteeing Subsidiaries, together with the properties and assets of the Borrower, constituted as at the last day of the most recently ended fiscal quarter at least 85% of the consolidated total properties and assets of the Borrower and its Subsidiaries, provided that prior to the Rating Target Date the Guarantee Requirement shall not be met unless each Subsidiary that executes a Security Agreement also executes a Guarantee Agreement. For purposes of this definition, properties and assets shall be taken at their book value and all stock or other equity interests in Subsidiaries and other intercompany items shall be disregarded.

       "Haniel Receivables" means the Existing Haniel Debt listed on Part E of Schedule 6 hereto.

       "Haniel Transaction" means the acquisition by the Borrower of Haniel Corporation pursuant to the Stock Purchase Agreement and the related refinancing of certain outstanding debt of Haniel
Corporation and its subsidiaries and the Borrower and its Subsidiaries.

       "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

       "Intercompany Receivables" means, for purposes solely of this Agreement and not for purposes of any Security Documents, any
Receivable the obligor of which is the Borrower or a Subsidiary.

       "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three, six or, if the Managing Agent determines that deposits in such maturity are available in the London interbank market for such period, twelve months thereafter, as the
Borrower may elect in the applicable notice; provided that:

       (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such
Euro-Dollar
  Business Day falls in another calendar month, in which case such
  Interest Period shall end on the next preceding Euro-Dollar
  Business Day;

       (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

       (c) if any Interest Period includes a date on which a payment of principal of the Tranche A, Tranche B or Tranche C Loans is required to be made under Section 2.09(a) but does not end on such date, then (i) the principal amount (if any) of such
  Tranche A, Tranche B or Tranche C Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of such Tranche A, Tranche B or Tranche C Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90, 180 or, if the Managing Agent determines that certificates of deposit in such maturity are available in accordance with the definition of CD Base Rate for such period, 360 days thereafter, as the Borrower may elect in the applicable notice; provided that:

       (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

       (b) if any Interest Period includes a date on which a payment of principal of the Tranche A, Tranche B or Tranche C Loans is required to be made under Section 2.09(a) but does not end on such date, then (i) the principal amount (if any) of such
  Tranche A, Tranche B or Tranche C CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of such Tranche A, Tranche B or Tranche C CD Loan shall have an Interest Period determined as set forth above.

       "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended, or any successor statute.

       "Inventory" has the meaning set forth in the Security
Agreements.

       "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise, provided that accounts receivable arising in the ordinary course of business do not constitute an Investment.

       "Issuing Bank" means NationsBank of Texas, N.A., or
Societe
Generale, Southwest Agency, as issuer of a Letter of Credit.

       "Letter of Credit" means a letter of credit to be issued hereunder by an Issuing Bank.

       "Letter of Credit Commitment" means the lesser of (x)
$160,000,000 and (y) the aggregate Tranche A Commitments.

       "Letter of Credit Liabilities" means, for any Bank and at any time, the sum of (x) the amounts then owing to such Bank (including in its capacity as an Issuing Bank) under Section 2.16 to reimburse it in respect of amounts drawn under Letters of Credit and (y) such Bank's ratable participation in the aggregate amount then available for drawing under all Letters of Credit, calculated in accordance with Section 2.16.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

       "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both; provided that if any Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term
"Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

       "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

       "Managing Agent" means Morgan Guaranty Trust Company of
New
York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

       "Material Derivatives Obligations" means payment obligations in respect of Derivatives Obligations of the Borrower or any Material Subsidiary, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

       "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $35,000,000.

       "Material Subsidiary" means at any time a Subsidiary that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

       "Moody's" means Moody's Investors Service, a Delaware corporation, and its successors or, absent any successor, such nationally recognized statistical rating organization as the Borrower and the Managing Agent may select.

       "Multiemployer Plan" means at any time an emplo-yee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

       "Net Earnings Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income for such period,
(ii)
income taxes and interest charges on Consolidated Debt deducted in determining Consolidated Net Income for such period and (iii) Net Rental Expense From Operating Leases for such period.

       "Net Proceeds" means the gross consideration received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Asset Sale, Debt Financing or Equity Issuance, minus (i) any expenses (including, in the case of any Debt Financing or Equity Issuance, any underwriting discount) reasonably incurred by the Borrower or any Subsidiary (and not payable to an Affiliate or a Subsidiary of the Borrower) in connection with such Asset Sale, Debt Financing or Equity Issuance and (ii) in the case of any Asset
Sale, (A) estimated income taxes to be paid by the Borrower or any
Subsidiary in connection with such Asset Sale (calculated on the basis of the highest applicable corporate tax rate regardless of the Borrower's then current tax position), (B) any cash escrowed or retained by the Person who is the acquiror in such Asset Sale on account of holdbacks or contingencies, but only until such cash or any portion thereof is received by the Borrower or any Subsidiary (at which time such cash shall constitute Net Proceeds), (C) any amount expended by the Borrower or any Subsidiary in contemplation of such Asset Sale to refurbish or otherwise improve the property subject thereto and (D) all Debt paid by the Borrower or any Subsidiary in connection therewith.

       "Net Rental Expense From Operating Leases" means for any period, the net rental expenses of the Borrower and its Consolidated Subsidiaries for such period under all operating leases that have initial non-cancelable lease terms exceeding one year.

       "Notes" means promissory notes of the Borrower, substantially in the form of Exhibits A-1, A-2, A-3 and A-4 hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

       "Notice of Borrowing" has the meaning set forth in Section
2.02.

       "Notice of Interest Rate Election" has the meaning set forth in Section 2.06(a).

       "Notice of Issuance" has the meaning set forth in Section
2.16.

       "Notice of Termination" means a notice delivered by the Borrower pursuant to Section 2.11(a)

       "Operative Agreements" means this Agreement, the Notes, the
Guarantee Agreements, the Pledge Agreements and the Security
Agreements.

       "Parent" means, with respect to any Bank, any Person controlling such Bank.

       "Participant" has the meaning set forth in Section
9.05(b).

       "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

       "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the
Borrower or any of any its Subsidiaries of Financing Receivables or, after the Rating Target Date, other receivables to any other Person, provided that after giving effect to such transaction the sum of (i) the aggregate uncollected balances of Financing Receivables and, after the Rating Target Date, other receivables so transferred ("Transferred Receivables") plus (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $600,000,000.

       "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person that was at such time a member of the ERISA Group for employees of any Person that was at such time a member of the ERISA
Group.

       "Pledge Agreements" means Pledge Agreements made on the Effective Date by the Borrower and each Subsidiary that, directly or indirectly, owns any capital stock of an initial Guaranteeing Subsidiary listed on Schedule 7(b) hereto and thereafter by any other Subsidiary pursuant to Section 5.19 in favor of the Managing
Agent and the Banks in substantially the form of Exhibit G-1 or
G-2
hereto, as appropriate, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

       "Pledged" means, with respect to any Inventory or Receivables owned by the Borrower or a Collateral Subsidiary, that such Person has duly authorized, executed and delivered a Security
Agreement and all such actions (including the filing of Uniform Commercial Code financing statements) have been taken as the Required Banks may consider necessary or appropriate to ensure the validity, enforceability and binding effect of such Security Agreement and the validity, enforceability, perfection and priority
(to the extent required by such Security Agreement) of the Liens to be created thereon by such Security Agreement. The term "Pledge" has a corresponding meaning.

       "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

       "Quarterly Date" means the first Euro-Dollar Business Day of each January, April, July and October.

       "Rating Level" means, with respect to the Borrower at any time, the category established as follows:

       (a) Rating Level I means that a rating of the Borrower's senior unsecured long-term debt of A- or higher by S&P or A3 or higher by Moody's is currently in effect;

       (b) Rating Level II means that a rating of the Borrower's senior unsecured long-term debt of BBB+ by S&P or Baa1 by Moody's is currently in effect;

       (c) Rating Level III means that a rating of the Borrower's senior unsecured long-term debt of BBB by S&P or Baa2 by Moody's is currently in effect;

       (d) Rating Level IV means that a rating of the Borrower's senior unsecured long-term debt of BBB- by S&P or Baa3 by Moody's is currently in effect;

       (e) Rating Level V means that a rating of the Borrower's senior unsecured long-term debt of BB+ by S&P or Ba1 by Moody's is currently in effect;

       (f) Rating Level VI means that a rating of the Borrower's senior unsecured long-term debt of BB by S&P or Ba2 by Moody's is currently in effect; and

       (g) Rating Level VII means that (1) a rating of the Borrower's senior unsecured long-term debt below BB by S&P or below Ba2 by Moody's is currently in effect or (2), subject to the provisions of Section 1.03, neither S&P nor Moody's has any rating of such debt currently in effect.

       If on any day the conditions for two Rating Levels are met, then the applicable Rating Level for such day shall be the Rating
Level with the lower number.

       "Rating Target Date" means the first day after the first
Borrowing on which the Borrower's senior unsecured long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

       "Rating Test" means that at the time of determination the Borrower's senior unsecured long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

       "Receivables" has the meaning set forth in the Security
Agreements.

       "Reference Banks" means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

       "Regulation U" means Regulation U of the Board of
Governors
of the Federal Reserve System, as in effect from time to time.


       "Releasing Banks" means at any time Banks having more than 80% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 80% of the sum of (i) Notes evidencing the aggregate unpaid principal amount of the Loans and (ii) the aggregate Letter of Credit Liabilities.

       "Remaining Bank" has the meaning set forth in Section
2.11(a).

       "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the sum of (i) Notes evidencing the aggregate unpaid principal amount of the Loans and (ii) the aggregate Letter of Credit Liabilities.

       "Required Remaining Banks" means at any time the Required
Banks without taking into consideration the Commitment of, or any Loans or Letter of Credit Liabilities held by, any Terminating
Bank.

       "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or
(b) any option, warrant or other right to acquire shares of the Borrower's capital stock, provided that the repurchase by the Borrower of shares of its common stock contemplated by item 1 on
Schedule 11 shall not constitute a Restricted Payment.

       "Restricted Payments Cap" means $50,000,000 (as increased pursuant hereto in connection with any Equity Issuance occurring after the Effective Date and prior to the time of calculation) multiplied by one plus a fraction, the numerator of which is the Net Proceeds of any Equity Issuance occurring after the Effective Date and not previously taken into account for the purposes of calculating the Restricted Payments Cap and the denominator of which is Consolidated Net Worth as at the last day of the fiscal quarter most recently ended at the time of such Equity Issuance. For purposes of this definition, the Borrower shall treat all Equity Issuances during a fiscal quarter to any employee or director of a member of the ERISA Group (or to any trust established for their benefit) pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors of the Borrower or any Subsidiary as a single Equity Issuance occurring on the last day of such fiscal quarter.

       "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any successor, such nationally recognized statistical rating organization as the Borrower and Managing Agent may select.

       "Security Agreements" means Security Agreements made on the
Effective Date by the Borrower and each Collateral Subsidiary listed in Schedule 8 hereto and thereafter by any other Collateral
Subsidiary pursuant to Section 5.19 in favor of the Managing Agent and the Banks in substantially the form of Exhibit H-1 or H-2 hereto, as appropriate, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

       "Security Documents" means the Pledge Agreements and the Security Agreements.

       "Stock Purchase Agreement" means the Stock Purchase
Agreement dated as of July 15, 1994 between the Borrower and Franz
Haniel & Cie. GmbH.

       "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to another Person, by such Person).

       "Substituting Bank" has the meaning set forth in Section
2.11(b)(i).

       "Substitution" has the meaning set forth in Section
2.11(b)(ii).

       "Swingline Bank" means Morgan Guaranty Trust Company of
New
York, in its capacity as the Swingline Bank under Section
2.01(d),
and its successors in such capacity.

       "Swingline Commitment" means the obligation of the Swingline
Bank to make Swingline Loans to the Borrower not exceeding $25,000,000 (or such other amount not in excess of the Tranche A Commitment from time to time as the Borrower and the Swingline Bank may agree from time to time) in aggregate principal amount at any one time outstanding, as the amount of such obligation may be reduced from time to time pursuant to Section 2.01(d) or Section 2.08.

       "Swingline Loan" means a Tranche A Base Rate Loan made by the Swingline Bank pursuant to Section 2.01(d).

       "Swingline Maturity Date" means the earlier of (i) the Tranche A Termination Date and (ii) the date on which the Swingline
Commitment is terminated pursuant to Section 2.01(d) or Section
2.08.

       "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,
(ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, (v) short term tax exempt bonds rated at least AA by S&P or Aa2 by Moody's, or (vi) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially all of its assets in short term tax exempt bonds rated at least AA by S&P or Aa2 by Moody's, provided that in the case of clauses (i) through (v) above such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

       "Terminating Bank" means any Bank the Commitment of which is to be terminated as a result of a Notice of Termination given pursuant to Section 2.11(a).

       "Termination Date" means, with respect to any Terminating
Bank, the Borrower Designated Date.

       "Tranche A", "Tranche B" or "Tranche C" means, when used with respect to (i) a Bank's Commitment, the portion of such Bank's
Commitment identified with respect to such Tranche on Schedule 1 hereto, as such portion of the Commitment may be reduced pursuant to Section 2.08, 2.11 or 9.05(c), (ii) a Borrowing, a Borrowing made by the Borrower under such Tranche, as identified in the Notice of Borrowing with respect thereto, (iii) a Loan, a Loan made as part of a Borrowing under such Tranche, and (iv) a Note, a Note evidencing the obligation of the Borrower to pay Loans outstanding under such Tranche.

       "Tranche A Commitment Fee Rate" has the meaning set forth in Section 2.07(a).

       "Tranche C Prepayment Date" has the meaning set forth in
Section 2.09(a).

       "Tranche A Termination Date" means the fifth anniversary of the initial Borrowing hereunder, or such earlier date as may be designated by the Borrower pursuant to Section 2.08 (or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

       "Tranche B Termination Date" means the second anniversary of the initial Borrowing hereunder (or, if such day is not a Euro
Dollar Business Day, the next preceding Euro-Dollar Business
Day).

       "Tranche C Termination Date" means the sixth anniversary of the initial Borrowing hereunder (or, if such day is not a Euro-
Dollar Business Day, the next preceding Euro-Dollar Business
Day).

       "Transferee Bank" has the meaning set forth in Section
2.11(b)(i).

       "Transferred Receivables" has the meaning set forth in the definition of Permitted Receivables Financing.

       "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

       "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

       SECTION 1.02.  Accounting Terms and Determinations.
Unless
otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Managing Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Managing Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

       SECTION 1.03. Use of Ratings. For purposes of the definitions of Rating Level, Rating Target Date and Rating Test, the credit ratings to be utilized are the ratings assigned to unsecured obligations of the Borrower without third party credit support. If at any time the Borrower does not have outstanding any senior unsecured long-term debt but the Borrower has received from
S&P or Moody's an implied rating, using the same procedures and criteria that such rating agency would apply for purposes of making an actual rating of senior unsecured long-term public debt hypothetically issued by the Borrower, and has made effective arrangements whereby such implied rating will be subject to ongoing review and revision using the same procedures and criteria that such rating agency would apply in the case of an actual rating of such debt, then such implied rating or ratings as in effect from time to time shall be utilized for purposes of such definitions.


                                ARTICLE II

                                THE CREDITS

       SECTION 2.01.  Commitments to Lend.

       (a) Tranche A Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Loans to the Borrower pursuant to this subsection 2.01(a) from time to time prior to the Tranche A Termination Date in amounts such that the sum of the aggregate principal amount of Tranche A Loans by such Bank at any one time outstanding, such Bank's Letter of Credit Liabilities and such Bank's ratable share of Swingline Loans shall not exceed the amount of its Tranche A Commitment, provided that no Tranche A Borrowing may be made unless prior to or concurrently with such Tranche A Borrowing the Borrower has made Tranche B and Tranche C Borrowings in the full amount of the Tranche B and Tranche C Commitments. Each Tranche A Borrowing shall be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Tranche A Commitments) and shall be made from the several Banks ratably in proportion to their respective Tranche A Commitments. Within the foregoing limits, the
Borrower may borrow under this subsection 2.01(a), repay or, to the extent permitted by Section 2.10, prepay Tranche A Loans and reborrow at any time under this subsection 2.01(a).

       (b) Tranche B Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche B Loans to the Borrower from time to time during the Availability Period in amounts not exceeding in the aggregate the amount of its
Tranche B Commitment, such Borrowings to be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Tranche B Commitments) and to be made from the several Banks ratably in proportion to their respective Tranche B Commitments. The Tranche B Commitments are not revolving in nature, and amounts prepaid prior to the Tranche B Termination Date may not be reborrowed, provided that amounts prepaid pursuant to
Section 2.01(e) may be reborrowed as provided therein.  The
Tranche
B Commitments shall terminate on the last day of the Availability
Period.

       (c) Tranche C Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche C Loans to the Borrower from time to time during the Availability Period, in amounts not exceeding in the aggregate the amount of its
Tranche C Commitment, such Borrowings to be in an aggregate principal amount of $15,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Tranche C Commitments) and to be made from the several Banks ratably in proportion to their respective Tranche C Commitments. The Tranche C Commitments are not revolving in nature, and amounts prepaid prior to the Tranche C Termination Date may not be reborrowed, provided that amounts prepaid pursuant to
Section 2.01(e) may be reborrowed as provided therein.  The
Tranche
C Commitments shall terminate on the last day of the Availability
Period.

       (d)  Swingline Facility.  (i)  Until the Swingline
Maturity
Date, the Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Base Rate Loans to the Borrower, solely for purposes of reimbursing the Issuing Bank for draws on a Letter of Credit pursuant to Section 2.16(c), in an aggregate principal amount at any one time outstanding not exceeding its Swingline Commitment. Notwithstanding the foregoing, to the extent that the aggregate Swingline Loans made under this subsection (d), when added to the aggregate outstanding principal amount of Tranche A Loans outstanding hereunder and the aggregate Letter of Credit Liabilities, would exceed the aggregate amount of the Tranche A Commitments, such excess shall not be available for borrowing under this subsection (d). Each borrowing under this subsection (d) shall be in a principal amount of at least $5,000,000 (except that any such borrowing may be in the amount of the unused Swingline Commitment). Within the foregoing limits, the
Borrower may borrow under this subsection (d), repay Swingline Loans and reborrow at any time prior to the Swingline Maturity Date under this subsection (d).

      (ii) If the Borrower wishes to borrow from the Swingline Bank pursuant to subsection (d)(i) of this Section, the Borrower shall give the Swingline Bank irrevocable notice before Noon (New York City time) on the date of such borrowing, specifying the borrowing date and the principal amount to be borrowed and stating as set forth in the final paragraph of Exhibit E. Unless the Swingline Bank determines that any applicable condition specified in Section 3.01 has not been satisfied, the Swingline Bank shall deposit the specified amount in the Borrower's account (number 02138228) at the Managing Agent's address specified in or pursuant to Section 9.01 by 2:30 P.M. (New York City time) on the specified borrowing date. The Swingline Bank shall notify each Bank of the making of any Swingline Loan that remains outstanding for more than three Domestic Business Days.

     (iii) Interest on the Swingline Loans shall be due and payable on the last Euro-Dollar Business Day of each month and on the Swingline Maturity Date.

      (iv) The Borrower, upon notice to the Swingline Bank not later than Noon (New York City time) on the date of such prepayment, may prepay the Swingline Loans in whole at any time or from time to time in part in amounts aggregating at least $5,000,000 and, in any event, shall prepay each Swingline Loan in whole no later than the third Domestic Business Day after such Swingline Loan was made, in each case by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

       (v) The Swingline Bank may terminate the Swingline Commitment at any time by giving at least three Domestic Business Days' notice to the Managing Agent and the Borrower. On such date of termination the Borrower shall repay the principal amount of all outstanding Swingline Loans, together with accrued interest thereon.

      (vi) Each Bank having a Tranche A Commitment severally agrees to pay to the Swingline Bank forthwith upon demand to all of the Banks having a Tranche A Commitment an amount equal to such Bank's ratable share of each Swingline Loan outstanding at the time of such demand. The amount so paid shall constitute a Tranche A Base Rate Loan of such Bank for the purposes of this Agreement.

       (e) Certain Initial Borrowings. All Borrowings of each Tranche made on the Effective Date (the "Initial Borrowings") shall be Base Rate Borrowings. The Borrower shall on the Effective Date give a Notice of Borrowing with respect to a Euro-Dollar Borrowing of each Tranche (the "Interim Borrowings"), to be made on the third
Euro-Dollar Business Day after the Effective Date and in an amount at least equal to the principal amount of the Initial Borrowing of the same Tranche. Other than the Interim Borrowings, all Borrowings of each Tranche made after the Effective Date but before the General Syndication Date ("Additional Borrowings") shall be Base Rate Borrowings. Each Interim Borrowing shall, the provisions of the definition of Interest Period to the contrary notwithstanding, have an Interest Period ending on the fifth Euro-
Dollar Business Day after the Effective Date (the "General Syndication Date"), provided that the interest rate applicable to the Euro-Dollar Loans comprising each such Borrowing shall be determined with reference to a London Interbank Offered Rate for an assumed Interest Period of one week. The proceeds of the Interim Borrowings shall be applied to the extent necessary to prepay the Initial Borrowings and, to the extent of any excess, may be applied to prepay any Additional Borrowings, and the Borrower shall give a timely notice of such prepayment pursuant to Section 2.10. The Borrower shall timely give such further Notices of Borrowing with respect to a Borrowing of each Tranche, each to be made on the General Syndication Date such that the aggregate principal amount of Borrowings of such Tranche on the General Syndication Date at least equals the aggregate principal amount of the Interim Borrowing and any Additional Borrowings of the same Tranche outstanding on the General Syndication Date. The proceeds of such
Borrowings shall be applied to prepay the Interim Borrowings and any Additional Borrowings, and the Borrower shall give a timely notice of such prepayment pursuant to Section 2.10.

       SECTION 2.02. Notice of Borrowings. Except in the case of
Swingline Loans, the Borrower shall give the Managing Agent notice substantially in the form of Exhibit E (a "Notice of Borrowing") not later than Noon (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

       (a)  the date of such Borrowing, which shall be a Domestic
  Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
Borrowing,

       (b)  the aggregate amount of such Borrowing,

       (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or a Euro-Dollar Rate,

       (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

       (e)  whether such Borrowing is to consist of Tranche A
  Loans, Tranche B Loans or Tranche C Loans;

provided that if a Termination Date has been designated in accordance with Section 2.11, the Borrower may not request pursuant to any Notice of Borrowing any Fixed Rate Borrowing that would take place before such Termination Date and that would have an Interest
Period the last day of which would fall after such Termination
Date.

       SECTION 2.03.  Notice to Banks; Funding of Loans.

       (a) Upon receipt of a Notice of Borrowing, the Managing Agent shall promptly notify each Bank (and, if (i) the date of the
Borrowing contemplated in such Notice of Borrowing is a date on which any Substituting Bank is to become a Bank for purposes of this Agreement and (ii) the Managing Agent shall have received the amendments to this Agreement on or prior to the Delivery Date applicable thereto, the Substituting Bank) of the contents thereof and of such Bank's (and such Substituting Bank's) ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

       (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Managing Agent at its address specified in or pursuant to Section 9.01. Unless the Managing Agent determines that any applicable condition specified in Article III has not been satisfied, the Managing Agent will deposit the funds so received from the Banks in the Borrower's account (number 02138228) at the Managing Agent's aforesaid address.

       (c) Unless the Managing Agent shall have received notice from a Bank prior to the date of any Borrowing (except in the case of a Base Rate Borrowing, in which case prior to the time of such Borrowing) that such Bank will not make available to the Managing Agent such Bank's share of such Borrowing, the Managing Agent may assume that such Bank has made such share available to the Managing
Agent on the date of such Borrowing in accordance with subsection
(b) of this Section 2.03 and the Managing Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Managing Agent, such Bank and the Borrower severally agree to repay to the Managing Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until (but excluding) the date such amount is repaid to the Managing Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds
Rate and the interest rate applicable thereto pursuant to Section
2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Managing Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

       SECTION 2.04. Notes. (a) The Loans of each Bank (other than Swingline Loans) shall be evidenced by a single Tranche A Note, a single Tranche B Note and a single Tranche C Note, each payable to the order of such Bank for the account of its Applicable
Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Tranche A, Tranche B or Tranche C Loans, as applicable. The Swingline Loans shall be evidenced by a single Swingline Note in substantially the form of Exhibit A-4 hereto, payable to the order of the Swingline Bank for the account of its
Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of the Swingline Loans.

       (b) Each Bank may, by notice to the Borrower and the Managing Agent, request that its Base Rate Loans, CD Loans and Euro-Dollar Loans be evidenced by separate Notes in an amount equal to the aggregate unpaid principal amount of such Loans. Each such
Note shall be in substantially the form of Exhibit A-1, A-2 or
A-3
hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

       (c) Upon receipt of each Bank's Notes pursuant to Section 3.02(b), the Managing Agent shall mail such Notes to such Bank. Each Bank shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

       SECTION 2.05. Interest Rates. (a) Each Base Rate Loan of a Tranche shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day and the Base Rate Margin for Loans of such Tranche. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans of the same Tranche for such day.

       Subject to Subsection 2.05(g), the "Base Rate Margin" applicable to any Base Rate Loan for any day shall be the Base Rate
Margin set forth below opposite the relevant Rating Level in effect on such day or, if such day is in the Credit Watch Period, set forth with respect to the Credit Watch Period:

Rating Level          Base Rate Margin    Additional Margin

I through IV          0%                  0.1250%
  V                   0%                  0.1875%
  VI                  0.1875%             0.2500%
  VII                 0.3750%             0.3750%


During Credit Watch
  Period              0%                  0.2500%

provided that the Base Rate Margin for Tranche B and Tranche C
Loans shall be the margin otherwise determined as set forth in this paragraph plus the applicable Additional Margin set forth above.

       (b) Each CD Loan of a Tranche shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD
Margin for Loans of such Tranche plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the rate applicable to Base Rate Loans of the same Tranche for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin plus any Additional Margin plus any Further Margin referred to in Section 2.05(g) plus the Adjusted CD Rate applicable to the last Interest Period for such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans of the same Tranche for such day.

       Subject to Subsection 2.05(g), the "CD Margin" applicable to any CD Loan for any Interest Period shall be the margin set forth below opposite the relevant Rating Level in effect on the first day of such Interest Period or, if such first day is in the Credit Watch Period, set forth with respect to the Credit Watch
Period:

Rating Level               CD Margin      Additional Margin

   I                  0.3750%             0.1250%

  II                  0.4250%             0.1250%

  III                 0.5250%             0.1250%

  IV                  0.6875%             0.1250%

   V                  0.9375%             0.1875%

  VI                  1.3125%             0.2500%

  VII                 1.5000%             0.3750%

During Credit Watch
  Period              1.1250%             0.2500%

provided that the CD Margin for Tranche B and Tranche C Loans shall be the margin otherwise determined as set forth in this paragraph plus the applicable Additional Margin set forth above.

       The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                [ CDBR       ]*
       ACDR  =  [ ---------- ]  + AR
                [ 1.00 - DRP ]

       ACDR  =  Adjusted CD Rate
       CDBR  =  CD Base Rate
        DRP  =  Domestic Reserve Percentage
         AR  =  Assessment Rate

  __________
  * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%

       The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Managing Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00
A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

       "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in
New York City having a maturity comparable to the related
Interest
Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

       "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank
Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the
Assessment Rate.

       (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

       Subject to Subsection 2.05(g), the "Euro-Dollar Margin" applicable to any Euro-Dollar Loan for any Interest Period shall be the margin set forth below opposite the relevant Rating Level in effect on the first day of such Interest Period or, if such first day is in the Credit Watch Period, set forth with respect to the Credit Watch Period:

                      Euro-Dollar
Rating Level            Margin       Additional Margin

   I                  0.2500%             0.1250%

  II                  0.3000%             0.1250%

  III                 0.4000%             0.1250%

  IV                  0.5625%             0.1250%

   V                  0.8125%             0.1875%

  VI                  1.1875%             0.2500%

  VII                 1.3750%             0.3750%

  During Credit Watch
        Period        1.0000%             0.2500%

provided that the Euro-Dollar Margin for Tranche B and Tranche C
Loans shall be the margin otherwise determined as set forth in this paragraph plus the applicable Additional Margin set forth above.

       The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar
Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

       (d)  Any overdue principal of or interest on any
Euro-Dollar
Loan shall bear interest, payable on demand, for each day from
and
including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1%
plus the higher of (i) the sum of the Euro-Dollar Margin plus any Additional Margin plus any Further Margin referred to in Section 2.05(g) plus the London Interbank Offered Rate applicable to the last Interest Period for such Loan at the date such payment was due and (ii) the Euro-Dollar Margin plus any Additional Margin plus any
Further Margin referred to in Section 2.05(g) plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Managing Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans of the same Tranche for such day).

       (e) The Managing Agent shall determine each interest rate applicable to the Loans hereunder. The Managing Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any notice with respect to CD Loans or Euro-Dollar Loans shall, without the necessity of the Managing Agent so stating in such notice, be subject to the provisions of the definition of "CD Margin" and "Euro-Dollar Margin" providing for adjustments in the CD Margin or
Euro-Dollar Margin, as the case may be, applicable to such Loans after the beginning of the Interest Period applicable thereto, and when during an Interest Period any event occurs that causes an adjustment in the CD Margin or Euro-Dollar Margin applicable to Loans to which such Interest Period is applicable, the Managing Agent shall give prompt notice to the Borrower and the Banks of such event and the adjusted rate of interest so determined for such
Loans, and its determination thereof shall be conclusive in the absence of manifest error.

       (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Managing Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Managing Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

       (g)  The Base Rate Margin, the CD Margin and the Euro
Dollar
Margin otherwise applicable to any Tranche B Loan shall be increased for each day during the periods set forth below by the amount of the further margin set forth opposite such relevant period:

    Period                           Further Margin

From and including the date six
  months after the initial
  Tranche B Borrowing hereunder
  through and including the first
  anniversary of the Effective Date       0.125%

Thereafter                                0.250%


       SECTION 2.06. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article
VIII),
as follows:

       (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic
  Business Day or to Euro-Dollar Loans as of any Euro-Dollar
  Business Day;

       (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

       (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Managing Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as CD Loans for an additional Interest
Period, in which case such notice shall be delivered to the Managing Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of
Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group of Loans and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $15,000,000 or any larger multiple of $1,000,000.

       (b)  Each Notice of Interest Rate Election shall specify:

       (i) the Group of Loans (or portion thereof) to which such notice applies;

       (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

       (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

       (iv) if such Loans are to be continued as CD Loans or Euro-
  Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

       (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Managing Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Managing Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

       SECTION 2.07.  Fees.

       (a)  Commitment Fees. The Borrower shall pay to the
Managing
Agent for the account of the Banks:

       (i) ratably in proportion to their Tranche A Commitments a commitment fee for each day at a rate per annum equal to the Tranche A Commitment Fee Rate in effect from time to time. The "Tranche A Commitment Fee Rate" in effect on any day shall be the rate set forth below opposite the relevant Rating Level in effect on such day or, if such day is in the Credit Watch Period, set forth with respect to the Credit Watch Period:

       Rating Level       Commitment Fee Rate

            I                   0.0250%

           II                   0.0500%

          III                   0.0750%

       IV, V, VI or VII         0.1250%

      During Credit Watch
            Period              0.1250%


Such commitment fee shall accrue from and including the date hereof to but excluding the Tranche A Termination Date on the Tranche A Available Commitment in effect on each day during such period (or, with respect to a Terminating Bank, the Termination Date applicable to such Bank); provided that any commitment fee payable in respect of the Tranche A Commitment of a Bank that has become a party to this Agreement in connection with a Substitution pursuant to
Section 2.11(e) shall accrue from and including the date on which such Substitution shall become effective; and

       (ii) ratably in proportion to the aggregate of their Tranche
B and Tranche C Commitments a commitment fee for each day at a rate per annum equal 0.375%. Such commitment fee shall accrue from and including the date hereof to but excluding the last day of the Availability Period on the aggregate of the Tranche B and Tranche C Available Commitments in effect on each day during such period.

       (b) Facility Fee. The Borrower shall pay to the Managing Agent for the account of the Banks ratably in proportion to their Tranche A Commitments a facility fee for each day at a rate per annum equal to the Facility Fee Rate in effect from time to time. The "Facility Fee Rate" in effect on any day shall be the rate set forth below opposite the relevant Rating Level in effect on such day or, if such day is in the Credit Watch Period, set forth with respect to the Credit Watch Period:

       Rating Level       Facility Fee Rate

       I, II, III or IV        0.1250%

            V                  0.1875%

            VI                 0.2500%

            VII                0.3750%

     During Credit Watch
           Period              0.2500%

Such facility fee shall accrue (i) from and including the date hereof to but excluding the Tranche A Termination Date (or, with respect to a Terminating Bank, the Termination Date applicable to such Bank), on the aggregate amount of the Tranche A Commitments (whether used or unused) in effect on each day during such period and (ii) from and including the Tranche A Termination Date to but excluding the date all Tranche A Loans and Letter of Credit Liabilities shall be repaid in their entirety, on the aggregate amount of the Tranche A Loans and Letter of Credit Liabilities outstanding on each day during such period; provided that any facility fee payable in respect of the Tranche A Commitment of a Bank that has become a party to this Agreement in connection with a Substitution pursuant to Section 2.11(e) shall accrue from and including the date on which such Substitution shall become effective.

       (c) Letter of Credit Fees. The Borrower shall pay to the Managing Agent a letter of credit fee at a rate per annum equal to the Letter of Credit Fee Rate in effect from time to time on the aggregate amount available for drawing under any Letters of Credits issued from time to time, such fee to be payable for the account of the Banks ratably in proportion to their participation therein. The "Letter of Credit Fee Rate" in effect on any day shall be the rate set forth below opposite the relevant Rating Level in effect on such day or, if such day is in the Credit Watch Period, set forth with respect to the Credit Watch Period:

  Rating Level             Letter of Credit Fee Rate

       I                             0.2500%

      II                             0.3000%

     III                             0.4000%

      IV                             0.5625%

       V                             0.8125%

      VI                             1.1875%

     VII                             1.3750%

During Credit Watch
      Period                         1.0000%

Such fee shall be payable in arrears on each Quarterly Date for so long as any Letter of Credit is outstanding. The Borrower shall also pay to each Issuing Bank fronting fees and issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and such Issuing Bank.

       (d) Payments. Accrued fees under this Section in respect of Tranche A Loans and Letter of Credit Liabilities shall be payable quarterly in arrears on each Quarterly Date, on the Tranche
A Termination Date and, if later, the date the Loans and Letter of
Credit Liabilities shall be repaid in their entirety. Accrued fees under this Section in respect of Tranche B and Tranche C Loans shall be payable on each date during the Availability Period on which the Tranche B and Tranche C Loans are made and on the last day of the Availability Period.

       SECTION 2.08.  Optional Termination or Reduction of
Tranche
A Commitments by the Borrower. The Borrower may, upon at least three Domestic Business Days' notice to the Managing Agent,
(i) terminate the Tranche A Commitments at any time, if no Loans or
Letter of Credit Liabilities are outstanding at such time, or
(ii)
ratably reduce from time to time by an aggregate amount of $10,000,000 or any greater multiple of $1,000,000, the aggregate amount of the Tranche A Commitments in excess of the aggregate outstanding principal amount of the Tranche A Loans and Letter of Credit Liabilities. If the Tranche A Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

       SECTION 2.09.  Maturity of Loans; Mandatory Prepayments.
(a)  The Tranche A Loans shall mature on the Tranche A
Termination
Date, and any Tranche A Loans or Letter of Credit Liabilities then outstanding (together with accrued interest thereon and Letter of Credit fees in respect thereof) shall be due and payable on such date. The Tranche B Loans shall mature on the Tranche B Termination Date, and any Tranche B Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. On each of the dates set forth below (each, a "Tranche C Prepayment Date"), the Tranche C Loans shall be repaid in the aggregate principal amount set forth opposite such date, and the Tranche C Loans of each Bank shall be ratably repaid:

       Date                Amount

  March 31, 1995           $12,500,000
  June 30, 1995            $12,500,000
  September 30, 1995       $12,500,000
  December 31, 1995        $12,500,000
  March 31, 1996           $18,750,000
  June 30, 1996            $18,750,000
  September 30, 1996       $18,750,000
  December 31, 1996        $18,750,000
  March 31, 1997           $33,750,000
  June 30, 1997            $33,750,000
  September 30, 1997       $33,750,000
  December 31, 1997        $33,750,000
  March 31, 1998           $45,000,000
  June 30, 1998            $45,000,000
  September 30, 1998       $45,000,000
  December 31, 1998        $45,000,000
  March 31, 1999           $57,500,000
  June 30, 1999            $57,500,000
  September 30, 1999       $57,500,000
  December 31, 1999        $57,500,000
  March 31, 2000           $65,000,000
  June 30, 2000            $65,000,000

provided that if the Tranche C Loans are repaid on any date pursuant to subsection (b) of this Section or Section 2.10, then the amount of each repayment of the Tranche C Loans required on or after such date pursuant to this subsection (a) shall be reduced as provided in subsection (b)(iv) of this Section.

       The Tranche C Loans shall mature on the Tranche C
Termination Date, and any Tranche C Loans then outstanding
(together with accrued interest thereon) shall be due and payable on such date.

       (b) In addition to any other repayments of Loans set forth herein, the Tranche B and Tranche C Loans shall be further repaid as follows:

       (i) Within 14 days after receipt by the Borrower or any Collateral Subsidiary of the Net Proceeds of any Asset Sale consisting of cash or Temporary Cash Investments (and within 14 days after receipt of any cash or Temporary Cash Investments by the Borrower or any Collateral Subsidiary in respect of any Net Proceeds of any Asset Sale not previously consisting of cash or Temporary Cash Investments (whether by way of sale or other transfer or any payment, however characterized, on account thereof)), the Tranche B Loans shall be repaid in an amount equal to the lesser of such Net Proceeds (or such other receipts) and the aggregate amount of the Tranche B Loans outstanding at the time of such receipt. If at the time of such
  receipt the Rating Test is not satisfied and the amount of the Tranche B Loans outstanding is less than such Net Proceeds (or such other receipts), the Tranche C Loans shall be repaid in an amount equal to 50% of the remaining Net Proceeds (or such other
  receipts) after their application in accordance with the preceding sentence. If at the time of such receipt the Rating Test is not satisfied and the Tranche B Loans have been repaid, the Tranche C Loans shall be repaid in an amount equal to 50%
of
  such Net Proceeds (or such other receipts). Notwithstanding the foregoing provisions of this clause (i): (A) no repayment of Loans shall take place until the Net Proceeds of Asset Sales consisting of cash or Temporary Cash Investments (or such other receipts) not previously applied exceed $7,500,000, at which time the unapplied amount shall be applied to the repayment of Loans as provided in this Subsection 2.09(b)(i) and (B) the Borrower or any Collateral Subsidiary shall not be considered to
  have received any such cash or Temporary Cash Investments to the extent it was required to deliver the same to the Collateral Agent under any Security Document in connection with a release of Collateral thereunder until such time, if ever, as such cash or Temporary Cash Investments are released (or upon the Borrower's request are available for release) by the Collateral Agent pursuant to the provisions of such Security Document.

       (ii) Within 7 days after receipt by the Borrower or any Collateral Subsidiary of the Net Proceeds of any Debt
Financing,
  the Tranche B Loans shall be repaid in an amount equal to the lesser of such Net Proceeds and the aggregate amount of the Tranche B Loans outstanding at the time of such receipt. If at the time of such receipt the Rating Test is not satisfied and the amount of the Tranche B Loans outstanding is less than such Net Proceeds the Tranche C Loans of the Banks shall be repaid in
  an amount equal to the remaining Net Proceeds after their application in accordance with the preceding sentence. If at the time of such receipt the Rating Test is not satisfied and the Tranche B Loans have been repaid, the Tranche C Loans shall be repaid in an amount equal to such Net Proceeds.

       (iii) Within 7 days after receipt by the Borrower or any Collateral Subsidiary of the Net Proceeds of any Equity
Issuance
  (other than any Equity Issuance (A) made in connection with an Acquisition or an Investment (except to the extent of any cash or Temporary Cash Investments received by the Borrower or any Collateral Subsidiary in connection therewith) or (B) any
Equity
  Issuance to any employee or director of a member of the ERISA Group (or to any trust established for their benefit) pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors of the Borrower or any Subsidiary), the Tranche B Loans shall be repaid in an amount equal to the lesser of such Net Proceeds and the amount of the Tranche B Loans outstanding at the time of such receipt. If at the time of such receipt the Rating Test is not satisfied and the amount of the Tranche B Loans is less than such Net
Proceeds
  the Tranche C Loans of the Banks shall be repaid in an amount equal to 75% of the remaining Net Proceeds after their application in accordance with the preceding sentence. If at the time of such receipt the Rating Test is not satisfied and the Tranche B Loans have been repaid, the Tranche C Loans shall be repaid in an amount equal to 75% of such Net Proceeds.

       (iv) Each repayment of the Loans of any Tranche pursuant to this Section 2.09(b) shall be applied to repay ratably the Loans of such Tranche of the several Banks. At least three Euro-Dollar Business Days before the date of each mandatory repayment pursuant to this subsection (b), the Borrower shall select which of the outstanding Borrowings of the applicable Tranche are to be repaid and shall notify the Managing Agent thereof. Upon receipt of such notice, the Managing Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such repayment, and such notice shall not thereafter be revocable by the Borrower. Each such repayment shall be applied to repay the Loans of the several Banks included in the Borrowings of the applicable Tranche so selected, in proportion to the respective outstanding principal amounts thereof. The Borrower shall use its best efforts to exercise its options with regard to the selection of Loans and Interest Periods so that to the extent possible, on any date on which a repayment is required pursuant to this subsection (b), the aggregate principal amount of Fixed Rate Loans with
Interest
  Periods ending on such date and Base Rate Loans is not less than the amount of such required repayment. Any repayment of Tranche
  C Loans pursuant to this Section 2.09(b) or Section 2.10 shall be applied to the amounts due on Tranche C Prepayment Dates as to 50% in inverse order of maturity, and as to the remaining 50%, pro rata to all remaining Tranche C Prepayment Dates.

       SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's (three Euro-Dollar Business Days in the case of any Fixed Rate Borrowing) notice to the Managing Agent, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any amounts payable pursuant to Section 2.13.
Each
such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

       (b) Upon receipt of a notice of prepayment pursuant to this
Section, the Managing Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the
Borrower.

       SECTION 2.11.  Optional Termination of Commitment on
Non-Pro
Rata Basis. (a) At any time the Borrower may, upon at least five
Euro-Dollar Business Days' notice to the Managing Agent, in its sole and absolute discretion elect to repay in whole the Loans of any Bank (a "Terminating Bank") by delivering a Notice of Termination to the Terminating Bank and the Managing Agent, specifying therein (i) the amount of the Terminating Bank's Commitments, Loans and Letter of Credit Liabilities of each Tranche
(any Tranche of which such Bank has a Commitment, a Loan or any Letter of Credit Liabilities being referred to herein as an "Affected Tranche") and (ii) the date on which the Terminating Bank's Loans shall be repaid and the Terminating Bank's Commitments and Letter of Credit Liabilities shall terminate (the "Borrower Designated Date"); provided that such Borrower Designated Date shall be a Euro-Dollar Business Day falling no earlier than the latest last day of any Interest Period then in effect. Upon receipt of such Notice of Termination, the Managing Agent shall promptly notify each other Bank that has a Commitment, a Loan or Letter of Credit Liabilities in any Affected Tranche (a "Remaining
Bank") of the contents thereof, and such Notice of Termination shall not thereafter be revocable by the Borrower.

       (b)(i) If the Borrower elects to exercise its rights under subsection (a) of this Section, the Borrower must concurrently send a notice to the Remaining Banks and the Managing Agent setting forth the details of (x) a bank that is not then a party
  to this Agreement (a "Substituting Bank") becoming a Bank for purposes of this Agreement, with Commitments, Loans and Letter of Credit Liabilities of each Affected Tranche in an amount equal to the Commitments, Loans and Letter of Credit
Liabilities
  of each Affected Tranche of the Terminating Bank, in the place and stead of the Terminating Bank (y) a bank that is at such time a party to this Agreement (a "Transferee Bank") accepting a transfer of the Commitments, Loan and Letter of Credit Lia-bilities of each Affected Tranche of the Terminating Bank, in the stead of the Terminating Bank or (z) an increase in the Commitments, Loans and Letter of Credit Liabilities of each Affected Tranche of each Remaining Bank in proportion to the respective Commitments, Loans and Letter of Credit Liabilities of each Affected Tranche of the Remaining Banks (the aggregate amount of all such increases in each Affected Tranche to be in an amount equal to the aggregate amount of the Terminating Bank's Commitments, Loans and Letter of Credit Liabilities of such Affected Tranche).

      (ii) In order to effect the substitution of parties contemplated in clause (x) of subsection (b)(i) of this Section (a "Substitution"), the Borrower shall, on or prior to the thirtieth Domestic Business Day immediately preceding the Termination Date applicable to the Terminating Bank, obtain the consent of the Required Remaining Banks, provided that the consent of the Required Remaining Banks shall not be required if, after giving effect to such Substitution, the aggregate Commitments, Loans and Letter of Credit Liabilities of each Tranche of all Banks that were Substituting Banks would not exceed 20% of the aggregate Commitments, Loans and Letter of Credit Liabilities of such Tranche of the Banks.

     (iii) In order to effect the transfer contemplated in clause
  (y) of subsection (b)(i) of this Section (a "Commitment Transfer"), the Borrower shall, on or prior to the thirtieth Domestic Business Day immediately preceding the Termination
Date
  applicable to the Terminating Bank, obtain the consent of the Required Remaining Banks, provided that the consent of the Required Remaining Banks shall not be required if, after giving effect to such Commitment Transfer, the aggregate Commitments, Loans and Letter of Credit Liabilities of each Tranche of all Banks that were Transferee Banks would not exceed 10% of the aggregate Commitments, Loans and Letter of Credit Liabilities
of
  such Tranche of the Banks.

     (iv) In order to effect the increase in the Commitments, Loans and Letter of Credit Liabilities of the Remaining Banks contemplated in clause (z) of subsection (b)(i) of this Section (a "Commitment Increase"), the Borrower shall, on or prior to the sixth Euro-Dollar Business Day immediately preceding the Termination Date applicable to the Terminating Bank, obtain the consent of all the Remaining Banks.

      (v)  If the Borrower obtains the consent of the Remaining
  Banks, if any, required pursuant to subsection (b)(ii),
(b)(iii)
  or (b)(iv) of this Section, the Borrower shall promptly notify the Banks and the Managing Agent thereof.

       (c) On the Termination Date, and subject to the provisions of subsection (f) of this Section, any Commitments, Loans or Letter of Credit Liabilities of the Terminating Bank outstanding on such date (together with accrued interest thereon), accrued commitment fees on its Commitment and any other amounts then due such Bank shall be due and payable and, upon receipt of payment of such amounts, the Terminating Bank shall cease thereafter to be a Bank for purposes of this Agreement, provided that (i) the Terminating Bank shall remain liable pursuant to Section 7.06 with respect to any costs, expenses, claims, demands, actions, losses or liabilities that arose or accrued during or otherwise relate to the period prior to the Termination Date and (ii) the rights of the Terminating Bank pursuant to Section 9.03 shall survive the Termination Date.

       (d) If, in connection with the repayment of a Bank's Loans and termination of a Bank's Commitments and Letter of Credit Liabilities pursuant to subsection (a) of this Section, the Borrower shall have obtained the consent of the Remaining Banks to a Commitment Increase of the Affected Tranches in accordance with subsection (b)(iv) of this Section, such Commitment Increase shall, subject to subsection (f) of this Section, become effective without further act upon receipt by the Terminating Bank of all amounts due it pursuant to subsection (c) of this Section and on the Termination Date the Remaining Banks shall make Loans of each Affected Tranche, and assume Commitments and Letter of Credit Liabilities in respect of each Affected Tranche, in substitution for the Commitments, Loans and Letter of Credit Liabilities of the
Terminating Bank of such Tranche to be repaid or terminated on the
Termination Date, in an aggregate amount equal to the amount of such Commitments, Loan and Letter of Credit Liabilities, the Commitments, Loan and Letter of Credit Liabilities of each Remain-ing Bank to be in proportion to the respective Commitments, Loans and Letter of Credit Liabilities of the Affected Tranche of the Remaining Banks.

       (e)(i) If, in connection with the repayment of a Bank's Loans and termination of a Bank's Commitments and Letter of Credit Liabilities pursuant to subsection (a) of this Section, the Borrower shall have notified the Remaining Banks and the Managing Agent of a Substitution or a Commitment Transfer and, if required, shall have obtained the consent of the Required Remaining Banks thereto in accordance with subsection (b)(ii)
or
  (iii) of this Section, such Substitution or a commitment transfer shall, subject to subsection (f) of this Section, become effective on the Termination Date applicable to the Terminating Bank upon the fulfillment in the case of a Substitution of the conditions set forth in subsections (e)(ii) through (e)(v) below and in the case of a Commitment Transfer of
  the condition set forth in subsection (e)(v) below. If the Borrower shall have delivered a Notice of Borrowing involving an
  Affected Tranche in accordance with Section 2.02 with respect to a Borrowing to be made on such Termination Date, and the provisions of Section 2.04(a) shall have been complied with, the
  Substituting Bank, or the Transferee Bank, as the case may be, shall, in its capacity as a Bank for purposes of this
Agreement,
  make available its ratable share of such Borrowing in accordance with Section 2.04(b). If the Issuing Bank shall have made any demand pursuant to Section 2.16(c) involving an Affected
Tranche
  which is payable on such Termination Date, the Substituting Bank, or the Transferee Bank, as the case may be, shall, in its capacity as a Bank for all purposes of this Agreement, make available its ratable share of the Letter of Credit Drawing in accordance with Section 2.16(c).

      (ii) The Borrower, the Managing Agent and the Substituting Bank shall execute and deliver an appropriate instrument evidencing that, from and after the Termination Date applicable to the Terminating Bank, the Substituting Bank has become a
Bank
  for purposes of this Agreement. Such instrument (A) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were
  on the same instrument and (B) shall be executed and delivered to the Managing Agent by the other parties thereto no later than
  six Euro-Dollar Business Days prior to such Termination Date (the "Delivery Date"); provided that no such instrument shall become effective, and no Substitution contemplated thereby shall
  be consummated, if such instrument is executed and delivered at any time after the Delivery Date. The Managing Agent shall promptly notify the other parties to such instrument and the Remaining Banks as to whether or not it shall have received executed copies of such instrument on or prior to the Delivery Date.

     (iii) On or prior to the Termination Date, the Borrower shall deliver to the Managing Agent for the account of the Substituting Bank (A) a duly executed Note for each Affected Tranche, dated such date and complying with the provisions of
  Section 2.04 and (B) if requested by the Substituting Bank at least six Euro-Dollar Business Days before the Termination Date, an opinion of counsel for the Borrower, dated such date, covering the matters set forth in paragraphs 2 and 3 of Exhibit B-1 hereto with respect to the Note referred to in clause (A) above.

      (iv) On the Termination Date, the Borrower shall make a payment to the Managing Agent for the account of the
Terminating
  Bank of all amounts due to such Terminating Bank in accordance with subsection (c) of this Section, and the Managing Agent shall promptly distribute to such Terminating Bank the amount of
  such payment.

       (v) On the Termination Date, the Substituting Bank or the Transferee Bank, as the case may be, shall make a Loan of each Affected Tranche, and assume Commitments and Letter of Credit Liabilities in respect of each Affected Tranche in substitution for the Commitments, Loans and Letter of Credit Liabilities of the Terminating Bank of such Tranche to be repaid on the Termination Date, in an amount equal to the amount of such Commitments, Loans and Letter of Credit Liabilities of the Terminating Bank.

       (f) Any provision of this Section to the contrary notwithstanding, if on any Termination Date any Default shall have occurred and be continuing or the representation and warranty set forth in Section 4.04(c) shall not be true and correct on such date as if made on such date or the substitute Loans and assumption of Commitments and Letter of Credit Liabilities to be made on such Termination Date as provided in subsection (d) or (e)(v) are not made, (i) neither the Loans of the Terminating Bank nor any other amount payable to such Bank under this Agreement shall be due and payable on such date solely on account of the provisions of subsection (c) of this Section, (ii) the Commitment and Letter of Credit Liabilities of the Terminating Bank shall not terminate and
(iii) no Substitution, Commitment Transfer or Commitment Increase shall become effective pursuant to subsection (d) or (e) of this Section. On any Termination Date the Borrower shall deliver to the
Managing Agent a certificate of the President or any Vice President of the Borrower stating that (i) no Default has occurred and is continuing on such date and (ii) the representation and warranty set forth in Section 4.04(c) is true and correct on such date as if made on such date.

       SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees payable hereunder, not later than 11:00 A.M.
(New York City time) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in New York City, to the Managing Agent at its address referred to in Section 9.01. The Managing Agent will promptly distribute to each Bank its ratable share of each such payment received by the Managing Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day that is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       (b) Unless the Managing Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Managing Agent may assume that the Borrower has made such payment in full to the Managing Agent on such date and the Managing
Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Managing Agent forthwith on demand such amount distributed to such
Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Managing Agent, at the Federal Funds Rate.

       SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise; any conversion of a Fixed Rate Loan to a Base Rate Loan pursuant to Section 8.04 shall be treated as a payment of such Fixed Rate Loan on the date of conversion for purposes of this Section 2.13) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.03(a), or if the Borrower fails to prepay any Fixed Rate Borrowing after giving notice of prepayment in accordance with Section 2.10(a), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate setting forth in reasonable detail the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

       SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate and fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or period fixed pursuant to Section 2.05(d) from and including the first day thereof but excluding the last day thereof.

       SECTION 2.15. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum equal to the excess of (i) (A) the applicable London Interbank Offered Rate
(or other base rate determined pursuant to Section 2.06(d)) divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause (i)(A). Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Managing Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each related Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower and the Managing Agent at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

       SECTION 2.16. Letters of Credit. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit hereunder from time to time before the 30th day before the Tranche A Termination Date upon the request of the Borrower (the "Letters of Credit"); provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Tranche A Loans and Swingline Loans does not exceed the aggregate amount of the Tranche
A Commitments. Upon the date of issuance by an Issuing Bank of a Letter of Credit, such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Tranche A Commitment bears to the aggregate Tranche A Commitments.

       (b) The Borrower shall give an Issuing Bank notice at least
10 Domestic Business Days, or such shorter period as may be agreed to by an Issuing Bank in any particular instance, prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such
Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance").
Upon receipt of a Notice of Issuance, such Issuing Bank shall promptly notify the Managing Agent, and the Managing Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such Letter of Credit.
The
issuance by an Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to such Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such Issuing Bank shall have reasonably requested. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the relevant Issuing Bank, such Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than one year; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the relevant
Issuing Bank; provided further that no Letter of Credit shall have a term extending or be so extendible beyond the Tranche A Termination Date.

       (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall notify the Managing Agent and the Managing Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse each Issuing Bank for any amounts paid by such Issuing Bank upon any drawing under any Letter of Credit issued by it, without presentment, demand, protest or other formalities of any kind. All such amounts paid by an Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Tranche A Base Rate Loans for such day. In addition, each Bank will pay to the Managing Agent, for the account of each Issuing Bank, immediately upon such Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of such Issuing Bank's demand for such payment (or, if such demand is made after Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the rate applicable to Tranche A Base Rate Loans for such period. Each Issuing Bank will pay to the Managing Agent for the account of each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to such Issuing Bank in respect of such Letter of
Credit pursuant hereto.

  (d) The obligations of the Borrower and each Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (iii) the use which may be made of the Letter of Credit
       by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

           (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against
       a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including an Issuing Bank) or any other Person, whether in connection with this Agreement or any Letter of Credit or any document
       related hereto or thereto or any unrelated transaction;

            (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

           (vi) payment under a Letter of Credit against presentation to the relevant Issuing Bank of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that such Issuing Bank's determination that documents presented under such Letter of
       Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of such Issuing Bank; or

          (vii) any other act or omission to act or delay of any kind by any Bank (including any Issuing Bank), the
Managing
       Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

       (e) The Borrower hereby indemnifies and holds harmless each
Bank (including each Issuing Bank) and the Managing Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Managing Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the
Borrower may have against such defaulting Bank)), and none of the Banks (including any Issuing Bank) nor the Managing Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms,
(iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit,
(iv)
any consequences arising from causes beyond the control of any Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify an Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (y) such Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.


                                ARTICLE III

                  CONDITIONS TO BORROWINGS, ISSUANCES OF
                    LETTERS OF CREDIT AND EFFECTIVENESS

       SECTION 3.01. Conditions to All Borrowings and Issuances of Letters of Credit. The obligation of each Bank to make a Loan on the occasion of each Borrowing or of an Issuing Bank to issue a
Letter of Credit is subject to the satisfaction of the following conditions:

       (a) receipt by the Managing Agent of a Notice of Borrowing as required by Section 2.02 or by such Issuing Bank of a Notice of Issuance as required by Section 2.16;

       (b) the fact that, immediately before and after such Borrowing or Letter of Credit issuance, no Default shall have occurred and be continuing; and

       (c) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as
  of the date of such Borrowing or Letter of Credit issuance and the representations and warranties of the Borrower and the Subsidiaries party to any Operative Agreement contained in the other Operative Agreements (or, after the Rating Target Date, the Guarantee Agreements), taken as a whole, shall be true in all material respects on and as of the date of such Borrowing
or
  Letter of Credit issuance.

Each Borrowing and Letter of Credit issuance hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and
(c) of this Section.

       SECTION 3.02.  Conditions to Effectiveness.  This
Agreement
shall become effective and the initial Borrowings shall take place on the date (the "Effective Date") on which each of the following conditions shall have been satisfied (or waived in accordance with
Section 9.04):

       (a) receipt by the Managing Agent of (i) a counterpart of this Agreement from each of the parties hereto duly executed by such party or (ii), in the case of any Bank or Agent, confirmation from such Bank or Agent that a counterpart hereof has been duly executed by such Bank or Agent and sent to the Managing Agent;

       (b) receipt by the Managing Agent of duly executed Notes (other than a Swingline Note) for the account of each Bank and a duly executed Swingline Note for the account of the Swingline Bank, each dated on or before the Effective Date and complying with the provisions of Section 2.04;

       (c) receipt by the Managing Agent of an opinion of McAfee & Taft A Professional Corporation, special counsel for the Borrower, substantially in the form of Exhibit B-1 hereto and an
  opinion of General Counsel for the Borrower substantially in the form of Exhibit B-2 hereto, in each case covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

       (d)  receipt by the Managing Agent of an opinion of Davis
  Polk & Wardwell, special counsel for the Managing Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

       (e) receipt by the Managing Agent of a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President or the Treasurer of the Borrower to the effect that (i) each of the representations and warranties contained in the Operative Agreements is true and correct on and as of the date thereof, (ii) no Default has occurred and is continuing and (iii) the conditions set forth in
  clauses (f), (h), (i), (m) and (n) of this Section 3.02 have been satisfied;

       (f) the commitments under the $400 million Credit Agreement dated as of October 21, 1993, as amended, among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent, and the $200 million Credit Agreement dated as of May 13, 1994 among the Borrower, the banks
  parties thereto and Morgan Guaranty Trust Company of New York, as Agent (the "Existing Agreements"), shall have been terminated
  and the principal of and interest on all loans outstanding thereunder and all accrued fees thereunder shall have been paid in full;

       (g) receipt by the Managing Agent from the Borrower (to the extent not already paid by the Borrower) of (i) for the account of each Agent, the management and participation fees payable to such Agent as contemplated by the memorandum from J. P. Morgan Securities, Inc. ("JPMS") to prospective co-agents dated May 14, 1994 and the commitment and facility fees accrued to the date hereof and payable to such Agent as contemplated by the Summary of
Terms and Conditions included in the Confidential Report described in Section 4.13 and (ii) for its own account and the account of JPMS, the arrangement, management, participation and, insofar as accrued to the date hereof, commitment and facility fees payable to it and JPMS as contemplated by the Managing Agent's letter to the Borrower dated May 14, 1994;

       (h) the fact that the final structure and terms of the Haniel Transaction shall not differ in any material respect from
  those set forth in the Stock Purchase Agreement;

       (i) that all of the conditions to the effectiveness of the
  Haniel Transaction and the consummation of the transactions contemplated to occur in connection therewith (other than the payment of the consideration and the delivery of the stock certificates thereunder) set forth in the Stock Purchase Agreement shall have been satisfied (without any material waiver
  or material amendment thereof) and the Banks shall have received a copy of each agreement, certificate, opinion of counsel or other writing delivered in connection therewith or in satisfaction thereof (and each such certificate or opinion delivered by or on behalf of the Borrower shall, if requested by
  the Required Banks, be accompanied by a letter from the Person delivering such certificate or opinion authorizing reliance thereon by the Banks);

       (j) receipt by the Managing Agent from the Borrower and each other Person listed on Schedule 7(b) hereto of a fully executed original of each Pledge Agreement, together with certificates for all of the shares of capital stock of any Guaranteeing Subsidiary owned by such Person, all in the form and with such other documentation as is required by such Pledge Agreement;

       (k) receipt by the Managing Agent from the Borrower and each other Person listed on Schedule 8 hereto of a fully executed Security Agreement, together with the Uniform Commercial Code financing statements initially required to be filed thereunder, all completed, executed and otherwise ready for filing;

       (l) receipt by the Managing Agent from each Person listed on Schedule 7(a) hereto of a fully executed Guarantee
Agreement;

       (m) at least $95 million of the Existing Fleming Debt listed in item 2 of Part B of Schedule 5 shall have been repaid in full or arrangements for it being repaid in full on the Effective Date after the Borrower's receipt of the proceeds of the Borrowings on the Effective Date shall have been made;

       (n) all Existing Haniel Debt listed in items 1 and 2 of Part B of Schedule 6 shall have been repaid in full or arrangements for it being repaid in full on the Effective Date after the Borrower's receipt of the proceeds of the Borrowings on the Effective Date shall have been made;

       (o) receipt by the Managing Agent of evidence satisfactory to the Required Banks as to the matters specified in subsections
  (f), (m) and (n) above; and

       (p) receipt by the Managing Agent of all documents that the Managing Agent may reasonably request relating to the existence of the Borrower, any Material Subsidiary and any other
  Subsidiary executing an Operative Agreement, the corporate authority for and the validity of each Operative Agreement and the Notes, and any other matters relevant thereto, all in form and substance satisfactory to the Managing Agent.

As promptly as practicable after receipt by the Managing Agent of all the documents referred to in this Section, the Managing Agent shall notify each of the other parties hereto of the effectiveness of this Agreement. Each Bank that is a party to the Existing Agreements, by its execution hereof, waives with respect to any notice of termination of the commitments under the Existing Agreements given on the Effective Date the requirement set forth in
Section 2.09 of the Existing Agreements that the Borrower give the agent under the Existing Agreements three Domestic Business Days' notice thereof.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants that:

       SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Oklahoma, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any judgment, injunction, order or decree or any material agreement or other material instrument binding upon the Borrower (other than the provisions of any Existing Fleming Debt and any Existing Haniel Debt as to which
Schedule 5 or 6, as the case may be, states a specific period following the Effective Date within which it is to be repaid) or result in the creation or imposition of any Lien (other than those contemplated by the Security Documents) on any asset of the Borrower or any of its Subsidiaries.

       SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

       SECTION 4.04.  Financial Information.

       (a) The consolidated balance sheet of the Borrower and its
Consolidated Subsidiaries as of December 25, 1993 and the related consolidated statement of earnings and statement of cash flows for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such fiscal year.

       (b) The unaudited condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 16, 1994
and the related unaudited consolidated statement of earnings and condensed consolidated statement of cash flows for the 16 weeks then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended April 16, 1994 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph
(a) of this Section (except for the omission of certain information and substantially all footnote disclosure as permitted by Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended), the financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such 16-week period (subject to normal year-end adjustments).

       (c) Since December 25, 1993, there has been no material adverse change, actual or prospective, in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

       SECTION 4.05. Litigation. Subject to the last sentence of this Section and except as set forth in Schedule 3, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or that in any manner draws into question the validity of this Agreement or the Notes. The representations and warranties in this Section 4.05 shall, insofar as they apply to Haniel Corporation and its Subsidiaries and insofar as the Borrower makes or is deemed to make representations and warranties to that effect within 12 months after the Effective Date, be based on the best of the Borrower's Knowledge.

       SECTION 4.06. Compliance with ERISA. Subject to the last sentence of this Section and except as set forth in Schedule 4, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the
Internal Revenue Code with respect to each Plan. Subject to the last sentence of this Section and except as set forth in Schedule 4, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue
Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The representations and warranties in this Section 4.06 shall, insofar as they apply to Haniel Corporation and its Subsidiaries and insofar as the Borrower makes or is deemed to make representations and warranties to that effect within 12 months after the Effective Date, be based on the best of the Borrower's Knowledge.

       SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower reviews the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it evaluates associated liabilities and costs which it has identified
(including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses).
Subject to the following sentence, on the basis of this review, the
Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole. The conclusion in the previous sentence shall, insofar as it applies to Haniel Corporation and its Subsidiaries and insofar as the Borrower makes or is deemed to make a representation and warranty to that effect within 12 months after the Effective Date, be based on the best of the Borrower's Knowledge.

       SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Material Subsidiaries (other than Malone & Hyde Inc. and other than Haniel Corporation and any Material Subsidiaries owned by it) have been examined and closed through the fiscal year ended December 27, 1986. United States Federal income tax returns of Malone & Hyde Inc. have been examined and closed through the fiscal year ended December 25, 1977. United
States Federal income tax returns of Haniel Corporation and any Material Subsidiaries owned by it have been examined and closed through the fiscal year ended December 31, 1982. The Borrower and its Material Subsidiaries have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Material Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

       SECTION 4.09. Subsidiaries. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

       SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

       SECTION 4.11. No Conflicting Requirements. Subject to the last sentence of this Section, neither the Borrower nor any Subsidiary is in violation of, or in default under, any provision of applicable law, rule or regulation or of its charter or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its properties, which violation or default could reasonably be expected to have consequences that would materially and adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.
The
representations and warranties in this Section 4.11 shall, insofar as they apply to Haniel Corporation and its Subsidiaries and insofar as the Borrower makes or is deemed to make representations and warranties to that effect within 12 months after the Effective
Date, be based on the best of the Borrower's Knowledge.

       SECTION 4.12. Haniel Transaction. The execution, delivery and performance of the Stock Purchase Agreement and the consummation of the Haniel Transaction are within the Borrower's corporate powers and have been duly authorized by the Borrower's Board of Directors and do not require shareholder approval or any other corporate action, and (i) except for the filing of a Report on Form 8-K with the Securities and Exchange Commission, will require no action by or in respect of, or filing with, any governmental body, agency or official, (ii) will not contravene, or constitute a default under, any provision of applicable law, rule or regulation applicable to the Borrower or any Material Subsidiary or of the charter or by-laws of the Borrower or any Material Subsidiary or of any material agreement or instrument binding upon the Borrower or any Material Subsidiary, other than the provisions of any Existing Fleming Debt and any Existing Haniel Debt as to which Schedule 5 or 6, as the case may be, states a specific period following the Effective Date within which it is to be repaid,
(iii)
will not contravene any provision of any judgment, injunction, order or decree binding upon the Borrower or any Material Subsidiary and (iv) will not (except as contemplated by the Security Documents) result in the creation or imposition of any Lien on any material asset of the Borrower or any Material Subsidiary, except for any action or filing or any contravention of or default under or Lien arising under any law, rule, regulation, agreement, judgment, order, decree or other instrument not material to the business of the Borrower and its Consolidated Subsidiaries, taken as a whole, which contravention, default or Lien would not materially adversely affect the financial position, results of operations or business of the Borrower and its Consolidated Subsidiaries, taken as a whole.

       SECTION 4.13. Disclosure. Subject to the last sentence of this Section, the material furnished to the Managing Agent and the
Banks by the Borrower (including the Confidential Report dated as of May 13, 1994 distributed to the Agents as supplemented from time to time prior to the Effective Date) in connection with the negotiation, execution and delivery of this Agreement, taken as a whole, does not contain as of the date hereof, and did not contain at the time so furnished (provided that such time was prior to the completion of the General Syndication), any untrue statement of a material fact and does not as of the date hereof omit, and did not omit at the time so furnished, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any projections and appraisals provided by the Borrower to the Managing
Agent and the Banks in connection herewith were prepared in good faith on the basis of information and assumptions that the Borrower believed to be reasonable as of the date such material was provided, and the Borrower believes that such assumptions are reasonable as of the date hereof. The representations and warranties in this Section 4.13 shall, insofar as they apply to Haniel Corporation and its Subsidiaries, be based on the best of the Borrower's Knowledge.

       SECTION 4.14. Guarantee Requirement; Certain Collateral and
Other Matters. Schedule 7(a) hereto lists each Person that, on the
Effective Date (and after giving effect to the Haniel Transaction), will be an initial Guaranteeing Subsidiary. Schedule 7(b) hereto lists each Person that, on the Effective Date (and after giving effect to the Haniel Transaction), will be a Subsidiary that, directly or indirectly, owns any capital stock of an initial Guaranteeing Subsidiary. Schedule 8 hereto lists each Person that, on the Effective Date (and after giving effect to the Haniel Transaction), will be a Collateral Subsidiary that owns any Inventory or Receivables (other than only Excepted Inventory and Excepted Receivables or Intercompany Receivables), provided that if on the Effective Date (and after giving effect to the Haniel Transaction) there was a Collateral Subsidiary not listed on
Schedule 8 that owned Inventory or Receivables (other than only Excepted Inventory and Excepted Receivables or Intercompany Receivables), this representation and warranty shall nevertheless not be incorrect or misleading so long as, if each Collateral Subsidiary listed on Schedule 8 Pledged its Inventory and Receivables, the Collateral Requirement would be met. On the Effective Date (and after giving effect to the Haniel Transaction and the execution of Guarantee Agreements by the initial Guarantee-ing Subsidiaries), the Guarantee Requirement will be met. On the Effective Date (and after giving effect to the Haniel Transaction and the execution of Security Agreements by the Collateral Subsidiaries listed on Schedule 8 hereto and the completion of the initial filings contemplated thereby) the Collateral Requirement will be met. The Borrower and its Subsidiaries have no Debt Outstanding on the date hereof other than the Existing Fleming Debt. Haniel Corporation and its Subsidiaries have no Debt outstanding on the date hereof other than the Existing Haniel Debt.


                                 ARTICLE V

                                 COVENANTS

       The Borrower agrees that, so long as any Bank has any Commitment or Letter of Credit Liability hereunder or any amount payable hereunder or under any Note remains unpaid:

       SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

       (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

       (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal
  year of the Borrower, (i) a consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter setting forth in comparative form the figures for the previous fiscal year end, (ii) the related consolidated statement of earnings of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous
  fiscal year, and (iii) the related consolidated condensed state-
  ment of cash flows of the Borrower and its Consolidated Subsidiaries for the portion of the Borrower's fiscal year ended
  at the end of such quarter setting forth in comparative form the figures for the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (except for the omission of certain information and substantially all footnote disclosure as permitted by Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) and consistency by the chief financial officer or the chief accounting officer of the Borrower;

       (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether
  the Borrower was in compliance with the requirements of Sections
  5.07 to 5.11, inclusive and Sections 5.13, 5.14, 5.16, 5.17 and
  5.19 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

       (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants that reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

       (e) within five Domestic Business Days after the obtaining of the Borrower's Knowledge of any Default, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with
  respect thereto;

       (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

       (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any
  registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that the Borrower shall have filed with the Securities and Exchange Commission;

       (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event"
  (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of
  any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than
  for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
  (iv) applies for a waiver of the minimum funding standard under
  Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan (other than The Godfrey Company Subsidiaries Pension Plan under
  Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal
  from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition
  of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

       (i)  forthwith upon (i) any change in the rating
(including
  any implied rating) given by S&P or Moody's to the Borrower's senior long-term unsecured debt, (ii) the placement of any such debt on CreditWatch with negative implications by S&P or (iii) the announcement by Moody's that its rating of such debt is under review for possible downgrading, a certificate of the chief financial officer or the treasurer of the Borrower to such
  effect, together with a written statement or other writing from each such rating agency confirming the change in such rating, the placement of such debt on CreditWatch with negative implications or the fact that its rating of such debt is under review for possible downgrading; and

       (j) from time to time such additional information regarding the financial position or business of the Borrower as the Managing Agent, at the request of any Bank, may reasonably request.

       SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings or where the failure to do so would not materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidi-aries, considered as a whole, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

       SECTION 5.03.  Maintenance of Property; Insurance.  (a)
The
Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

       (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Managing Agent, information presented in reasonable detail as to the insurance so carried.

       SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause its Material
Subsidiaries to continue, to engage in business of the same general type as conducted by the Borrower and its Consolidated Subsidiaries taken as a whole, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 5.11, will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respec-tive rights, privileges and franchises necessary or desirable in the normal conduct of business.

       SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Consolidated Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so would not materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

       SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired, provided that this section shall not be construed to require the Borrower to waive or cause to be waived any attorney-client privilege applicable to information in the Borrower's or a Subsidiary's possession. Each Bank agrees to maintain in confidence any information conspicuously identified by the Borrower or any Subsidiary as trade secrets or proprietary information which such Bank may obtain as a result of the inspections, examinations and discussions undertaken pursuant to this section, provided that each Bank (i) may discuss any such information with any other Bank;
(ii) may furnish any such information to its attorneys and accountants; (iii) may furnish any such information to any agency, authority, commission or other regulatory body to whose jurisdiction it may be subject, to any shareholder, director or other person to whom it in good faith believes it owes a duty of disclosure under applicable law and to any other person if required by law; and (iv) shall not be prohibited from using, or seeking to admit as evidence, any such information in connection with any litigation to which such Bank is a party.

       SECTION 5.07. Leverage Ratio. At no time during any of the periods set forth below shall the ratio of Consolidated Debt to Consolidated Net Worth exceed the applicable ratio set forth below:

       Period                       Ratio

  Effective Date through
       December 30, 1995        2.45 to 1

  December 31, 1995 through
       December 30, 1996        2.25 to 1

  December 31, 1996 through
       December 30, 1997        2.15 to 1

  December 31, 1997 through
       December 30, 1998        2.05 to 1

  December 31, 1998 through
       December 30, 1999        1.95 to 1

  Thereafter                    1.80 to 1


       SECTION 5.08.  Minimum Consolidated Net Worth.
Consolidated
Net Worth at any time shall be not less than the sum of (i) $850,000,000, plus (ii) for each fiscal quarter of the Borrower, beginning with the fiscal quarter ending October 1, 1994, for which
Consolidated Net Income is a positive number, 50% of Consolidated Net Income for such fiscal quarter plus (iii) 50% of the Net Proceeds of any Equity Issuance occurring during the period from the Effective Date through the date of calculation.

       SECTION 5.09. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the ratio of Net Earnings Available for Fixed Charges to Consolidated Fixed Charges, in each case for the four fiscal quarters ending on such day, shall not be less than the applicable ratio set forth below:

            Period                          Ratio

       Effective Date through
            December 30, 1995             1.40 to 1

       December 31, 1995 through
            December 30, 1996             1.45 to 1

       December 31, 1996 through
            December 30, 1997             1.55 to 1

       December 31, 1997 through
            December 30, 1998             1.66 to 1

       December 31, 1998 through
            December 30, 1999             1.77 to 1

       Thereafter                         1.90 to 1

provided that Net Earnings Available for Fixed Charges for any period shall be calculated on a pro forma basis excluding any charge of up to $105,700,000 for the Borrower Special Charges.

       SECTION 5.10. Negative Pledge. Neither the Borrower nor any Collateral Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it
(including Inventory on consignment), except:

       (a)  Liens existing on July 19, 1994 and described in
  Schedule 2 hereto;

       (b) any Lien existing on any asset of any corporation at the time (if after the Effective Date) such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

       (c) any Lien on any asset securing Debt incurred or assumed (after the Effective Date) for the purpose of financing all or any part of the cost of acquiring or constructing such asset (other than, any time prior to the Rating Target Date, any
  Lien on Inventory), provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition
  or completion of construction thereof;

       (d) any Lien on any asset of any corporation existing at the time (if after the Effective Date) such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such
  event;

       (e) any Lien existing on any asset prior to the acquisition thereof (if after the Effective Date) by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

       (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased other than by an amount equal to any reasonable financing fees and is not secured by any additional assets;

       (g) Liens arising in the ordinary course of its business which (i) other than landlord's liens, do not secure Debt or Derivatives Obligations and (ii) either (x) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business or (y) are being contested in good faith by appropriate
  proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, provided that prior to the Rating Target Date Liens on Inventory (and Receivables arising therefrom and other proceeds thereof) in favor of any Person from whom the Borrower or any Subsidiary has acquired such Inventory shall not be considered to arise in the ordinary course of business except to the extent
  of Liens of such character on Inventory and related Receivables having a book value not exceeding $50,000,000 at any time outstanding;

       (h) any Lien on a Financing Receivable or other receivable that is transferred in a Permitted Receivables Financing;

       (i)  Liens in favor of the Borrower or another
Consolidated
  Subsidiary;

       (j)  Liens securing the Haniel Receivables;

       (k) Liens not otherwise permitted by the foregoing or following clauses of this Section securing Debt in an aggregate principal or face amount at any time outstanding not to exceed
  $25,000,000;

       (l) Liens securing Debt of the type described in subsections 5.13(a)(vi) and (vii);

       (m)  Liens contemplated by the Security Documents;

       (n) Liens on cash and cash equivalents securing
Derivatives
Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed
$25,000,000; and

       (o) Liens on Inventory (and any Receivables arising from such Inventory and proceeds thereof) in favor of General Electric Corporation or any of its Subsidiaries or in favor of L'eggs Products, A Division of Sara Lee Corporation, to secure amounts due from the Borrower or any Collateral Subsidiary in respect of goods sold on consignment.

       SECTION 5.11.  Mergers, Consolidations and Sales of
Assets.
The Borrower will not, and will not permit any Collateral
Subsidiary to, be a party to any merger or consolidation, provided that:

       (a) any Subsidiary may consolidate with or merge into the Borrower or another Subsidiary if in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

       (b) any other corporation may consolidate with or merge into the Borrower or any Subsidiary if (i) in any such merger
or
  consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation, (ii) in any such merger or consolidation involving a Subsidiary the corporation resulting from such merger or consolidation shall be a Subsidiary, and
  (iii) at the time of such merger or consolidation and after giving effect thereto no Default shall have occurred and be continuing;

       (c) the Borrower may engage in a reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code solely for the purpose of changing its place of organization; and

       (d) this paragraph shall not prohibit any merger or consolidation that would otherwise be permitted under the immediately following paragraph.

       Other than Permitted Receivables Financings, the Borrower will not, and will not permit any Collateral Subsidiary to, sell, lease, transfer or otherwise dispose of (by merger or otherwise to a Person who is not a Wholly-Owned Subsidiary) all or any part of its property if such transaction involves a substantial part of the property of the Borrower and its Subsidiaries. As used in this paragraph, a sale, lease, transfer or other disposition of the property of the Borrower or a Subsidiary shall be deemed to be a substantial part of such property if the amount of property proposed to be disposed of when added to the amount of all other property sold, leased, transferred or disposed of (other than in the ordinary course of business and other than as permitted by the next sentence) during any one fiscal year of the Borrower contributed more than 20% of Consolidated Net Income for any one of the immediately preceding three fiscal years of the Borrower. Notwithstanding any other provision of this paragraph, the Borrower or any Subsidiary may sell, lease, transfer or otherwise dispose of one or more warehouse facilities, provided that (i) such transactions do not in the aggregate involve all or substantially all of the property of the Borrower and its Subsidiaries and (ii) the Borrower or any Subsidiary retains the right to receive at least 85% of the revenue derived from such warehouse facilities, notwithstanding the sale thereof.

       Prior to the Rating Target Date, the Borrower will not, and will not permit any Collateral Subsidiary to, make any Asset Sale unless the portion of the Net Proceeds thereof consisting of cash,
Temporary Cash Investments and instruments at least equals the portion of the Net Proceeds thereof allocable to any Collateral (as defined in the Security Documents) that is to be released from the
Lien of the Security Documents in connection therewith.

       SECTION 5.12.  Use of Any and All Proceeds.
The proceeds of the Loans made under this Agreement will be used by the Borrower for the Haniel Transaction, including transaction expenses incurred by the Borrower and its Subsidiaries in connection therewith, and for general corporate purposes; provided that no more than $1,200,000,000 (subject to any adjustments for working capital fluctuations) of the Loans will be used by the Borrower for that portion of the Haniel Transaction consisting of the purchase of Haniel Corporation and the related refinancing of outstanding debt of Haniel Corporation and it Subsidiaries. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U. None of such proceeds will be used in violation of any applicable law or regulation.

       SECTION 5.13. Debt. (a) The Borrower will not, and will not permit any Collateral Subsidiary to, incur or at any time be liable with respect to any Debt except:

       (i) Debt outstanding under this Agreement, the Notes and the other Operative Agreements;

      (ii) Debt outstanding on the date hereof and listed in Parts A and C of Schedule 5 and Parts A and D of Schedule 6, including, except in the case of Debt listed in items 1 and 2 of
  Part A of Schedule 6, any extension, renewal or refunding thereof so long as (A) the principal amount outstanding is not increased other than by an amount equal to any reasonable financing fees and (B) such Debt does not mature and is not subject to mandatory repayment or repurchase at the option of the holders thereof or otherwise earlier or on more stringent terms than such Debt was so subject prior to such extension, renewal or refunding; provided that such Debt may so mature or be so subject to mandatory repayment or repurchase so long as neither the Borrower nor any Subsidiary has any obligation to repay, repurchase or otherwise retire such Debt at any time when
  any Loans, Letter of Credit Liabilities or Commitments are outstanding hereunder;

     (iii) Debt incurred by the Borrower after the date hereof that has a final maturity at least six months after the Tranche C Termination Date and no portion of which is subject to mandatory repayment or repurchase at the option of the holders thereof or otherwise prior to such time; provided that such
Debt
  may be so subject to mandatory repayment or repurchase so long as neither the Borrower nor any Subsidiary has any obligation to
  repay, repurchase or otherwise retire such Debt at any time when any Loans, Letter of Credit Liabilities or Commitments are outstanding hereunder;

      (iv) Debt of the Borrower to a Wholly-Owned Subsidiary or of a Consolidated Subsidiary to the Borrower or a Wholly-Owned Subsidiary or Debt of the Borrower to a Subsidiary that is not a Wholly-Owned Subsidiary that arises out of the Borrower's cash
  management activities in the ordinary course of business;

       (v) a Guaranteeing Subsidiary may Guarantee, on terms no more favorable to the beneficiary than the Guarantee
Agreements,
  Debt, the net proceeds of which are used solely to repay
Tranche
  B or Tranche C Loans, incurred pursuant to clause (iii) of this
  Section 5.13(a); provided that such Debt shall not be secured by the Security Documents or otherwise;

      (vi) obligations of the Borrower or any Subsidiary as lessee under capital leases, but only to the extent that the Borrower or such Subsidiary has entered into (and not terminated), or has a binding commitment for, subleases on terms
  which, to the Borrower, are at least as favorable, on a current basis, as the terms of the corresponding capital lease;

     (vii)  obligations of the Borrower or its Subsidiaries
(other
  than as covered by clause (vi) above) as lessee under capital leases under which the aggregate principal component of the annual rent payable does not exceed $5,000,000;

    (viii) Debt outstanding on the date hereof and listed in Part
  B of Schedule 5 or Parts B and C of Schedule 6, but only during the periods after the Effective Date specified therefor in such Schedules;

      (ix)  the Haniel Receivables;

       (x) Debt assumed by the Borrower or any Subsidiary in connection with an Acquisition (if after the Effective Date)
and
  not created in contemplation of such Acquisition; and

      (xi) Debt of any corporation outstanding at the time (if after the Effective Date) such corporation becomes a Consolidated Subsidiary and not created in contemplation of such
  event;

     (xii) Guarantees made by the Borrower or any Subsidiary constituting Investments made pursuant to Sections 5.17 (vi),
  (vii), (ix), (x) and (xi);

    (xiii) Debt of the Borrower incurred in order to extend, renew or refund the ESOP Loan, so long as (A) the principal amount outstanding is not increased other than by an amount equal to any reasonable financing fees and (B) such Debt does not mature and is not subject to mandatory repayment or repurchase at the option of the holders thereof or otherwise earlier or on more stringent terms than such Debt was so subject
  prior to such extension, renewal or refunding; provided that such Debt may so mature or be so subject to mandatory repayment or repurchase so long as neither the Borrower nor any
Subsidiary
  has any obligation to repay, repurchase or otherwise retire such
  Debt at any time when any Loans, Letter of Credit Liabilities or
  Commitments are outstanding hereunder;

     (xiv) Guarantees made by the Borrower or any Subsidiary in connection with a Permitted Receivables Financing to the extent in excess of any amount described in clause (c) of the proviso to the definition of Guarantee; and

      (xv) other Debt in an aggregate principal amount outstanding not to exceed $25,000,000, no more than $2,000,000 of which may have been incurred by a Subsidiary.

       (b) The Borrower will not, and will not permit any Collateral Subsidiary to, make any payment of the principal of, or repurchase, redeem, defease or otherwise retire, any Debt, except:

       (i) Debt outstanding under this Agreement, the Notes and the other Operative Agreements;

      (ii) Debt outstanding on the date hereof that is repaid on the Effective Date (or that is designated to be repaid within a specific period after the Effective Date on Schedule 5 or 6) with the proceeds of Loans made under this Agreement;

          (iii) Debt outstanding on the date hereof and listed as
  items 4 through 10 in Part A of Schedule 6;

     (iv) Existing Fleming Debt and Existing Haniel Debt, but only to the extent of any repayments, repurchases or redemptions
  which the Borrower or its Subsidiaries are obligated to make under the terms thereof as in effect on the date hereof;

      (v) Debt of the Borrower to a Consolidated Subsidiary or of
  a Consolidated Subsidiary to the Borrower or another
  Consolidated Subsidiary; and

     (vi)  Debt of the character described in clauses (iv), (vi),
  (vii), (ix), (x), (xi), (xii), (xiii), (xiv) and (xv) of
Section
  5.13(a); and

    (vii) in connection with the refunding of such Debt where such refunding is expressly permitted by Section 5.13(a).

       SECTION 5.14. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment except, so long as no Default has occurred and is continuing,
(i) prior to the Rating Target Date, cash dividends in an aggregate amount in any fiscal year of the Borrower not exceeding the Restricted Payments Cap, and (ii) after the Rating Target Date, cash dividends in an aggregate amount in any fiscal year of the Borrower not exceeding the higher of the Restricted Payments Cap and an amount equal to 33 1/3% of Consolidated Net Income for the four fiscal quarters most recently ended minus the amount of any cash dividends declared or made during the three fiscal quarters immediately preceding the quarter during which such cash dividend is declared or made. Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this
Section.

       SECTION 5.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided however, that the foregoing provisions of this Section shall not prohibit (a) the Borrower from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate,
(c)
the Borrower or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) the Borrower or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates and (e) the Borrower or any Subsidiary from making payments of reasonable compensation, fees and expenses to their respective directors and executive officers for services rendered to the board of directors of the Borrower or any Subsidiary or any committee of any thereof.

       SECTION 5.16. Capital Expenditures. The Borrower will not, and will cause each Collateral Subsidiary not to, make any Capital
Expenditures unless the aggregate Capital Expenditures of the Borrower and its Collateral Subsidiaries in the fiscal year of the
Borrower in which such Capital Expenditure is made will not exceed the amount set forth below for the year in which such Capital Expenditure is made, provided that this Section 5.16 shall not apply on and after the Rating Target Date:

       Period                     Amount

Effective Date through
  December 31, 1994                  155,000,000

January 1, 1995 through
  December 31, 1995                  155,000,000

January 1, 1996 through
  December 31, 1996                  160,000,000

January 1, 1997 through
  December 31, 1997                  165,000,000

January 1, 1998 through
  December 31,1998                   165,000,000

January 1, 1999 through
  December 31, 1999                  175,000,000

January 1, 2000 through
  December 31, 2000                  185,000,000

       SECTION 5.17.  Acquisitions and Investments.  Neither the
Borrower nor any Collateral Subsidiary will make any Acquisitions or Investments except:

       (i)  in connection with the Haniel Transaction;

      (ii)  Temporary Cash Investments;

     (iii)  Investments by the Borrower in any Wholly-Owned
  Subsidiary and Investments by any Wholly-Owned Subsidiary in the
  Borrower or in any other Wholly-Owned Subsidiary;

      (iv) any Acquisition or Investment, to the extent the consideration for which is an Equity Issuance;

       (v) the reclassification of any Investment originally made in the form of Debt as an Investment by way of capital contribution or share purchase or the reclassification of any Investment originally made by way of capital contribution or share purchase as an Investment in the form of Debt;

      (vi) Guarantees by the Borrower or any Subsidiary of the obligations of any Person other than the Borrower or any Subsidiary as lessee under capital leases, but only to the extent that either (A) such Person has entered into (and not terminated), or has a binding commitment for, subleases on terms
  which, to such Person, are at least as favorable, on a current basis, as the terms of the corresponding capital lease or (B) the aggregate principal component of annual rent payable under such capital leases (excluding any such capital leases permitted
  by subclause (A) of this clause (vi)) does not exceed
  $10,000,000;

     (vii)  a loan of the proceeds of Debt incurred pursuant to
  Section 5.13(a)(xiii) to the 1989 ESOP;

    (viii) accounts receivable converted to Investments, so long as such Investments either mature within one year or are in an outstanding aggregate unrecovered amount (excluding those maturing within one year) not exceeding $10,000,000 during 1994 and $20,000,000 in each year thereafter;

      (ix) Investments resulting from the transactions described on Schedule 11;

       (x)  in connection with the Haniel Receivables;

      (xi) Guarantees by a Guaranteeing Subsidiary of the character described in Section 5.13(a)(v); and

     (xii) other Acquisitions or Investments (other than Acquisitions and Investments covered by clauses (i) through
(xi)
  above) where the consideration for such Acquisition or Investment (when aggregated with the total consideration for all
  other Acquisitions and Investments made from the Effective Date through the applicable date of measurement (other than Acquisitions and Investments covered by clauses (i) through
(xi)
  above)) does not exceed the amount set forth below for the year in which such Acquisition or Investment is to be made:

            Period                             Amount

       Effective Date through
            December 31, 1994               $100,000,000

       January 1, 1995 through
            December 31, 1995               $150,000,000

       January 1, 1996 through
            December 31, 1996               $200,000,000

       January 1, 1997 through
            December 31, 1997               $250,000,000

       January 1, 1998 through
            December 31, 1998               $300,000,000

       January 1, 1999 through
            December 31, 1999               $350,000,000

       Thereafter                           $400,000,000

provided that as at any time of determination the amount set forth above for any year shall be increased by (A) the net proceeds received at any time after the Effective Date by the Borrower or any Subsidiary in respect of sales or other transfers of Financing
Receivables, less any non-contingent amount paid or payable by the
Borrower or any Subsidiary with respect to credit losses associated with, or other recourse to the Borrower or any Subsidiary with respect to, any such Financing Receivables, (B) the amount of cash or Temporary Cash Investments received by the Borrower or any Subsidiary representing the net proceeds of any loan repayment or return of capital in respect of an Investment previously made which was either permitted only by this subsection (xii) or would have been permitted only by this subsection (xii) if this Agreement had been in effect at the time such Investment was made and (C) the amount of any Guarantee previously issued which was either permitted only by this subsection (xii) or would have been permitted only by this subsection (xii) if this Agreement had been in effect at the time such Guarantee was issued, to the extent such
Guarantee is subsequently terminated without any payment having been made pursuant thereto.

       SECTION 5.18. Interest Rate Protection. At September 30, 1994 the Borrower shall have established ceiling rate or other interest rate protection with respect to the Loans in a manner and upon terms and conditions acceptable to the Required Banks, either with financial institutions acceptable to the Required Banks or with one or more Banks, subject to the following. The Borrower shall agree with the Required Banks on a projected principal amount of Tranche A and Tranche C Loans that will be outstanding on and after September 30, 1994. The required interest rate protection must be in respect of an amount equal to at least (a) 50% of the principal amount of such Loans projected to be outstanding from time to time minus (b) $150,000,000. The Borrower shall thereafter maintain such interest rate protection, provided that the amount thereof may be decreased from time to time if actual Borrowings and repayments would, on a pro forma basis applying the criterion set forth above, require a lesser amount and no such interest rate protection need be maintained after the Rating Target Date.

       SECTION 5.19. Guarantee Requirement; Other Collateral Matters. If at any date the Guarantee Requirement is not met, the
Borrower will promptly cause one or more Subsidiaries that are not then Guaranteeing Subsidiaries to execute and deliver a Guarantee Agreement so as to result in the Guarantee Requirement being met. If a Subsidiary executes a Guarantee Agreement after the Effective
Date but prior to the Rating Target Date, the Borrower will deliver the capital stock of such new Guaranteeing Subsidiary (or, as the case may be and if it has not already done so, the capital stock of any Subsidiary through which it indirectly owns the capital stock of such new Guaranteeing Subsidiary) in pledge under the Borrower's
Pledge Agreement and cause any Subsidiary directly or indirectly owning capital stock of such new Guaranteeing Subsidiary to execute, if it has not already done so, a Pledge Agreement with respect to all shares of capital stock constituting such direct or indirect ownership and cause all such actions (including the filing of Uniform Commercial Code financing statements) to be taken as the
Managing Agent may consider necessary or appropriate to ensure the validity, binding effect and enforceability of such Pledge Agreement and the validity, enforceability, perfection and priority of the Liens created thereby. After the Effective Date but prior to the Rating Target Date, the Borrower will not permit any Collateral Subsidiary to own any Inventory or Receivables (other than only Excepted Inventory and Excepted Receivables or only Intercompany Receivables) unless the Collateral Requirement will be met.

       SECTION 5.20.  Limitation on Payment Restrictions
Affecting
Subsidiaries. The Borrower will not, and will not permit any of its Collateral Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any Collateral Subsidiary to pay, directly or indirectly, to the Borrower any dividends or other distributions on such Collateral Subsidiary's capital stock.


                                ARTICLE VI

                                 DEFAULTS

          SECTION 6.01.  Events of Default.  If one or more of
the
following events ("Events of Default") shall have occurred and be continuing:

       (a) the Borrower shall fail to pay when due any principal of any Loan, shall fail to reimburse any drawing under any Letter of Credit when required hereunder, or shall fail to pay within five days of the due date thereof any interest on any Loan or any fee payable hereunder;

       (b) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.07 to 5.11, inclusive or Sections 5.13, 5.14, 5.16 or 5.17;

       (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Operative Agreement (other than those covered by clauses (a) and (b) above) for 30 days after written notice thereof has been given to the Borrower by the Managing Agent at the request of any Bank;

       (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement (other than such a document covered by the following portion of this clause (d)) shall prove to have been incorrect or misleading in any material respect when made (or deemed made) or the representations, warranties, certifications and statements made by the Borrower and the Subsidiaries party to any Operative Agreement in the other Operative Agreements and in the certificates, financial statements and other documents delivered pursuant to the other Operative Agreements, taken as a whole, shall prove to have been incorrect or misleading in any material respect when made (or deemed made);

       (e) the Borrower or any Material Subsidiary shall fail to make any payment in respect of any Debt having an aggregate principal or face amount outstanding amount at such time equal to or exceeding $5,000,000 (other than the Notes) when due or within any applicable grace period or the Borrower shall fail to make any payment in respect of any Material Derivatives Obligations when due or within any applicable grace period;

       (f) any event or condition shall occur that results in the acceleration of the maturity of any Debt of the Borrower or any Material Subsidiary having an aggregate principal or face amount outstanding at such time equal to or exceeding the greater of (i) $25,000,000 and (ii) 2% of Consolidated Net Worth as at the last day of the most recently ended fiscal quarter, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

       (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, recei-ver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

       (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

       (i) (1) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; (2) or notice of intent to terminate a Material Plan shall be filed under
Title IV of ERISA by any member of the ERISA Group, any plan admin-istrator or any combination of the foregoing; (3) or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; (4) or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (5) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA (a "4219
Default"), with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000 provided that, for purposes of this clause (5), the aggregate liability, if any, incurred in connection with the withdrawal or partial withdrawal of the Borrower or any Subsidiary from any one or more of the Multiemployer Plans set forth on Schedule 13 hereto shall be disregarded to the extent such aggregate liability does not exceed
$2,400,000 while the excess, if any, of such aggregate liability over $2,400,000 shall be regarded for such purposes; provided further that the immediately preceding proviso shall not, in the event of a 4219 Default, apply to any liability or payment obligation that could be accelerated by the applicable Multiemployer Plan(s) as a result of such 4219 Default;

       (j) a judgment or order for the payment of money in excess of $7,500,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied in an amount exceeding $7,500,000 and unstayed for a period of 60 days;

       (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than the 1989 ESOP shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

       (l) at any time prior to the Rating Target Date, the Liens created by the Security Documents shall for any reason not constitute valid and perfected Liens subject to no prior or equal
Lien other than Permitted Liens (as defined in the Security
Agreements), or the Borrower shall so assert in writing;

then, and in every such event, the Managing Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes and any Letter of Credit Liabilities (together with accrued interest and Letter of Credit Fees thereon) to be, and the Notes and any Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Managing Agent or the Banks, the Commitments shall thereupon terminate and the Notes and any Letter of Credit Liabilities (together with accrued interest and Letter of Credit Fees thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02.  Notice of Default.  The Managing Agent
shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

       SECTION 6.03. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Managing Agent upon the instruction of the Banks having more than 50% in aggregate amount of the Tranche A Commitments (or, if the Tranche A Commitments shall have been terminated, holding at least 50% of the Letter of Credit Liabilities), pay to the Managing Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Managing Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in clause (g) or (h) of Section
6.01 with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Managing Agent or the Banks.


                                ARTICLE VII

                     THE MANAGING AGENT AND THE AGENTS

          SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Managing Agent and the Agents to take such action as managing agent or agent, as the case may be, on its behalf and to exercise such powers under the Operative Agreements as are delegated to the Managing Agent or the
Agents, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Managing Agent, Agents and Affiliates. Morgan Guaranty Trust Company of New York and each other bank listed on as an Agent on the signature pages hereof shall have the same rights and powers under the Operative Agreements as any other
Bank and may exercise or refrain from exercising the same as though they were not the Managing Agent, or Agents, as the case may be, and Morgan Guaranty Trust Company of New York and such other banks and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if they were not the Managing Agent or Agents, as the case may be, hereunder.

          SECTION 7.03.  Action by Managing Agent and Agents.
The
obligations of the Managing Agent and the Agents under the Operative Agreements are only those expressly set forth herein and in the other Operative Agreements. Without limiting the generality of the foregoing, neither the Managing Agent nor the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. Consultation with Experts. The Managing Agent and the Agents may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken by them in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Managing Agent and Agents. Neither the Managing Agent, any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Managing Agent, any Agent nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Operative Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Managing Agent; or (iv) the validity, effectiveness or genuineness of any Operative Agreement or any other instrument or writing furnished in connection herewith. Neither the Managing Agent nor any Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by them to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Managing Agent, the Agents, their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the
Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with any Operative Agreement or any action taken or omitted by such indemnitees thereunder.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Managing Agent, any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Managing Agent, any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08.  Successor Managing Agent and Agents.
The
Managing Agent or any Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Managing Agent, the Required Banks shall have the right to appoint a successor Managing Agent. If no successor Managing Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Managing Agent gives notice of resignation, then the retiring Managing Agent may, on behalf of the Banks, appoint a successor Managing Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Managing Agent hereunder by a successor Managing Agent, such successor Managing Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Managing Agent, and the retiring Managing Agent shall be discharged from its duties and obligations hereunder. After any retiring Managing Agent's resignation hereunder as Managing Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Agent.

          SECTION 7.09.  Managing Agent's Fees.  The Borrower
shall
pay to the Managing Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Managing Agent.

       SECTION 7.10 Collateral Agent. Each Bank (i) irrevocably appoints and authorizes the Managing Agent, as Collateral Agent under the other Operative Agreements, to take such action as agent on its behalf and to exercise such powers under the other Operative
Agreements as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, and (ii) agrees to be bound by the provisions of each such
Agreement relating to the Collateral Agent.


                               ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

       (a) the Managing Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

       (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Managing Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Managing Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Managing Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Managing Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding
Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Managing Agent at least one Domestic Business Day before the date of (or, if at the time the Borrower receives such notice the day is the date of such Fixed Rate Borrowing, by 10:00 A.M. (New York City time) on the day of) any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

       SECTION 8.02. Illegality. If, on or after the date of this
Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Managing Agent, the Managing Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Managing Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Managing Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending
Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-
Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or
(b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

       SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

       (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

       (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against Letters of Credit issued or participated in by, assets of, deposits with
or
  for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other
  condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or of issuing or maintaining a Letter of Credit or its obligations with respect thereto as Issuing
Bank or a Bank participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Managing Agent), the Borrower shall pay to such Bank such additional amount or amounts, as determined by such Bank in good faith, as will compensate such Bank for such increased cost or reduction.

       (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 Domestic Business Days after demand by such Bank (with a copy to the Managing Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

       (c) Each Bank will promptly notify the Borrower and the Managing Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable
Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least four Euro-Dollar Business Days' prior notice to such Bank through the Managing Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

       (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

       (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate
  Loan), all payments of principal that would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

                                ARTICLE IX

                               MISCELLANEOUS

          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the
Borrower or the Managing Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Managing Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when receipt of such transmission is confirmed, either orally or in writing, by the party receiving such transmission, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Managing Agent and the Issuing Bank under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Managing Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Documentary Taxes;
Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Managing Agent, including fees and disbursements of special counsel for the Managing Agent, in connection with the preparation of this Agreement and the other Operative Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Managing Agent, any Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank to the maximum extent permitted by applicable law against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or any other Operative Document.

       (b) The Borrower agrees to indemnify the Managing Agent, each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, settlement costs and the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 9.04. Amendments and Waivers. Except as otherwise provided in Section 2.11, any provision of the Operative
Agreements may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Managing Agent or the Issuing Banks are affected thereby, by the Managing Agent or the Issuing Banks, as the case may be); provided that, except as otherwise provided in Section 2.11, no such amendment or waiver shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan, any amount to be reimbursed hereunder or interest thereon or any fees hereunder, (iii) except in the case of an amendment or waiver to
Section 2.09(b) or the related definitions, postpone the date fixed for any payment of principal of or interest on any Loan, any amount to be reimbursed hereunder or interest thereon or any fees hereunder or for any reduction or termination of any Commitment or
(iv) amend this Section 9.04 or Section 9.05(a) or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or of the Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement and provided further that except in the case of the termination of a Guarantee Agreement or any release of Collateral (as defined in the Security Documents) under any Security Document in connection with any Asset Sale permitted by this Agreement (which shall be subject to the applicable provisions of such Guarantee or Security Document but shall not require the consent of the Managing Agent or any Bank), no such amendment or waiver shall, unless signed by the Releasing Banks, terminate any Guarantee Agreement or, prior to the Rating Target Date, release any or all of the Collateral.

          SECTION 9.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") partici-pating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a
Participant, whether or not upon notice to the Borrower and the Managing Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the
Managing Agent shall continue to deal solely and directly with such
Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (ii) or
(iii) of Section 9.04 without the consent of the Participant.
The
Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Section 2.15 and Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or any part (equivalent, except where the Assignee is already a Bank, to an initial Commitment for each Tranche of not less than $15,000,000) of, its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank with (and subject to) the subscribed consent of the
Borrower, the Managing Agent and the Issuing Banks, which consents shall not be unreasonably withheld; provided that (i) if an Assignee is an affiliate of such transferor Bank, no such consent shall be required and (ii) any assignment made by a Bank party hereto on the date hereof in connection with the General Syndication to a bank or other institution listed on Schedule 10 shall not require any such consent. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Managing Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than pursuant to the General Syndication), the transferor Bank shall pay to the Managing Agent an administrative fee for processing such assignment in accordance with the Managing Agent's standard schedule for such charges in effect at the time of such assignment.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal
Reserve Bank.  No such assignment shall release the transferor
Bank
from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any
Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made pursuant to the General Syndication or with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) If any Reference Bank assigns all of its Notes to any unaffiliated institution, the Managing Agent shall, in consultation with the Borrower and with the consent of the Required
Banks, appoint another Bank to act as a Reference Bank hereunder.

          SECTION 9.06.  Collateral.  Each of the Banks
represents
to the Managing Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.07.  Governing Law; Submission to
Jurisdiction;
Waiver of Jury Trial. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW
YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED
BY
LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
LAYING
OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND
ANY
CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, THE MANAGING AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL
RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Operative Agreements and the documents referred to in clause (g) of Section 3.02 constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

       SECTION 9.09. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or receives payment in respect of its Letter of Credit Liabilities which in either case is greater than the proportion received by any other Bank in respect of the aggregate amount due with respect to any Note held by, or Letter of Credit Liabilities owing to, such other bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Notes held by, and Letter of Credit Liabilities owing to, the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         FLEMING COMPANIES, INC.


                         By /s/ Robert E. Stauth
                         Title: Chairman of the Board,
                                Chief Executive Officer
                                and President

                         P.O. Box 26647
                         6301 Waterford Boulevard
                         Oklahoma City, Oklahoma  73126
                         Telecopier:  405/840-7202


                      BANKS

                      MORGAN GUARANTY TRUST COMPANY
                        OF NEW YORK


                      By /s/ Michael C. Mauer
                         Title:  Vice President


                      BANK OF AMERICA NATIONAL TRUST
                        AND SAVINGS ASSOCIATION


                      By /s/ J. Stephen Mernick
                         Title: Senior Vice President


                      THE BANK OF NOVA SCOTIA


                      By /s/ A.S. Norsworthy
                         Title: Assistant Agent


                      CANADIAN IMPERIAL BANK OF COMMERCE


                      By /s/ J.D. Westland
                         Title: Authorized Signatory


                      CREDIT SUISSE


                      By /s/ Geoffrey M. Craig
                            Title: Member of Senior
                              Management


                      By /s/ Kristinn R. Kristinsson
                         Title: Associate


                      DEUTSCHE BANK AG NEW YORK BRANCH
                        AND/OR CAYMAN ISLANDS BRANCH


                      By /s/ Dr. Hans-Dieter Wettlaufer
                         Title: Vice President


                      By /s/ Jean M. Hannigan
                         Title: Assistant Vice President


                      THE FUJI BANK, LIMITED


                      By /s/ David Kelley
                         Title: Vice President and
                                Senior Manager


                      NATIONSBANK OF TEXAS, N.A.


                      By /s/ Bianca Hemmen
                         Title: Senior Vice President


                      SOCIETE GENERALE, SOUTHWEST AGENCY


                      By /s/ Richard Lewis
                         Title: Assistant Vice President


                      By /s/ Matthew C. Flanigan
                            Title: First Vice President and
                                   Manager


                      THE SUMITOMO BANK LTD.
                        HOUSTON AGENCY


                      By /s/ Tatsuo Ueda
                         Title: General Manager


                         THE SUMITOMO BANK OF CALIFORNIA


                      By /s/ Seishi Jiromaru
                         Title: Vice President
                                   Division Manager


                         TEXAS COMMERCE BANK
                           NATIONAL ASSOCIATION


                         By /s/ Robert W. Bishop
                          Title: Vice Chairman


                      THE TORONTO-DOMINION BANK


                      By /s/ F.B. Hawley
                         Title: Manager
                                Credit Association


                      UNION BANK OF SWITZERLAND,
                        HOUSTON AGENCY


                      By /s/ Alfred W. Imholz
                         Title: First Vice President


                      By /s/ Jan Buettgen
                         Title: Assistant Vice President


                      BANCA DI ROMA SpA


                      By /s/ O.W. Cheney Jr.
                         Title: Chief Manager


                      By /s/ Josefina M. Madrid
                         Title: Assistant Vice President


                      BANK IV OKLAHOMA, N.A.


                      By /s/ Paul Anderson
                         Title: Vice President


                      BANK OF HAWAII


                      By /s/ Joseph T. Donalson
                         Title: Vice President


                      THE BANK OF TOKYO, LTD.,
                        DALLAS AGENCY


                      By /s/ John M. Mearns
                         Title: Vice President


                      BANQUE FRANCAISE DU COMMERCE
                        EXTERIEUR


                      By /s/ Iain A. Whyte
                         Title: Assistant Vice President


                      By /s/ Mark A. Harrington
                         Title: Vice President and
                                Regional Manager


                      BANQUE NATIONALE DE PARIS


                      By /s/ Henry F. Setina
                         Title: Vice President


                      BANQUE PARIBAS


                      By /s/ Robert G. Shaw
                         Title: Vice President


                      By /s/ Pierre-Jean de Filippis
                         Title: General Manager


                      BARCLAYS BANK PLC


                      By /s/ David Vickrey
                         Title: Associate Director


                      BAYERISCHE VEREINSBANK AG,
                        LOS ANGELES AGENCY


                      By /s/ John Carlson
                         Title: Assistant Vice President


                      By /s/ Sylvia K. Cheng
                         Title: Assistant Vice President


                      BHF-BANK, NEW YORK BRANCH


                      By /s/ Paul Travers
                         Title:  Vice President


                      By /s/ David Fraenkel
                         Title:  Vice President


                      BOATMEN'S FIRST NATIONAL BANK
                        OF OKLAHOMA


                      By /s/ K. Randy Roper
                         Title: Senior Vice President


                      THE CHASE MANHATTAN BANK, N.A.


                      By /s/ Thomas T. Daniels
                         Title: Vice President


                      CITIBANK N.A.


                      By /s/ W. P. Stengel
                         Title: Vice President


                      COMMERZBANK AG, NEW YORK AND/OR
                        GRAND CAYMAN BRANCH


                      By /s/ J. Schmieding
                         Title: Assistant Vice President


                      By /s/ W. Niemeyer
                         Title: Vice President


                      CONTINENTAL BANK


                      By /s/ Mary Jo Hoch
                         Title: Vice President


                      COOPERATIEVE CENTRALE
                        RAIFFEISEN-BOERENLEENBANK B.A.,
                        "RABOBANK NEDERLAND",
                        NEW YORK BRANCH


                      By /s/ Ian Reece
                         Title: Vice President and
                                Manager


                      By /s/ J. Scott Taylor
                         Title: Vice President


                      CREDIT LYONNAIS NEW YORK BRANCH


                      By /s/ Robert Ivosevich
                         Title: Senior Vice President


                      DAI-ICHI KANGYO BANK, LTD.
                        NEW YORK BRANCH


                      By /s/ Seiji Imai
                         Title: Assistant Vice President


                      DAIWA BANK TRUST COMPANY


                      By /s/ Kenro Kojima
                         Title: Vice President


                      By /s/ Joel Limjap
                         Title: Vice President


                      DG BANK
                        DEUTSCHE GENOSSENSCHAFTSBANK


                      By /s/ Norah McCann
                         Title: Senior Vice President


                      By /s/ Karen A. Brinkman
                         Title: Vice President


                      DRESDNER BANK AG
                        NEW YORK BRANCH


                      By /s/ R. Matthew Scherer
                         Title: Vice President


                      By /s/ Charles H. Hill
                         Title: Vice President


                      FIRST HAWAIIAN BANK


                      By /s/ Robert M. Wheeler, III
                         Title: Vice President


                      FIRST INTERSTATE BANK OF CALIFORNIA


                      By /s/ William J. Baird
                         Title: Vice President


                      By /s/ Wendy V.C. Purcell
                         Title: Assistant Vice President


                      THE FIRST NATIONAL BANK OF CHICAGO


                      By /s/ Jeanette Ganousis
                         Title: Vice President


                      FIRST UNION NATIONAL BANK
                        OF NORTH CAROLINA


                      By /s/ A. Kimball Collins
                         Title: Assistant Vice President


                      FLEET BANK OF MASSACHUSETTS, N.A.


                      By /s/ Maryann S. Smith
                         Title:  Vice President


                      THE INDUSTRIAL BANK OF JAPAN, LTD.


                      By /s/ Robert W. Ramage, Jr.
                         Title: Senior Vice President


                      KREDIETBANK N.V.


                      By /s/ Robert Snauffer
                         Title: Vice President


                      By /s/ Diane Grimmig
                         Title: Vice President


                      LIBERTY BANK AND TRUST COMPANY
                        OF OKLAHOMA CITY, N.A.


                      By /s/ Laura Christofferson
                         Title: Vice President


                      LTCB TRUST COMPANY


                      By /s/ Noboru Kubota
                         Title: Senior Vice President


                      MANUFACTURERS AND TRADERS
                        TRUST COMPANY


                      By /s/ Geoffrey R. Fenn
                         Title: Vice President


                      THE MITSUBISHI BANK, LIMITED
                        HOUSTON AGENCY


                      By /s/ Shoji Honda
                         Title:  General Manager


                      THE MITSUBISHI TRUST AND BANKING
                        CORPORATION


                      By /s/ Masaaki Yamagishi
                         Title: Chief Manager


                      THE MITSUI TRUST AND BANKING
                        COMPANY, LIMITED


                      By /s/ Margaret Holloway
                         Title: Vice President


                      NATIONAL WESTMINSTER BANK Plc
                        NASSAU BRANCH


                      By /s/ David L. Smith
                         Title: Vice President


                      NATIONAL WESTMINSTER BANK Plc
                        NEW YORK BRANCH


                      By /s/ David L. Smith
                         Title: Vice President


                      NORWEST BANK MINNESOTA,
                        NATIONAL ASSOCIATION


                      By /s/ Perry G. Pelos
                         Title: Vice President



                      PNC BANK, NATIONAL ASSOCIATION


                      By /s/ Gregory T. Gaschler
                         Title: Vice President


                      THE SANWA BANK LIMITED,
                        DALLAS AGENCY


                      By /s/ Blake Wright
                         Title: Assistant Vice President


                      UNITED STATES NATIONAL BANK
                        OF OREGON


                      By /s/ Blake R. Howells
                         Title: Vice President


                      WACHOVIA BANK OF GEORGIA,
                        NATIONAL ASSOCIATION


                      By /s/ Terry L. Akins
                         Title: Senior Vice President


                      THE YASUDA TRUST AND BANKING
                        COMPANY, LTD.


                      By /s/ Rohn Laudenschlager
                         Title: Senior Vice President


                      AGENTS

                      BANK OF AMERICA NATIONAL TRUST
                        AND SAVINGS ASSOCIATION, as Agent


                      By /s/ Jody B. Schneider
                         Title: Vice President


                      THE BANK OF NOVA SCOTIA, as Agent


                      By /s/ A.S. Norsworthy
                         Title: Assistant Agent


                      CANADIAN IMPERIAL BANK OF COMMERCE,
                 as
Agent


                      By /s/ J.D. Westland
                         Title: Authorized Signatory


                      CREDIT SUISSE, as Agent


                      By /s/ William P. Murray
                         Title: Member of Senior
                                Management


                      By /s/ Kristinn R. Kristinsson
                         Title: Associate


                      DEUTSCHE BANK AG NEW YORK BRANCH
                        AND/OR CAYMAN ISLANDS BRANCH,
                        as Agent


                      By /s/ Dr. Hans-Dieter Wettlaufer
                         Title: Vice President


                      By /s/ Jean M. Hannigan
                         Title: Assistant Vice President


                      THE FUJI BANK, LIMITED, as Agent


                      By /s/ David Kelley
                         Title: Vice President and
                                Senior Manager


                      NATIONSBANK OF TEXAS, N.A.,
                        as Agent


                      By /s/ Bianca Hemmen
                         Title: Senior Vice President


                      SOCIETE GENERALE, SOUTHWEST AGENCY,
                        as Agent


                      By /s/ Richard M. Lewis
                         Title: Assistant Vice President


                      By /s/ Matthew C. Flanigan
                         Title: First Vice President


                      THE SUMITOMO BANK LTD.
                        HOUSTON AGENCY, as Agent


                      By /s/ Tatsuo Ueda
                         Title: General Manager


                      TEXAS COMMERCE BANK,
                        NATIONAL ASSOCIATION, as Agent


                      By /s/ John P. Dean
                         Title: Senior Vice President


                      THE TORONTO-DOMINION BANK, as Agent


                      By /s/ F.B. Hawley
                         Title: Manager
                                Credit Administration


                      UNION BANK OF SWITZERLAND,
                        HOUSTON AGENCY, as Agent


                      By /s/ Alfred W. Imholz
                         Title: First Vice President


                      By /s/ Jan Buettgen
                         Title: Assistant Vice President


                      MORGAN GUARANTY TRUST COMPANY
                        OF NEW YORK, as Managing Agent


                      By /s/ Michael C. Mauer
                         Title: Vice President

                      60 Wall Street
                      New York, New York  10260
                      Attention:  Loan Department
                      Telex number:  177615
                      Telecopier number: (212) 648-5336

EXHIBIT A-1

                            TRANCHE A NOTE

                                                    New York, New
York
                                                    [Dated on or
before
                                                    the Effective
Date]

            For value received, Fleming Companies, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of _______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche A Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche A Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Tranche A Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Tranche A Loan then outstanding shall be endorsed by the Bank on the schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of July 19, 1994 among the Borrower, the banks and the agents listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Managing Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                FLEMING COMPANIES, INC.

                                By ______________________
                                   Name:  John M. Thompson
                                   Title: Vice President &
                                          Treasurer

                    LOANS AND PAYMENTS OF PRINCIPAL










  Date
  Amount of
  Loan
  Type of
  Loan
  Amount of
  Principal
  Repaid
  Maturity
  Date
  Notation
  Made By


  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

EXHIBIT A-2

                            TRANCHE B NOTE

                                                    New York, New
York
                                                    [Dated on or
before
                                                    the Effective
Date]

            For value received, Fleming Companies, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of _______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche B Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche B Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Tranche B Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Tranche B Loan then outstanding shall be endorsed by the Bank on the schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of July 19, 1994 among the Borrower, the banks and the agents listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Managing Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                FLEMING COMPANIES, INC.

                                By ______________________
                                   Name:  John M. Thompson
                                   Title: Vice President
                                          & Treasurer


                        Tranche B Note (cont'd)


                    LOANS AND PAYMENTS OF PRINCIPAL










  Date
  Amount of
  Loan
  Type of
  Loan
  Amount of
  Principal
  Repaid
  Maturity
  Date
  Notation
  Made By


  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

EXHIBIT A-3

                            TRANCHE C NOTE

                                                    New York, New
York
                                                    [Dated on or
before
                                                    the Effective
Date]

            For value received, Fleming Companies, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of _______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche C Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche C Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

            All Tranche C Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Tranche C Loan then outstanding shall be endorsed by the Bank on the schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of July 19, 1994 among the Borrower, the banks and the agents listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Managing Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                FLEMING COMPANIES, INC.

                                By ______________________
                                   Name:  John M. Thompson
                                   Title: Vice President &
                                          Treasurer


                        Tranche C Note (cont'd)


                    LOANS AND PAYMENTS OF PRINCIPAL










  Date
  Amount of
  Loan
  Type of
  Loan
  Amount of
  Principal
  Repaid
  Maturity
  Date
  Notation
  Made By


  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

EXHIBIT A-4

                            SWINGLINE NOTE

                                                    New York, New
York
                                                    [Dated on or
before
                                                    the Effective
Date]

            For value received, Fleming Companies, Inc., an Oklahoma corporation (the "Borrower"), promises to pay to the order of Morgan Guaranty Trust Company of New York (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Swingline Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Bank, 60 Wall Street, New York, New York.

            All Swingline Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Swingline Loan then outstanding shall be endorsed by the Bank on the schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of July 19, 1994 among the Borrower, the banks and the agents listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Managing Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

                                FLEMING COMPANIES, INC.

                                By ______________________
                                   Name:  John M. Thompson
                                   Title: Vice President &
                                          Treasurer



                        Swingline Note (cont'd)


                    LOANS AND PAYMENTS OF PRINCIPAL










  Date
  Amount of
  Loan
  Type of
  Loan
  Amount of
  Principal
  Repaid
  Maturity
  Date
  Notation
  Made By


  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

  ____________________________________________________________

EXHIBIT C


                              OPINION OF
                DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                        FOR THE MANAGING AGENT



                                     [Dated as required by
                                      Section 3.02 of the
                                      Credit Agreement]


  To the Banks, the Agents
    and the Managing Agent
    Referred to Below
  c/o Morgan Guaranty Trust Company
    of New York, as Managing Agent
  60 Wall Street
  New York, New York  10260


  Dear Sirs:

            We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of July 19, 1994 among Fleming Companies, Inc., an Oklahoma corporation (the "Borrower"), the banks and agents listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Managing Agent (the "Managing Agent"), and have acted as special counsel for the Managing Agent for the purpose of rendering this opinion pursuant to
  Section 3.02(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Upon the basis of the foregoing, we are of the opinion that:

            1. The execution, delivery and performance by the Borrower of the Credit Agreement, the Borrower Pledge Agreement, the Borrower Security Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

            2.   The Credit Agreement, the Borrower Security
  Agreement and the Borrower Pledge Agreement constitute valid and binding agreements of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

            In giving the foregoing opinion, we express no opinion as to (1) the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect; (2) any of the other Operative Agreements; (3) the right, title or interest of any Person in or to any property in which any security interests are or are purported to be granted by any of the Operative Documents or the creation, perfection or priority of any of such security interests; and (4) whether provisions of the Operative Documents which permit the Managing Agent, the Collateral Agent, the Required Banks or any Bank to take action or make determinations or to require payments under indemnity and similar provisions may be subject to a requirement that such action be taken or such determination be made on a reasonable basis and in good faith and that any action or omission to act in respect of which any such payment is so required be reasonable and in good faith.

            In giving the foregoing opinion, we also note the possible unenforceability in whole or in part of certain remedial provisions contained in the Borrower Security Agreement and the Borrower Pledge Agreement; the inclusion of any such provisions does not render any security interest granted or created thereby invalid and each such Agreement contains, in our judgment, adequate remedial provisions for the practical realization of the rights and remedies afforded thereby.

            We are members of the Bar of the State of New York and we do not herein express any opinion as to any matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. To the extent the laws of the State of Oklahoma are relevant to the foregoing opinions, we have relied, without independent investigation, on the opinion of McAfee & Taft, A Professional Corporation, dated July 19, 1994, a copy of which has been delivered to you.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (other than any Bank that becomes a party to the Agreement during the General Syndication) without our prior written consent.

                                Very truly yours,

EXHIBIT D


                  ASSIGNMENT AND ASSUMPTION AGREEMENT



            AGREEMENT dated as of __________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), FLEMING COMPANIES, INC. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent (the "Managing Agent").


                          W I T N E S S E T H


            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of July 19, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, the Agents party thereto, and the Managing Agent (the "Credit Agreement");

            WHEREAS, as provided under the Credit Agreement, the Assignor has a Tranche ____ Commitment to make Tranche
  ___ Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

            WHEREAS, Tranche _____ Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $___________ are outstanding at the date hereof; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Tranche _____ Commitment thereunder in an amount equal to $_____________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Tranche ____ Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1.  Definitions.  All capitalized terms
  not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

            SECTION 2.  Assignment.  The Assignor hereby
  assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement with respect to Tranche ___ to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement with respect to Tranche ___ to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Tranche ___ Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Managing Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Tranche ___ Commitment in an amount equal to the Assigned Amount, and (ii) the Tranche ___ Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.
  It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Managing Agent pursuant to Section 9.05(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Managing Agent is evidence of this consent. Pursuant to Section 9.05(c) the Borrower agrees to execute and deliver a Tranche ___ Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

            SECTION 5.  Non-Reliance on Assignor.  The
  Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6.  Governing Law.  This Agreement shall
  be governed by and construed in accordance with the laws of the State of New York.

            SECTION 7.  Counterparts.  This Agreement may be
  signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                [ASSIGNOR]


                                By_______________________
                                  Title:


                                [ASSIGNEE]


                                By________________________
                                  Title:


                                FLEMING COMPANIES, INC.


                                By________________________
                                  Title:


                                MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Managing
                                  Agent


                                By_________________________
                                  Title

EXHIBIT E


                          NOTICE OF BORROWING





____________________, 19__



  Morgan Guaranty Trust Company
    of New York, as Managing Agent
    under the Credit Agreement
    referred to below
  60 Wall Street
  New York, NY  10260

  Dear Sirs:

            The undersigned, Fleming Companies, Inc. (the "Borrower"), hreby gives a Notice of Committed Borrowing pursuant to the Credit Agreement dated as of July __, 1994 among the Borrower, the Banks listed therein, the Agents listed therein and Morgan Guaranty Trust Company of New York, as Managing Agent (as amended from time to time, the "Credit Agreement"; capitalized terms used herein shall have the meanings assigned to such terms therein), and specifies as follows:

            (i)    The date of the Borrowing shall be
         ________________, 19__.

            (ii) The aggregate amount of the Borrowing shall be $ __________________.

            (iii) The Loans comprising the Borrowing are to be _______________ Loans.

                                                EXHIBIT F



                    SUBSIDIARY GUARANTEE AGREEMENT


            AGREEMENT dated as of July 19, 1994 between the corporation identified as the Guarantor on the signature page hereof, a corporation organized under the laws of the state indicated on the signature page hereof (with its successors, the "Guarantor"), and Morgan Guaranty Trust Company of New York, as Collateral Agent.

            WHEREAS, Fleming Companies, Inc., an Oklahoma corporation (the "Borrower"), of which the Guarantor is a Subsidiary, has entered into a Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of July 19, 1994 with the banks (the "Banks") and agents listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Managing Agent, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $2,200,000,000 and to obtain certain letters of credit;

            WHEREAS, it is contemplated that the Borrower may enter into one or more agreements ("Interest Rate Protection Agreements") with one or more of the Banks regarding the interest rates with respect to loans under the Credit Agreement (all obligations of the Borrower to a Bank now existing or hereafter arising under such Interest Rate Protection Agreements, collectively, the "Interest Rate Obligations");

            WHEREAS, it is contemplated that the Borrower may have or enter into one or more agreements ("Further Letter of Credit Agreements") with one or more of the Banks to issue certain letters of credit (in addition to those issuable pursuant to the Credit Agreement) for the account of the Borrower in an aggregate face amount of up to $160,000,000;

            WHEREAS, it is a condition precedent to the obligations of the Banks to make the loans under the Credit Agreement and a condition precedent to any letters of credit being issued under the Credit Agreement and may be a condition precedent to any Bank entering into Interest Rate Protection Agreements or entering into or maintaining Further Letter of Credit Agreements that the Guarantor execute and deliver this Agreement; and

            WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, and in order to induce the Banks, the Agents and the Managing Agent to enter into the Credit Agreement and to make Loans thereunder and to induce Banks to enter into Interest Rate Protection Agreements and Further Letter of Credit Agreements, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreement and the Notes and under any Interest Rate Protection Agreements and any Further Letter of Credit Agreements;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                               ARTICLE I

                              DEFINITIONS


            SECTION 1.01.  Definitions.  Terms defined in the
  Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following terms, as used herein, have the following meaning:

            "Guaranteed Obligations" means (i) all obligations of the Borrower in respect of the principal of and interest on the Loans and the Notes, (ii) all obligations of the Borrower with respect to any Interest Rate Protection Agreement, (iii) all obligations of the Borrower with respect to any Further Letter of Credit Agreements, (iv) all other amounts payable by the Borrower under the Credit Agreement, the Notes, or its Security Agreement or Pledge Agreement or payable by the Guarantor under any Security Agreement or Pledge Agreement to which it is a party and (v) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising, provided that an Interest Rate Protection Agreement or a Further Letter of Credit Agreement, or any amount payable in connection therewith, shall not constitute a Guaranteed Obligation unless the Borrower has designated it as such (and any reference herein or in a Security Document to which the Guarantor is a party to an Interest Rate Protection Agreement or Further Letter of Credit Agreement shall include only those so designated) by delivering to the Collateral Agent a certificate signed by a Responsible Officer which shall identify the obligation so designated and specify the name and address of the counterparty thereto and, in the case of any Further Letter of Credit Agreement, certify that, after giving effect to such designation, the aggregate undrawn face amount of all letters of credit that are outstanding on such date (or that a Bank is obligated to issue after such date) under all Further Letter of Credit Agreements plus the aggregate amount of all reimbursement obligations (but not any interest thereon) for amounts previously drawn and remaining unpaid under letters of credit issued pursuant to all Further Letter of Credit Agreements does not exceed $160,000,000. The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization by the Borrower, and whether or not allowed or allowable as a claim in any such proceeding, any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto but for the commencement of such case, proceeding or other action.

            "Obligor" means any Subsidiary of the Borrower that is a party to an Operative Agreement.

            "Related Agreements" means the Operative
  Agreements, any Interest Rate Protection Agreements and any
  Further Letter of Credit Agreements.

            "Responsible Officer" means the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President or the Treasurer of the Borrower.


                              ARTICLE II

                             The Guarantee


            SECTION 2.01. The Guarantee. Subject to Section 2.03, the Guarantor hereby unconditionally and irrevocably guarantees to the Banks, the Agents and the Managing Agent and to each of them, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay any Guaranteed Obligation, the Guarantor, subject to Section 2.03, hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

            SECTION 2.02.  Guarantees Unconditional.  The
  obligations of the Guarantor under this Article II shall be unconditional and absolute and, without limiting the
  generality of the foregoing, shall not be released,
  discharged or otherwise affected by:

            (a)  any extension, renewal, settlement,
         compromise, waiver or release in respect of any obligation of the Borrower or any other Obligor under any of the Related Agreements by operation of law or otherwise;

            (b)  any modification or amendment of or
         supplement to any of the Related Agreements;

            (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Borrower or any other Obligor under any of the Related Agreements;

            (d)  any change in the corporate existence,
         structure or ownership of the Borrower or any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Obligor or its assets or any resulting release or discharge of any obligation of the Borrower or any other Obligor contained in any of the Related Agreements;

            (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower or any other Obligor, the Managing Agent, any Agent, any Bank or any other Person, whether or not arising in connection with any of the Related Agreements; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (f) any invalidity or unenforceability relating to or against the Borrower or any other Obligor for any reason of any of the Related Agreements, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Obligor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Obligor under any of the Related Agreements; or

            (g) any other act or omission to act or delay of any kind by the Borrower or any other Obligor, the Managing Agent, any Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Article II.

            SECTION 2.03. Limit of Liability. The Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

            SECTION 2.04. Discharge; Reinstatement in Certain Circumstances. The Guarantor's obligations under this
  Article II shall remain in full force and effect until the Commitments are terminated, no Letters of Credit remain outstanding and the principal of and interest on the Notes, all Letter of Credit Liabilities and all other amounts payable by the Borrower under any of the Operative Agreements shall have been paid in full. If at any time any payment of the principal of or interest on any Note, any Letter of Credit Liability, any Interest Rate Obligation, any obligation under any Further Letter of Credit Agreement or any other amount payable by the Borrower under any of the Related Agreements is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, the Guarantor's obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

            SECTION 2.05. Waiver. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Obligor or any other Person.

            SECTION 2.06. Subrogation and Contribution. The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower or any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

            SECTION 2.07.  Stay of Acceleration.  If
  acceleration of the time for payment of any amount payable by the Borrower under any of the Related Agreements is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any of the Related Agreements shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Managing Agent made at the request of the Required Banks.


                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES


            The Guarantor represents and warrants that:

            (a)  The Guarantor is a corporation duly
  incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) The execution, delivery and performance by the Guarantor of this Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or of any judgment, injunction, orders or decree or any material agreement or other material instrument binding upon the Guarantor or result in the creation or imposition of any Lien (other than Liens created by the Operative Agreements) on any asset of the Guarantor or any of its Subsidiaries.

            (c)  This Agreement constitutes a valid and
  binding agreement of the Guarantor.



                              ARTICLE IV

                             MISCELLANEOUS


            SECTION 4.01. Notices. Unless otherwise speci-fied herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature page hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 4.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 4.01 and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or
  (iv) if given by any other means, when delivered at the address specified in this Section 4.01.

            SECTION 4.02. No Waiver. No failure or delay by the Managing Agent, any Agent or any Bank in exercising any right, power or privilege under this Agreement or any of the Related Agreements shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 4.03. Amendments and Waivers. Any provi-sion of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Guarantor and the Collateral Agent with the prior written consent of the Required Banks, provided that except as set forth in the two immediately following sentences, this Agreement may not be terminated (other than pursuant to Section 2.04) without the prior written consent of the Releasing Banks. The Guarantor may at any time request the Collateral Agent to agree to the termination of this Agreement if such request is accompanied by a certificate of a Responsible Officer stating that such termination is requested in connection with an Asset Sale in which all of the shares of capital stock of the Guarantor owned directly or indirectly by the Borrower will be sold. Upon receipt of such a request and certificate, the Collateral Agent shall, at the expense of the Guarantor and against delivery of a further certificate of a Responsible Officer stating that such Asset Sale has taken place (or is taking place concurrently), execute and deliver such documents as the Guarantor shall reasonably request to evidence the termination of this Agreement.

            SECTION 4.04.  Governing Law; Submission to
  Jurisdiction; Waiver of a Jury Trial.  THIS AGREEMENT SHALL
  BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF
  THE STATE OF NEW YORK.

            THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTOR, THE COLLATERAL AGENT, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 4.05. Successors and Assigns; Collateral Agent. (a) This Agreement is for the benefit of the Banks, the Agents and the Managing Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Notes or other amounts payable under the Related Agreements, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness; provided that no counterparty to an Interest Rate Protection Agreement or a Further Letter of Credit Agreement shall be entitled to the benefits hereof unless it is also a Bank. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            (b) The Collateral Agent has become a party hereto pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement (including in particular Article VII thereof), and the Collateral Agent has no obligations other than those expressly set forth herein.

            SECTION 4.06.  Counterparts.  This Agreement may
  be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                           [NAME OF SUBSIDIARY], as Guarantor
                             (a _____________ corporation)


                           By_____________________________
                             Name:  John M. Thompson
                             Title: Vice President

                           c/o Fleming Companies, Inc.
                           P. O. Box 26647
                           6301 Waterford Boulevard
                           Oklahoma City, Oklahoma  73126
                           Attn: Treasurer
                           Telecopier:  (405) 840-7202


                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK,
                             as Collateral Agent

                           By______________________________
                             Name:  Michael C. Mauer
                             Title: Vice President

                           60 Wall Street
                           New York, New York  10260
                           Attention:  Loan Department
                           Telex number:  177615
                           Telecopier: (212) 648-5016

EXHIBIT G-1



                               FORM OF

                       BORROWER PLEDGE AGREEMENT


                       [Intentionally omitted.]

EXHIBIT G-2

                      SUBSIDIARY PLEDGE AGREEMENT


                              dated as of


                             July 19, 1994


                                among


          The Corporation Listed on the Signature Page Hereof

                                  and


              Morgan Guaranty Trust Company of New York,
                            as Collateral Agent
                           TABLE OF CONTENTS



Page





  SECTION 1.  Definitions. . . . . . . . . . . . . . . . . . . .
. .  2

  SECTION 2.  Representations and Warranties . . . . . . . . . .
. .  6

  SECTION 3.  The Security Interests . . . . . . . . . . . . . .
. .  7

  SECTION 4.  Delivery of Pledged Stock. . . . . . . . . . . . .
. .  8

  SECTION 5.  Further Assurances . . . . . . . . . . . . . . . .
. .  8

  SECTION 6.  Record Ownership of Pledged Stock. . . . . . . . .
. .  9

  SECTION 7.  Right to Receive Distributions on
              Collateral . . . . . . . . . . . . . . . . . . . .
. .  9

  SECTION 8.  Right to Vote Pledged Stock. . . . . . . . . . . .
. .  9

  SECTION 9.  General Authority. . . . . . . . . . . . . . . . .
. . 10

  SECTION 10.  Remedies upon Event of Default. . . . . . . . . .
. . 11

  SECTION 11.  Expenses. . . . . . . . . . . . . . . . . . . . .
. . 12

  SECTION 12.  Limitation on Duty of Collateral
               Agent in Respect of Collateral. . . . . . . . . .
. . 13

  SECTION 13.  Application of Proceeds . . . . . . . . . . . . .
. . 13

  SECTION 14.  Concerning the Collateral Agent . . . . . . . . .
. . 15

  SECTION 15.  Appointment of Co-Agents. . . . . . . . . . . . .
. . 16

  SECTION 16.  Termination of Security Interests;
               Release of Collateral . . . . . . . . . . . . . .
. . 17

  SECTION 17.  Collateral Account. . . . . . . . . . . . . . . .
. . 19

  SECTION 18.  Notices . . . . . . . . . . . . . . . . . . . . .
. . 20

  SECTION 19.  Waivers, Non-Exclusive Remedies . . . . . . . . .
. . 21

  SECTION 20.  Successors and Assigns. . . . . . . . . . . . . .
. . 21

  SECTION 21.  Changes in Writing. . . . . . . . . . . . . . . .
. . 21

  SECTION 22.  New York Law. . . . . . . . . . . . . . . . . . .
. . 22

  SECTION 23.  Governing Law; Submission to
               Jurisdiction; Waiver of Jury Trial. . . . . . . .
. . 22

  SECTION 24.  Severability. . . . . . . . . . . . . . . . . . .
. . 22

  SECTION 25.  Counterparts. . . . . . . . . . . . . . . . . . .
. . 23

  SECTION 26.  Obligations Absolute. . . . . . . . . . . . . . .
. . 23

  Schedule 1  - Issuers and Original Pledge Stock

                      SUBSIDIARY PLEDGE AGREEMENT




            AGREEMENT dated as of July 19, 1994 made by the corporation identified as the Pledgor on the signature page hereof, a corporation organized under the jurisdiction listed on the signature page hereof (with its successors, the "Pledgor"), in favor of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent.

                            R E C I T A L S

            A. Pursuant to the credit agreement, dated as of July 19, 1994 (as amended, amended and restated, supplemen-ted or otherwise modified from time to time, the "Credit Agreement"), by and among Fleming Companies, Inc. (the "Borrower"), the Banks listed therein, the Agents listed therein and Morgan Guaranty Trust Company of New York, as Managing Agent for the Banks, the Banks have agreed (i) to make loans to the Borrower up to an aggregate principal amount of $2,200,000,000 and (ii) to issue letters of credit for the account of the Borrower.

            B. It is contemplated that the Borrower may enter into one or more agreements ("Interest Rate Protection Agreements") with one or more of the Banks (as hereinafter defined) regarding the interest rates with respect to loans under the Credit Agreement (all obligations of the Borrower now existing or hereafter arising under such Interest Rate Protection Agreements, collectively, the "Interest Rate Obligations").

            C. It is contemplated that the Borrower may have or enter into one or more agreements ("Further Letter of Credit Agreements") with one or more of the Banks to issue certain letters of credit (in addition to those issuable pursuant to the Credit Agreement) for the account of the Borrower in an aggregate face amount of up to $160,000,000.

            D. The Credit Agreement provides, among other things, that one condition of its effectiveness is the execution and delivery by the Pledgor of a Subsidiary Guarantee Agreement (the "Guarantee Agreement") dated as of July 19, 1994, pursuant to which the Pledgor guarantees certain obligations of the Borrower more specifically set forth therein (the "Guaranteed Obligations");

            E. It is a further condition precedent to the obligations of the Banks to make the loans under the Credit Agreement and a further condition precedent to any letters of credit being issued under the Credit Agreement and may be a condition precedent to any Bank entering into Interest Rate Protection Agreements or entering into or maintaining Further Letter of Credit Agreements that the Pledgor execute and deliver this Agreement.

            F. As a consequence of certain negative pledge clauses in other instruments and agreements by which the Borrower is bound, the Pledgor must secure certain other obligations of the Borrower existing on the date hereof equally and ratably with its obligations under the Guarantee Agreement.

            G. This Agreement is given by the Pledgor in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



  SECTION 1.  Definitions

       Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.
  The following terms, as used herein, have the following meanings:

            "Bank Secured Obligations" means the Secured
  Obligations other than the Non-Bank Secured Obligations, provided that at any time of determination no amount of the Borrower's obligations under any Interest Rate Protection Agreement shall be included in Bank Secured Obligations that are Non-Contingent Secured Obligations unless such obligations are then due and payable.


            "Cash Distributions" means dividends and other payments and distributions made upon or with respect to the Pledged Stock or any other Collateral in cash.

            "Collateral" has the meaning set forth in Section
  3(a).

            "Collateral Agent" means Morgan Guaranty Trust
  Company of New York in its capacity as agent for the Secured
  Parties hereunder, and its successors in such capacity.

            "Contingent Secured Obligation" means at any time any Guaranteed Obligation (or portion thereof) that is at such time:

                (i)  an obligation to reimburse a Bank for
         drawings not yet made under a letter of credit issued or to be issued by such Bank, or

               (ii) an obligation to provide collateral to or for the benefit of a Bank to secure reimbursement obligations arising from drawings not yet made under a letter of credit issued or to be issued by such Bank or to make any other payment to the Issuing Bank that the Issuing Bank would not be entitled to retain if no drawings were made under the relevant letter of credit after the time of determination.

            "Credit Agreement Secured Obligations" means the
  Secured Obligations arising under the Credit Agreement.

            "Existing Debt Indentures" means (i) the Indenture dated as of December 1, 1989, as supplemented to the date hereof, from the Borrower to Morgan Guaranty Trust Company of New York, as Trustee, and (ii) the Indenture dated as of March 15, 1986, as supplemented to the date hereof, from the Borrower to Morgan Guaranty Trust Company of New York, as Trustee.

            "Existing Indenture Obligations" means the notes and debentures of the Borrower outstanding from time to time under the Existing Debt Indentures, provided that the term Existing Indenture Obligations shall not include any such securities that are not issued and outstanding on July 19, 1994 unless such securities have been issued in exchange or substitution (which do not include any refinancing or refun-ding) for any securities constituting Existing Indenture Obligations that were outstanding on July 19, 1994.

            "Issuer" means each Subsidiary of the Pledgor listed on Schedule 1 hereto.

            "Lien" means, with respect to any asset, any mort-gage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            "Liquid Investment" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company (including a bank or trust company acting as the Collateral Agent or a co-agent hereunder) which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000; provided in each case that (x) such Liquid Investment matures within 90 days from the date of acquisi-tion thereof and (y) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, such Liquid Investment is:

            (1) evidenced by a certificate or instrument which is negotiable, or if non-negotiable is issued in the name of the Collateral Agent or its nominee, and which (together with any appropriate instruments of transfer) is delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be the Pledgor or any of its Affiliates) in the State of New York;

            (2) issued by the U.S. Treasury in book-entry form and subject to pledge under then-applicable state law and Treasury regulations and held by the Collateral Agent at a Federal Reserve Bank; provided that the books of the Collateral Agent reflect that such Trea-sury securities are held as Collateral under this Agreement in compliance with then applicable Treasury regulations regarding the perfection of security interests in Treasury securities; or

            (3) otherwise issued, evidenced, registered or recorded in such manner as will provide the Collateral
         Agent, for the benefit of the Secured Parties, with a perfected security interest therein.

            "Non-Bank Percentage" means, as of any time of determination, the percentage obtained by dividing the then-outstanding principal amount of the Non-Bank Secured Obligations by the sum of the then-outstanding principal amount of (1) the Non-Bank Secured Obligations and (b) any Bank Secured Obligations that are Non-Contingent Secured Obligations.

            "Non-Bank Secured Obligations" means the Secured
  Obligations held by the Non-Bank Secured Parties.

            "Non-Bank Secured Parties" means the holders from time to time of the Secured Obligations consisting of the Existing Indenture Obligations.

            "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

            "Original Pledged Stock" means the shares of stock of each Issuer listed on Schedule 1 hereto.

            "Pledged Stock" means (i) the Original Pledged
  Stock and (ii) any other capital stock required to be pledged to the Collateral Agent pursuant to Section 3(b).

            "Responsible Officer" means the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President or the Treasurer of the Borrower.

            "Secured Obligations" means:

                 (i)  the Guaranteed Obligations;

                (ii)  all sums payable by the Pledgor under
         this Agreement; and

               (iii)  all principal of and premium, if any,
         and interest on the Existing Indenture Obligations.

            "Secured Parties" means (i) the holders from time to time of the Secured Obligations and (ii) the Collateral Agent, provided that for purposes of any notice to or con-sent required from the Non-Bank Secured Parties, the Trustee under each Existing Debt Indenture at the time in question shall be treated as the Non-Bank Secured Party with respect to the Existing Indenture Obligations thereunder and all payments to be made to or for the benefit of any holder of an Existing Indenture Obligation shall be made to the Trus-tee in question and the Collateral Agent shall have no further responsibilities or liability with respect thereto.

            "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured
  Obligations.

            Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

  SECTION 2.  Representations and Warranties

            The Pledgor represents and warrants as follows:

            (a) The Pledgor is a corporation duly incor-porated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Pledgor or of any judgment, injunction, orders or decree or any material agreement or other material instrument binding upon the Pledgor or result in the creation or imposition of any Lien (other than Liens created by the Operative Agreements) on any asset of the Pledgor or any Subsidiary.

            (c)  This Agreement constitutes a valid and
  binding agreement of the Pledgor.

            (d) The Pledgor owns all of the Original Pledged Stock, free and clear of any Liens other than the Security Interests. Except as set forth on Schedule l hereto, the Original Pledged Stock includes all of the issued and outstanding capital stock of each Issuer, and no Issuer has outstanding any security convertible into or exchangeable for any shares of its capital stock or any warrant, option or other instrument entitling the holder thereof to acquire any such shares. All of the Original Pledged Stock has been duly authorized and validly issued and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. Other than this Agreement, the Pledgor is not and will not become a party to or other-wise bound by any agreement which restricts in any manner the rights of the Secured Parties with respect to any of the Pledged Stock.

            (e) Upon the delivery of the certificates repre-senting the Pledged Stock to the Collateral Agent in accor-dance with Section 4 hereof, the Collateral Agent will have valid and perfected security interests in the Collateral to the extent a security interest in such Collateral can be perfected under the Uniform Commercial Code (and subject to the requirements of Section 9-306 of the Uniform Commercial Code with respect to any proceeds of Collateral and to the further requirement that additional steps may be necessary to perfect a security interest in dividends or other distri-butions in kind), subject to no prior Lien. No registra-tion, recordation or filing with any governmental body, agency or official is required in connection with the execu-tion or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Pledgor nor any Subsidiary has performed or will perform any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Agent in any such enforcement.

            (f) The chief executive office of the Pledgor is located within one of the jurisdictions set forth on the signature page hereof. Except as noted on Schedule 1, under the Uniform Commercial Code as in effect in each State in which any such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

  SECTION 3.  The Security Interests

            In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgor hereunder:

            (a) The Pledgor hereby assigns and pledges to and with the Collateral Agent for the equal and ratable benefit of the Secured Parties and grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties security interests in the Pledged Stock, and all of its rights and privileges with respect to the Pledged Stock, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and the Collateral Account (as hereinafter defined) and all cash deposited therein or other property held therein from time to time, and all proceeds of the foregoing (the "Colla-teral"). Contemporaneously with the execution and delivery hereof, the Pledgor is delivering the certificates represen-ting the Original Pledged Stock in pledge hereunder.

            (b) In the event that any Issuer at any time issues any additional or substitute shares of capital stock of any class to the Pledgor, the Pledgor will immediately pledge and deposit with the Collateral Agent certificates representing all such shares. All such shares constitute Pledged Stock and are subject to all provisions of this Agreement.

            (c) The Security Interests are granted as securi-ty only and shall not subject the Collateral Agent or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

  SECTION 4.  Delivery of Pledged Stock

            All Pledged Stock shall be delivered to the Colla-teral Agent by the Pledgor pursuant hereto indorsed to the order of the Collateral Agent, and accompanied by any re-quired transfer tax stamps, all in form and substance satis-factory to the Collateral Agent. All certificates represen-ting Pledged Stock delivered to the Collateral Agent by the Pledgor pursuant hereto shall be in suitable form for trans-fer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompa-nied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

  SECTION 5.  Further Assurances

            (a)  The Pledgor agrees that it will, at its
  expense and in such manner and form as the Collateral Agent may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desira-ble, or that the Collateral Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of the Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photogra-phic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

            (b)  The Pledgor agrees that it will not change
  (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Collateral Agent not less than 20 days' prior notice thereof.

  SECTION 6.  Record Ownership of Pledged Stock

            Upon the occurrence and during the continuance of an Event of Default, at the request of the Required Banks, the Collateral Agent may cause any or all of the Pledged Stock to be transferred of record into the name of the Col-lateral Agent or its nominee. The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Pledgor and the Collateral Agent will promptly give to the Pledgor copies of any notices and communications received by the Collateral Agent with respect to Pledged Stock registered in the name of the Collateral Agent or its nominee.

  SECTION 7.  Right to Receive Distributions on Collateral

            The Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Pledgor shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right, provided that unless an Event of Default has occurred and is continuing and upon the request of the Required Banks, the foregoing sentence shall not apply to Cash Distributions. All such dividends, interest and other payments and distributions which are received by the Pledgor (except Cash Distributions received when no Event of Default has occurred and is con-tinuing) shall be received in trust for the benefit of the Collateral Agent and the Secured Parties and, if the Colla-teral Agent so directs during the continuance of an Event of Default, shall be segregated from other funds of the Pledgor and shall, forthwith upon demand by the Collateral Agent during the continuance of an Event of Default, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Defaults have been cured or waived, the Collateral Agent's right to retain Cash Distributions under this Sec-tion 7 shall cease and the Collateral Agent shall pay over to the Pledgor any such Cash Distributions retained by it during the continuance of an Event of Default.

  SECTION 8.  Right to Vote Pledged Stock

            Unless an Event of Default shall have occurred and be continuing and the Required Banks shall have so reques-ted, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Collateral Agent shall, upon receiving a written request from the Pledgor accompanied by a certificate signed by a Responsible Officer stating that no Event of Default has occurred and is contin-uing, deliver to the Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

            If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the extent permitted by law and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

  SECTION 9.  General Authority

            The Pledgor hereby irrevocably appoints the Colla-teral Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at the expense of the Pledgor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing and at the request of the Required Banks, all or any of the follow-ing powers with respect to all or any of the Collateral:

            (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

           (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

           (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

  provided that the Collateral Agent shall give the Pledgor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and the Pled-gor agree that such notice constitutes "reasonable notifica-tion" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

  SECTION 10.  Remedies upon Event of Default

            If any Event of Default shall have occurred and be continuing, the Collateral Agent, upon being instructed to do so by the Required Banks, may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in
  Section 13 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purcha-sers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securi-ties pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provi-sion of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Colla-teral Agent deems necessary or advisable in order to comply with said Act or any other law. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems neces-sary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each pur-chaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in case of a public sale, state the time and place fixed for such sale,
  (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

  SECTION 11.  Expenses

            The Pledgor agrees that it will forthwith upon demand pay to the Collateral Agent:

            (i)  the amount of any taxes which the Collateral
         Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

           (ii) the amount of any and all out-of-pocket expenses, including the reasonable fees and disburse-ments of counsel and of any other experts, which the Collateral Agent may incur in connection with (w) the administration or enforcement of this Agreement, inclu-ding such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the col-lection, sale or other disposition of any of the Colla-teral, (y) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

  Any such amount not paid on demand shall bear interest at 1% plus the rate that would be applicable to Tranche A Base
  Rate Loans under the Credit Agreement. The Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of the Pledgor's obligations under the Operative Agreements.

  SECTION 12.  Limitation on Duty of Collateral
               Agent in Respect of Collateral

            Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Colla-teral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own proper-ty, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith.

  SECTION 13.  Application of Proceeds

            (a) Upon the occurrence and during the continu-ance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral (including any proceeds received and held pursuant to Sec-tion 16) and any cash held in the Collateral Account shall be applied by the Collateral Agent, upon being instructed to do so by the Required Banks, in the following order of priorities:

            First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, rea-sonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at 1% plus the rate of interest that would be applicable to Tranche A Base Rate Loans under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Second, to pay the Secured Obligations ratably (or provide for the payment thereof pursuant to subsection
         (b) of this Section), until payment in full of all Secured Obligations shall have been made (or so provi-ded for), provided that before making any payment pur-suant to this clause Second ratably to the holders of the Secured Obligations, the Collateral Agent shall first apply solely to the Non-Bank Secured Obligations any amount held by it pursuant to subclause (ii)(A) of
         Section 16(b) and provided further that in the case of a Guaranteed Obligation that is in respect of an Interest Rate Protection Agreement, the principal amount outstanding to a Bank under such Interest Rate Protection Agreement at the time any such payments are to be distributed in accordance with this clause Second shall be the amount of the Borrower's obligations then due and payable (including any early termination payments then due) to such Bank under such Interest Rate Protection Agreement; and

            Third, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdic-tion may direct, of any surplus then remaining from such proceeds.

            (b)  If at any time any monies collected or
  received by the Collateral Agent would, but for the provi-sions of this subsection (b), be payable pursuant to subsec-tion (a) of this Section in respect of any Contingent Secured Obligation, the Collateral Agent shall not apply such monies to pay such Contingent Secured Obligation but instead shall hold such monies in the Collateral Account. The Collateral Agent shall so hold all such monies until such time as the holder of such Contingent Secured Obliga-tion advises the Collateral Agent (with at least three Business Days' prior notice to the Pledgor) that all or a specified part of such Contingent Secured Obligation has become a Non-Contingent Secured Obligation, whereupon the Collateral Agent shall apply the amount so held to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to subsection (a) were not paid in full, the Collateral Agent shall apply the amount so held to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to subsection (a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent (with at least three Business Days' prior notice to the Pledgor) that no portion thereof remains in the category of a Con-tingent Secured Obligation and (ii) any amount held pursuant to this subsection (b) in respect of such Contingent Secured Obligation remains after payment of all ratable amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations, such remaining amount shall be applied by the Collateral Agent in the order of priorities set forth in subsection (a) of this Section.

            (c) In making the payments and allocations requi-red by this Section, the Collateral Agent may, (1) as to any Guaranteed Obligations arising under an Interest Rate Pro-tection Agreement or Further Letter of Credit Agreement, rely upon information from the applicable counterparty identified by the Pledgor pursuant to the Guarantee Agree-ment and (2) as to any Existing Indenture obligations, rely upon information from the Trustee under the applicable Exis-ting Debt Indenture, and shall have no liability to the Pledgor or any other Secured Party for actions taken in reliance on such information except in the case of its gross negligence or willful misconduct. All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them.

  SECTION 14.  Concerning the Collateral Agent

            (a) The Collateral Agent has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The obligations of the Collateral Agent hereunder are only those expressly set forth herein. In any case in which the Collateral Agent is authorized to exercise any power or discretion, the Colla-teral Agent may refuse to do so unless directed in writing by the Required Banks to act in the manner specified in such direction.

            (b) The Collateral Agent may resign at any time by giving written notice thereof to the Secured Parties and the Pledgor. Upon any resignation of the Collateral Agent, the Required Banks shall have the right to appoint a succes-sor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent gives notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations here-under. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

  SECTION 15.  Appointment of Co-Agents

            At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protec-tion of such co-agent or separate agent similar to the provisions of Section 14). Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, the Pledgor shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent's rights and obligations under this Agreement.

  SECTION 16.  Termination of Security Interests;
               Release of Collateral

            (a) When all the Credit Agreement Secured
  Obligations have been paid in full and the Commitments of the Banks to make any Loan or issue any Letter of Credit under the Credit Agreement have expired, or if earlier the occurrence of the Rating Target Date, this Agreement shall terminate, except as expressly set forth herein, and all rights to the Collateral shall revert to the Pledgor.

            (b)(i) The Pledgor may from time to time prior to the termination of this Agreement request the Collateral Agent to release all or any of the Collateral, which request shall be accompanied by a certificate of a Responsible Officer stating (A) whether such release is requested in connection with an Asset Sale, (B) whether a Default has occurred and is continuing, (C) if such release is requested in connection with an Asset Sale, identifying the cash, Temporary Cash Investments and instruments comprising the Net Proceeds of such Asset Sale that, in the good faith determination of such Responsible Officer, are allocable to the Collateral requested to be released (the "Collateral Net Proceeds") and (D) if such release is requested in connection with an Asset Sale, the amount, if any, of the cash and Temporary Cash Investments included in the Collateral Net Proceeds that is required to be applied by the Borrower to the prepayment of the principal amount of the Loans pursuant to Section 2.09(b)(i) of the Credit Agreement within 14 days after the consummation of such Asset Sale and the date on which such prepayment is to be made. If such request is not in connection with an Asset Sale, the Collateral Agent shall release Collateral pursuant to such request but only with the consent of the Releasing Banks and the Non-Bank Secured Parties.

            (ii) If such request is in connection with an Asset Sale and such certificate states that no Default has occurred and is continuing, the Collateral Agent shall release Collateral pursuant to such request without the consent of any Secured Party but only against delivery to the Collateral Agent of (A) the Non-Bank Percentage of each element (cash, Temporary Cash Investments and instruments) of the Collateral Net Proceeds and (B) all other Collateral Net Proceeds.

            (iii) If such request is in connection with an Asset Sale and such certificate states that a Default has occurred and is continuing, the Collateral Agent shall release Collateral pursuant to such request without the consent of any Secured Party but only against delivery to the Collateral Agent of all cash and other property constituting the portion of the Net Proceeds of such Asset Sale allocable to the Collateral to be released (as set forth in such certificate).

            (iv) All such cash shall be held in the Collateral
  Account and any such other property shall be held by the Collateral Agent as Proceeds, subject to the Lien hereof, and

            (A) in all cases, even if any other subclause below would otherwise apply, if an Event of Default shall occur and be continuing, applied pursuant to Section 11 hereof;

            (B)  in the case of any cash or Temporary Cash
  Investments included in Collateral Net Proceeds held pursuant to subclause (ii)(B), applied for the account of the Borrower (after reducing any such Temporary Cash
  Investments to cash) to make prepayments of the Loans pursuant to Section 2.09(b)(i) of the Credit Agreement as set forth in the related certificate of a Responsible
  Officer;

            (C) in the case of any instrument included in Collateral Net Proceeds held pursuant to subclause (ii)(B), all income thereon or other payments in respect thereof shall be applied for the account of the Borrower to make prepayments of the Loans pursuant to Section 2.09(b)(i) of the Credit Agreement as shall be specified from time to time in a certificate of a Responsible Officer;

            (D)  in the case of any cash, Temporary Cash
  Investments and instruments held pursuant to clause (iii),

                 (1)  an amount equal to the Non-Bank
              Percentage of each element of the Collateral Net Proceeds (determined as of the date the Collateral Agent received such Proceeds) shall be retained by the Collateral Agent until the termination of this Agreement (and then paid to the Pledgor or as it shall direct), provided that if the Collateral Agent receives a certificate of a Responsible Officer stating that the Non-Bank Secured Obligations have been paid in full, any such cash and Temporary Cash Investments shall be applied for the account of the Borrower to make prepayments of the Loans to the extent required by
              Section 2.09(b)(i) of the Credit Agreement and the balance, if any, paid to the Pledgor or as it shall direct and any instruments shall be applied as set forth in the immediately preceeding clause
              (C), and

                 (2)  as to the balance, if a Responsible
            Officer shall subsequently certify that no Default
              has occurred and is continuing, any such cash and Temporary Cash Investments shall be applied for the account of the Borrower to make prepayments of the Loans to the extent required by Section 2.09(b)(i) of the Credit Agreement and the balance, if any, paid to the Pledgor or as it shall direct and any instruments shall be applied as set forth in the immediately preceding clause
              (C), and

            (E) in the case of any cash or other property held pursuant to subclause (ii)(A), applied as set forth in subclause (1) of the immediately preceding clause (D).

            (iv) All such cash shall be held in the Collateral Account and any such other property shall be held by the Collateral Agent as Proceeds, subject to the Lien hereof, and (A) if an Event of Default shall occur and be contin-uing, applied pursuant to Section 13 hereof and (B) if a Responsible Officer shall subsequently certify that no Default has occurred and is continuing, paid to the Pledgor or as it shall direct, except for any cash held pursuant to subclause (ii), which shall be retained by the Collateral Agent until the earlier of the termination of this Agreement and the receipt by the Collateral Agent of a certificate of a Responsible Officer stating that the Non-Bank Secured Obligations have been paid in full (and at that time paid to the Pledgor or as it shall direct).

            (c) Upon any such termination of this Agreement or release of Collateral, the Collateral Agent will, at the expense of the Pledgor, deliver any certificates evidencing Pledged Stock and any other Collateral held by it to the Pledgor, and execute and deliver to the Pledgor such docu-ments as the Pledgor shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be.

  SECTION 17.  Collateral Account

            (a) There is hereby established with the Colla-teral Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Colla-teral Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to any provision of this Agreement. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (c) of this Section shall vest in the Colla-teral Agent, shall constitute part of the Collateral here-under and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

            (b) Upon the occurrence and during the
  continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 13. Upon the cure of such Event of Default, all Liquid Investments held by the Collateral Agent in the Collateral Account shall be reduced to cash and all cash amounts held in the Collateral Account shall be promptly returned to the Pledgor, provided that any Liquid Investments or cash held in the Collateral Account arising out of matters of the character described in Section 7 or 16 shall be applied as provided therein.

            (c) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Pledgor shall determine, which Liquid Investments shall be held in the name and be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Colla-teral Agent shall, if instructed by the Required Banks, liquidate any such Liquid Securities and apply or cause to be applied in the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 13.

  SECTION 18.  Notices

            All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is trans-mitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsi-mile transmission, when receipt of such transmission is confirmed either orally or in writing, by the party recei-ving such transmission, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Collateral Agent shall not be effective until received.

  SECTION 19.  Waivers, Non-Exclusive Remedies

            No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of deal-ing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Managing Agent of any right under the Credit Agreement or the Collateral Agent under this Agreement or any other Operative Agreement preclude the Collateral Agent from any other or further exercise or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

  SECTION 20.  Successors and Assigns

            This Agreement is for the benefit of the Colla-teral Agent and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be trans-ferred with such indebtedness, provided that no counterparty to an Interest Rate Protection Agreement or a Further Letter of Credit Agreement shall be entitled to the benefits hereof unless it is also a Bank. This Agreement shall be binding on the Pledgor and its successors and assigns.

  SECTION 21.  Changes in Writing

            Other than in respect of any release of Collateral pursuant to Section 16 hereof, no amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Pledgor therefrom, shall be effective unless in writing and signed by the Collateral Agent and the Pledgor (with the requisite consent, if any, of the Banks, the Required Banks or the Releasing Banks required by Section 9.04 of the Credit Agreement); provided that without the consent of the Banks to whom a majority of the Interest Rate Obligations are owed, no such amendment, modification, supplement, termina-tion or waiver may (i) exclude the Interest Rate Obligations from the definition of Secured Obligations or (ii) change the provisions of clause Second of Section 13 hereof; provided further that without the consent of the Banks to whom a majority of the obligations under Further Letter of Credit Agreements are owed, no such amendment, modification, supplement, termination or waiver may (i) exclude any Fur-ther Letter of Credit Agreement from the definition of Secured Obligations or (ii) change the provisions of clause Second of Section 13 hereof. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Pledgor from the terms of any provi-sion of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Operative Agreement, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

  SECTION 22.  New York Law

            This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

  SECTION 23.  Governing Law; Submission to
               Jurisdiction; Waiver of Jury Trial

            THE PLEDGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PLEDGOR IRREV-OCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PLEDGOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  SECTION 24.  Severability

            If any provision hereof is invalid or unenforce-able in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

  SECTION 25.  Counterparts

            This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  SECTION 26.  Obligations Absolute

            All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

            (ii) any lack of validity or enforceability of the Credit Agreement, any Letter of Credit, any Inter-est Rate Protection Agreement, any Further Letter of Credit Agreement or any other Operative Agreement, or any other agreement or instrument relating thereto;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Letter of Credit, any Interest Rate Protection Agreement, any Further Letter of Credit Agreement or any other Operative Agreement, or any other agreement or instrument relating thereto;

            (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaran-tee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Interest Rate Protection Agreement, any Further Letter of Credit Agreement, or any other Operative Agreement except as specifically set forth in a waiver granted pursuant to the provi-sions of Section 19 hereof; or

            (vi) any other circumstances which might other-wise constitute a defense available to, or a discharge of, the Pledgor.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective auth-orized officers as of the day and year first above written.


                             [SUBSIDIARY], as Pledgor
                             (a ___________ corporation)

                             By___________________________
                             Name:  John M. Thompson
                             Title: Vice President

                             c/o FLEMING COMPANIES, INC.
                             P. O. Box 26647
                             6301 Waterford Boulevard
                             Oklahoma City, Oklahoma 73126
                             Attn: Treasurer
                             Telecopier: (405) 840-7202


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK,
                                 as Collateral Agent


                             By_____________________________
                                Name:  Michael C. Mauer
                                Title: Vice President

                               60 Wall Street

New York, New York  10260

Attention:  Loan Department

Telex number:  177615

Telecopier: (212) 648-5336

EXHIBIT H-1


                                FORM OF
                      BORROWER SECURITY AGREEMENT


                       [Intentionally omitted.]

EXHIBIT H-2


                                FORM OF
                     SUBSIDIARY SECURITY AGREEMENT


           AGREEMENT dated as of July 19, 1994, made by the corporation identified as the Pledgor on the signature page hereof, a corporation organized under the laws of the state indicated on the signature page hereof (with its successors, the "Pledgor"), in favor of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent.


                           R E C I T A L S :

           A. Pursuant to the Credit Agreement, dated as of July 19, 1994 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Fleming Companies, Inc. (the "Borrower"), the Pledgor, the Banks listed therein, the Agents listed therein and Morgan Guaranty Trust Company of New York, as Managing Agent for the Banks, the Banks have agreed (i) to make loans to the Pledgor up to an aggregate principal amount of $2,200,000,000 and (ii) to issue certain letters of credit for the account of the Borrower.

           B. It is contemplated that the Borrower may enter into one or more agreements ("Interest Rate Protection Agreements") with one or more of the Banks (as hereinafter defined) regarding the interest rates with respect to loans under the Credit Agreement (all obligations of the Borrower now existing or hereafter arising under such Interest Rate Protection Agreements, collectively, the "Interest Rate Obligations").

           C. It is contemplated that the Borrower may have or enter into one or more agreements ("Further Letter of Credit Agreements") with one or more of the Banks to issue certain letters of credit (in addition to those issuable pursuant to the Credit Agreement) for the account of the Borrower in an aggregate face amount of up to $160,000,000.

           D. The Credit Agreement provides, among other things, that one condition to its effectiveness is the execution and delivery by the Pledgor of a Subsidiary Guarantee Agreement (the "Guarantee Agreement") dated as of July 19, 1994, pursuant to which the Pledgor guarantees certain obligations of the Borrower more specifically set forth therein (the "Guaranteed Obligations");

           E. It is a condition precedent to the obligations of the Banks to make the loans under the Credit Agreement and a further condition precedent to any letters of credit being issued under the Credit Agreement and may be a condition precedent to any Bank entering into Interest Rate Protection Agreements or entering into or maintaining Further Letter of Credit Agreements that the Pledgor execute and deliver this Agreement.

           F. As a consequence of certain negative pledge clauses in other instruments and agreements by which the Borrower is bound, the Pledgor must secure certain other obligations of the Borrower existing on the date hereof equally and ratably with its obligations under the Guarantee Agreement.

           G. This Agreement is given by the Pledgor in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, to the extent provided for herein, to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                          A G R E E M E N T :

           NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Collateral Agent hereby agree as follows:

           Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, the Pledgor hereby pledges, assigns, transfers and grants to the Collateral Agent for the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of the Pledgor in, to and under the following (collectively, the "Collateral"):

                (a) each and every Receivable (as hereinafter defined) now existing or hereafter arising from time to time;

                (b)  all Inventory (as hereinafter defined)
  now existing or hereafter acquired from time to time;

                (c)  the Collateral Account (as hereinafter
  defined) and all cash deposited therein or other property held therein from time to time;

                (d)  all Documents (as hereinafter defined)
  relating to any of the foregoing; and

                (e) all Proceeds (as hereinafter defined) of any and all of the foregoing;

  provided that the Collateral shall not include Excepted
  Inventory and Excepted Receivables and provided further that the Non-Bank Secured Parties shall be entitled to the benefits of only the Security Interests in the Intercompany
  Receivables Collateral.

           Section 2. Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under
  Section 361(a) of the Bankruptcy Code, 11 U.S.C.
  Section 362(a)), of (i) all obligations of the Pledgor now existing or hereafter arising under or in respect of the Guarantee Agreement, and all obligations of the Borrower now existing or hereafter arising with respect to the principal of and premium, if any, and interest on the Existing Indenture Obligations (including, without limitation, the Pledgor's obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Guaranteed Obligations and (ii) without duplication of the amounts described in clause (i), all obligations of the Pledgor now existing or hereafter arising under or in respect of this Agreement (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

           Section 3. No Release. Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement or any other Operative Agreement, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of the Pledgor contained in this Section 3 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement and under the other Operative Agreements.

           Section 4. Supplements by the Collateral Agent. The Pledgor hereby authorizes the Collateral Agent, without relieving the Pledgor of any obligations hereunder, to file financing statements, continuation statements and other documents, relative to all or any part thereof, without the signature of the Pledgor where permitted by law, and the Pledgor shall make, execute, endorse, acknowledge, file or refile or make available (or, upon the occurrence of an Event of Default, deliver) to the Collateral Agent from time to time such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements (but in this instance only where required by law), conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted, which the Collateral Agent reasonably deems appropriate or advisable, wherever required or permitted by law, in order to perfect and preserve the rights and interests granted to the Collateral Agent hereunder or to carry into effect the purposes of this Agreement or better to assure and confirm unto the Collateral Agent its respective rights, powers and remedies hereunder. All of the foregoing shall be at the sole cost and expense of the Pledgor.

           Section 5.  Representations, Warranties and
  Covenants. The Pledgor represents, warrants and covenants as follows:

                (a)  Corporate Existence and Power.  The
  Pledgor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provisions of applicable law or regulation or of the certificate of incorporation or by-laws of the Pledgor or result in the creation or imposition of any Lien (other than those contemplated by this Agreement) on any asset of the Pledgor.

                (c)  Necessary Filings.  Within 3 Business
  Days of the date hereof, Pledgor shall cause the filing of all filings, registrations and recordings necessary, appropriate or requested by the Collateral Agent to create, preserve, protect and perfect the security interest granted by the Pledgor to the Collateral Agent hereby in respect of the Collateral. Upon the filing of all such filings, registrations and recordings, the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Collateral shall constitute and hereafter will constitute a perfected security interest therein, superior and prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens.

                (d) No Liens. The Pledgor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, the Pledgor will be, the owner of all Collateral free from any Lien or other right, title or interest of any Person other than Permitted Liens, and the Pledgor shall defend the Collateral against all claims and demands, other than Permitted Liens, of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Party.

                (e) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral other than financing statements relating to Permitted Liens, and so long as any of the Secured Obligations remain unpaid or the Commitments of the Banks to make any Loan or to issue any Letter of Credit shall not have expired, the Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering Permitted Liens.

                (f)  Chief Executive Office; Records.  Other
  than at the locations set forth on Schedule A hereto, the Pledgor does not maintain any executive offices except as set forth on Schedule 5(f) hereto. The chief executive office of the Pledgor is located at one of such executive offices. The Pledgor shall not move any of those executive offices, except to such new location as the Pledgor may establish in accordance with the last sentence of this
  Section 5(f). All tangible evidence of the Receivables constituting Collateral of the Pledgor and the only original books of account and records of the Pledgor relating to the Collateral are, and will continue to be, kept at one or more of such executive offices, or at any such new location for such an executive office as the Pledgor may establish in accordance with the last sentence of this Section 5(f); any new location of an executive office so designated shall constitute an amendment of Schedule 5(f) for all purposes hereof. All Collateral of the Pledgor is, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from one or more of such executive offices as are set forth on Schedule 5(f), as such Schedule may be amended from time to time.
  The Pledgor shall not establish a new location for any of its executive offices nor shall it change its name until (i) it shall have given the Collateral Agent not less than 20 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Collateral Agent may request, and (ii) with respect to such new location or name, the Pledgor shall have taken all action satisfactory to the Collateral Agent or the Required Banks to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby.

                (g)  Location of Inventory.  All Inventory
  (other than Inventory constituting Excepted Inventory and Excepted Receivables) held on the date hereof by the Pledgor is located at one of the locations shown on Schedule A hereto, except for Inventory in transit in the ordinary course of business to or from one or more of such locations. All Inventory now held or subsequently acquired shall be kept at one of the locations shown on Schedule A hereto, except for Inventory in transit in the ordinary course of business to or from one or more of such locations, or such new location as the Pledgor may establish if (i) in the case of any location not within a jurisdiction covered by financing statements filed pursuant to this Agreement, it shall have given to the Collateral Agent at least 10 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and, in the case of any other location, it gives the Collateral Agent written notice of such location within 10 days after such action, and (ii) with respect to such new location, the Pledgor shall have taken all action satisfactory to the Collateral Agent or the Required Banks to maintain the perfection and priority of the security interest in the Collateral intended to be granted hereby.

                (h)  Authorization, Enforceability.  The
  Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                (i)  No Consents, etc.  No consent of any
  party (including, without limitation, stockholders or creditors of the Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required either (x) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or
  (y) for the exercise by the Collateral Agent of the rights provided for in this Agreement, or (z) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement.

                (j)  Collateral.  All information set forth
  herein, including the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all respects.

                (k)  Initial Evidence of Collateral.  Other
  than in connection with the sale or lease of equipment or the sale or lease of, or provision of services in connection with, Computer Equipment, all of the Pledgor's rights to payment for goods sold or services performed (other than for services provided in connection with sales or leases of Computer Equipment) are and will be initially evidenced by only accounts, provided that in connection with the refurbishment or expansion of an existing store supplied by the Pledgor or the initial stocking of a store not previously supplied by the Pledgor, the Pledgor may sell a stock of inventory in consideration for a retailer note or chattel paper.

           Section 6.  Special Provisions Concerning
  Receivables.

                (a)  Maintenance of Records.  The Pledgor
  shall keep and maintain at its own cost and expense satisfactory and complete records of each Receivable, in a manner consistent with prudent business practices, and the Pledgor shall make the same available to the Collateral Agent for inspection, at the Pledgor's sole cost and expense, during customary business hours upon demand. Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall, at the Pledgor's sole cost and expense, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto, to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Pledgor) at any time upon the demand of the Required Banks. Upon the cure or waiver of any Event of Default, the Collateral Agent shall promptly return all evidence and books and records to the Pledgor. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, with the consent of the Required Banks, may transfer a full and complete copy of the Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent's security interest therein without the consent of the Pledgor.

                (b) Modification of Terms, etc. The Pledgor shall not rescind or cancel any indebtedness evidenced by any Receivable constituting part of the Collateral or modify any term thereof or make any adjustment with respect thereto, or extend or renew any such indebtedness or compromise or settle any dispute, claim, suit or legal proceeding relating thereto other than in the ordinary course of business consistent with past practice. The Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

                (c)  Collection.  The Pledgor shall take all
  actions to cause to be collected from the account debtor of each of the Receivables constituting part of the Collateral, as and when due (including, without limitation, Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable. Subject to the rights of the Collateral Agent hereunder upon the occurrence of an Event of Default, the Pledgor may, with respect to a Receivable constituting part of the Collateral, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extension of time to pay amounts due in respect of such Receivables and such other modifications of payment terms or settlements in respect of such Receivables as shall be commercially reasonable in the circumstances, all in accordance with the Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorney's fees) of collection, in any case, whether incurred by the Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgor.

                (d)  Instruments.  If the Pledgor receives
  from any Person any instrument or chattel paper in exchange or substitution for or in payment or other satisfaction of any account constituting part of the Collateral and, after giving effect thereto the aggregate outstanding face amount of all such instruments and chattel paper received from such Person and its Affiliates by the Pledgor exceeds $125,000, the Pledgor shall deliver to the Collateral Agent, within 10 days after receipt of the instrument or chattel paper in question by the Pledgor, all such instruments and chattel paper. Any instrument or chattel paper delivered to the Collateral Agent pursuant to this Section 6(d) shall be appropriately endorsed (if applicable) to the order of the Collateral Agent, as agent for the Secured Parties, and shall be held by the Collateral Agent as further security hereunder. If there is a bank or trust company located in Oklahoma City, satisfactory to the Collateral Agent in its reasonable discretion, willing and able to serve, on terms satisfactory to the Collateral Agent in its reasonable discretion, as a co-agent pursuant to Section 30, the Collateral Agent shall, if so requested by or on behalf of the Pledgor, appoint such a bank as co-agent for purposes of holding such instruments and chattel paper in custody. The Pledgor may, on at least three Domestic Business Days' notice to the Collateral Agent or any such co-agent, as the case may be (or such shorter period as may be agreed to by the Collateral Agent or any such co-agent from time to time or in any particular instance), obtain redelivery of any such instrument or chattel paper to it for purposes of cancellation or surrender to the maker thereof either in exchange for a substitute note or against payment thereof.

                (e)   Upon the occurrence and during the
  continuance of an Event of Default, if the Collateral Agent, at the request of the Required Banks, so directs, the Pledgor shall cause all payments on account of the Receivables constituting part of the Collateral to be held by the Collateral Agent as cash collateral in the Collateral Account, upon acceleration or otherwise. Without notice to or assent by the Pledgor, the Collateral Agent may apply any or all amounts then or thereafter held as cash collateral in the manner provided in Section 11. The costs and expenses (including, without limitation, reasonable attorney's fees) of collection, whether incurred by the Collateral Agent or any Secured Party, shall be paid by the Pledgor.

           Section 7.  Provisions Concerning All Collateral.

                (a)  Protection of the Collateral Agent's
  Security. The Pledgor shall not take any action that impairs the rights of the Collateral Agent or any Secured Party in the Collateral. The Pledgor shall at all times keep the Inventory insured at the Pledgor's own expense, to the Collateral Agent's reasonable satisfaction, against fire, theft and all other risks to which the Collateral may be subject, in such amounts and with such deductibles as would be maintained by operators of businesses similar to the business of the Pledgor. Within 30 days of the date hereof, each policy or certificate with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as an additional insured and as provided in the next succeeding sentence) and such policy or certificate shall be delivered to the Collateral Agent. Each such policy shall state that (i) it cannot be canceled without 30 days prior written notice to the Collateral Agent, (ii) no claim in excess of $25,000,000 shall be settled with the insurance provider without the prior consent of the Collateral Agent and (iii) the Collateral Agent shall be a loss payee on any claim in excess of $25,000,000. At least 10 days prior to the expiration of any such policy of insurance, the Pledgor shall deliver to the Collateral Agent either (i) an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy, or (ii) notice that such policy has not been extended or renewed.
  If such policy has not been extended or renewed, the Pledgor agrees to consult with the Collateral Agent, and to furnish any information that the Collateral Agent may request, as to the status of negotiations with such insurance provider. If the Pledgor shall fail to insure such Collateral in accordance with prudent industry practices or if the Pledgor shall fail to so endorse and deposit, or to extend or renew prior to expiration, all such insurance policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance and the Pledgor agrees to reimburse the Collateral Agent for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at 1% plus the rate that would be applicable to Tranche A Base Rate Loans under the Credit Agreement.

                (b)  Upon the occurrence and during the
  continuance of an Event of Default, the Collateral Agent, as directed by the Required Banks, shall have the option to apply any proceeds of insurance received by it pursuant to this Agreement toward the payment of the Secured Obligations in accordance with Section 11 hereof or to continue to hold such proceeds in the Collateral Account as additional collateral to secure the performance by the Pledgor of the Secured Obligations. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the option (i) to direct the Collateral Agent to apply any proceeds of insurance received by it toward payment of the Secured Obligations in accordance with Section 11 hereof or
  (ii) to elect, by delivery of written notice to the Collateral Agent, to apply the proceeds of such insurance to the repair or replacement of the item or items of Collateral in respect of which such proceeds were received. In the event that the Pledgor elects to apply such proceeds to the repair or replacement of any item of Collateral pursuant to clause (ii) of the preceding sentence, the Collateral Agent shall release such proceeds from the Collateral Account as soon as practicable following its receipt of the Pledgor's written notice of such election. The Pledgor shall upon its receipt of such proceeds promptly commence and diligently continue to perform such repair or promptly effect such replacement.

                (c)  Payment of Taxes; Claims.  The Pledgor
  shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral. Notwithstanding the foregoing, the Pledgor may at its own expense contest the amount or applicability of any of the obligations described in the preceding sentence by appropriate legal or administrative proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Collateral or any part thereof to satisfy the same; provided, however, that in connection with such contest, the Pledgor shall, at the option and upon the request of the Collateral Agent (a) have made provision for the payment of such contested amount on the Pledgor's books if and to the extent required by generally accepted accounting principles, and (b) upon the occurrence and continuance of an Event of Default, have deposited with the Collateral Agent in the Collateral Account a sum sufficient to pay and discharge such obligation and the Collateral Agent's estimate of all interest and penalties related thereto, if requested by the Required Banks.

                (d) Financing Statements. The Pledgor shall sign and deliver to the Collateral Agent such financing and continuation statements, in form acceptable to the Collateral Agent, as may from time to time be required to continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and the other rights, as against third parties (other than Permitted Liens), provided hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. The Pledgor authorizes the Collateral Agent to file any such financing or continuation statements without the signature of the Pledgor where permitted by law.

                (e)  Warehouse Receipts Non-Negotiable.  If
  any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, the Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be negotiable.

           Section 8. Transfers and Other Liens. Except in connection with sales and other dispositions permitted by the Credit Agreement, the Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral other than sales and other dispositions of Inventory in the ordinary course of business or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral other than Permitted Liens and the Lien and security interest granted to the Collateral Agent under this Agreement.

           Section 9. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

           Section 10. Remedies Upon Default; Obtaining the Collateral Upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, upon being instructed to do so by the Required Banks, may:

                (i)  Personally, or by agents or attorneys,
             immediately take possession of the Collateral, or any part hereof, from the Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose enter upon the Pledgor's premises where any of the Collateral is located and remove such Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of the Pledgor.

                (ii) Instruct the obligor or obligors on any
             agreement, instrument or other obligation
             (including, without limitation, the Receivables) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent; provided, however, that in the event that any such payments are made directly to the Pledgor, prior to receipt by any such obligor of such instruction, the Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to the Collateral Agent.

                (iii) Sell, assign or otherwise liquidate, or
             direct the Pledgor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation.

                (iv) Take possession of the Collateral or any
             part thereof, by directing the Pledgor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Pledgor shall at its own expense: (a) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there be delivered to the Collateral Agent; (b) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent; and (c) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. The Pledgor's obligation to deliver the Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgor of such obligation.

                (b)  Remedies; Disposition of the Collateral.

                     (i)  Upon the occurrence and continuance
             of an Event of Default, the Collateral Agent, upon being instructed to do so by the Required Banks, may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any and all relevant jurisdictions or under any other relevant law at the time of an event of default, and the Collateral Agent may also in its sole discretion, without notice except as specified below, (i) withdraw all cash in the Collateral Account and apply such cash and any other cash held by it as Collateral as specified in Section 11 and
             (ii) if there is no such cash, or if such cash is insufficient to pay all the Secured Obligations, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.
             The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

                     (ii) The Pledgor agrees that, to the
             extent notice of sale shall be required by law, 5 days' notice from the Collateral Agent of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to the Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                (c)  Waiver of Claims.  Except as otherwise
  provided herein, the Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession of any of the Collateral or of the Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.

           Section 11. Application of Proceeds. (a) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof (or held by it pursuant to Section 18 hereof) and any cash held in the Collateral Account shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent while an Event of Default has occurred and is continuing, upon being instructed to do so by the Required Banks, as follows:

                First, to the payment of all costs and
             expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at 1% plus the rate that would be applicable to Tranche A Base Rate Loans under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                Second,

                (a)  in the case of any Intercompany
             Receivables Collateral, to pay the Secured
             Obligations ratably (or provide for the payment thereof pursuant to subsection (b) of this Section), until payment in full of all such Secured Obligations shall have been made (or so provided for), provided that before making any payment pursuant to this subclause (a) of clause Second ratably to the holders of the Secured Obligations, the Collateral Agent shall first apply solely to the Non-Bank Secured Obligations any amount held by it pursuant to subclause (ii)(A) of Section 18(b) and provided further that in the case of a Guaranteed Obligation that is in respect of an Interest Rate Protection Agreement, the principal amount outstanding to a Bank under such Interest Rate Protection Agreement at the time any such payments are to be distributed in accordance with this subclause (a) of clause Second shall be the amount of the Borrower's obligations then due and payable (including any early termination payments then due) to such Bank under such Interest Rate Protection Agreement; and

                (b) in the case of any Bank Collateral, to pay
             the Secured Obligations (other than the Non-Bank Secured Obligations) ratably (or provide for the payment thereof pursuant to subsection (b) of this Section), until payment in full of all such Secured Obligations shall have been made (or so provided for); provided that in the case of a Guaranteed Obligation that is in respect of an Interest Rate Protection Agreement, the principal amount outstanding to a Bank under such Interest Rate Protection Agreement at the time any such payments are to be distributed in accordance with this subclause (b) of clause Second shall be the amount of the Borrower's obligations then due and payable (including any early termination payments then due) to such Bank under such Interest Rate Protection Agreement; and

                Third, to the Pledgor, or its successors or
             assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                (b)  If at any time any monies collected or
  received by the Collateral Agent would, but for the provisions of this subsection (b), be payable pursuant to subsection (a) of this Section in respect of any Contingent Secured Obligation, the Collateral Agent shall not apply such monies to pay such Contingent Secured Obligation but instead shall hold such monies in the Collateral Account. The Collateral Agent shall so hold all such monies until such time as the holder of such Contingent Secured Obligation advises the Collateral Agent (with at least three Business Days' prior notice to the Pledgor) that all or a specified part of such Contingent Secured Obligation has become a Non-Contingent Secured Obligation, whereupon the Collateral Agent shall apply the amount so held to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to subsection (a) were not paid in full, the Collateral Agent shall apply the amount so held to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to subsection (a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent (with at least three Business Days' prior notice to the Pledgor) that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) any amount held pursuant to this subsection (b) in respect of such Contingent Secured Obligation remains after payment of all ratable amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations, such remaining amount shall be applied by the Collateral Agent in the order of priorities set forth in subsection (a) of this Section.

                (c)  In making the payments and allocations
  required by this Section, the Collateral Agent may, (i) as to any Guaranteed Obligations arising under an Interest Rate Protection Agreement or Further Letter of Credit Agreement, rely upon information from the applicable counterparty identified by the Pledgor pursuant to the Guarantee Agreement, and (2) as to any Existing Indenture Obligations, rely upon information from the Trustee under the applicable Existing Debt Indenture and shall have no liability to the Pledgor or any other Secured Party for actions taken in reliance on such information except in the case of its gross negligence or willful misconduct. All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them.

           Section 12. Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or (v) the failure by the Pledgor to perform or observe any of the provisions hereof. All amounts payable by the Pledgor under this Section 12 shall be due upon demand (and if not timely paid shall bear interest at 1% plus the rate that would be applicable to Tranche A Base Rate Loans under the Credit Agreement) and shall be part of the Secured Obligations. The Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations hereunder.

           Section 13.  No Waiver; Cumulative Remedies.

                (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                (b)  In the event the Collateral Agent shall
  have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

           Section 14. The Collateral Agent. The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement (including in particular Article VII thereof).
  The obligations of the Collateral Agent hereunder are only those expressly set forth herein. In any case in which the Collateral Agent is authorized to exercise any power or discretion, the Collateral Agent may refuse from such exercise unless directed in writing by the Required Banks to act in the manner specified in such direction. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

           Section 15.  Collateral Agent May Perform;
  Collateral Agent Appointed Attorney-in-Fact. If the Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of the Pledgor contained herein shall be breached, the Collateral Agent if required by the Required Banks may (but shall not be obligated to) upon three Business Days notice to the Pledgor specifying the action to be taken, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgor promptly upon demand therefor, with interest at 1% plus the rate that would be applicable to Tranche A Base Rate Loans under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. The Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement or any other Operative Agreement. The Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Operative Agreements which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant and such appointment shall be irrevocable for the term of this Agreement. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

           Section 16.  Indemnity.

                (a)  Indemnity.  The Pledgor agrees to
  indemnify, pay and hold harmless the Collateral Agent and each of the Secured Parties and the officers, directors, employees, agents and affiliates of the Collateral Agent and each of the Secured Parties (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Operative Agreement (including, without limitation, any misrepresentation by the Pledgor in this Agreement or any other Operative Agreement) (the "indemnified liabilities"); provided that the Pledgor shall have no obligation to an Indemnitee hereunder, with respect to indemnified liabilities, if such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Pledgor shall contribute the maximum which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                (b) Survival. The obligations of the Pledgor contained in this Section 16 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement and the other Operative Agreements.

                (c)  Reimbursement.  Any amounts paid by any
  Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

           Section 17. Modification in Writing. Other than in respect of any release of Collateral pursuant to Section 18 hereof, no amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Pledgor therefrom, shall be effective unless in writing and signed by the Collateral Agent and the Pledgor (with the requisite consent, if any, of the Banks, the Required Banks or the Releasing Banks required by Section 9.04 of the Credit Agreement); provided that without the consent of the Banks to whom a majority of the Interest Rate Obligations are owed, no such amendment, modification, supplement, termination or waiver may (i) exclude the Interest Rate Obligations from the definition of Secured Obligations or
  (ii) change the provisions of clause Second of Section 11 hereof; provided further that without the consent of the Banks to whom a majority of the obligations under the Further Letter of Credit Agreements are owed, no such amendment, modification, supplement, termination or waiver may (i) exclude any Further Letter of Credit Agreement from the definition of Secured Obligations. or (ii) change the provisions of clause Second of Section 11 hereof. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Operative Agreement, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

           Section 18. Termination; Release. (a) When all the Credit Agreement Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement have expired, or if earlier the occurrence of the Rating Target Date, this Agreement shall terminate, except as expressly set forth herein.

                (b)(i) The Pledgor may from time to time prior to the termination of this Agreement request the Collateral Agent to release all or any of the Collateral, which request shall be accompanied by a certificate of a Responsible Officer stating (A) whether such release is requested in connection with an Asset Sale, (B) whether a Default has occurred and is continuing, (C) if such release is requested in connection with an Asset Sale, identifying the cash, Temporary Cash Investments and instruments comprising the Net Proceeds of such Asset Sale that, in the good faith determination of such Responsible Officer, are allocable to the Collateral requested to be released (the "Collateral Net Proceeds") and, if any of such Collateral is Intercompany Receivables Collateral, the portion of the Collateral Net Proceeds allocable to such Intercompany Receivables Collateral (the "Intercompany Collateral Net Proceeds") and
  (D) if such release is requested in connection with an Asset Sale, the amount, if any, of the cash and Temporary Cash Investments included in the Collateral Net Proceeds that is required to be applied by the Borrower to the prepayment of the principal amount of the Loans pursuant to Section 2.09(b)(i) of the Credit Agreement within 14 days after the consummation of such Asset Sale and the date on which such prepayment is to be made. If such request is not in connection with an Asset Sale, the Collateral Agent shall release Collateral pursuant to such request but only with, if such Collateral does not include any Intercompany Receivables Collateral, the consent of the Releasing Banks and, if such Collateral does include any Intercompany Receivables Collateral, the consent of the Releasing Banks and the Non-Bank Secured Parties.

                (ii) If such request is in connection with an Asset Sale and such certificate states that no Default has occurred and is continuing, the Collateral Agent shall release Collateral pursuant to such request without the consent of any Secured Party but only against delivery to the Collateral Agent of (A) the Non-Bank Percentage of each element (cash, Temporary Cash Investments and instruments) of the Intercompany Collateral Net Proceeds (as set forth in such certificate) and (B) all other Collateral Net Proceeds.

                (iii) If such request is in connection with an Asset Sale and such certificate states that a Default has occurred and is continuing, the Collateral Agent shall release Collateral pursuant to such request without the consent of any Secured Party but only against delivery to the Collateral Agent of all cash and other property constituting the portion of the Net Proceeds of such Asset Sale allocable to the Collateral to be released (as set forth in such certificate).

                (iv) All such cash shall be held in the
  Collateral Account and any such other property shall be held by the Collateral Agent as Proceeds, subject to the Lien hereof, and

                (A) in all cases, even if any other subclause below would otherwise apply, if an Event of Default shall occur and be continuing, applied pursuant to Section 11 hereof;

                (B)  in the case of any cash or Temporary Cash
  Investments included in Collateral Net Proceeds held pursuant to subclause (ii)(B), applied for the account of the Borrower (after reducing any such Temporary Cash
  Investments to cash) to make prepayments of the Loans pursuant to Section 2.09(b)(i) of the Credit Agreement as set forth in the related certificate of a Responsible
  Officer;

                (C) in the case of any instrument included in Collateral Net Proceeds held pursuant to subclause (ii)(B), all income thereon or other payments in respect thereof shall be applied for the account of the Borrower to make prepayments of the Loans pursuant to Section 2.09(b)(i) of the Credit Agreement as shall be specified from time to time in a certificate of a Responsible Officer;

                (D)  in the case of any cash, Temporary Cash
  Investments and instruments held pursuant to clause (iii),

                     (1)  an amount equal to the Non-Bank
                Percentage of each element of the Intercompany
                  Collateral Net Proceeds (determined as of the date the Collateral Agent received such Proceeds) shall be retained by the Collateral Agent until the termination of this Agreement (and then paid to the Pledgor or as it shall direct), provided that if the Collateral Agent receives a certificate of a Responsible Officer stating that the Non-Bank Secured Obligations have been paid in full, any such cash and Temporary Cash Investments shall be applied for the account of the Borrower to make prepayments of the Loans to the extent required by Section 2.09(b)(i) of the Credit Agreement and the balance, if any, paid to the Pledgor or as it shall direct, and any instruments shall be applied as set forth in the immediately preceding clause (C), and

                     (2)  as to the balance, if a Responsible
                Officer shall subsequently certify that no
                  Default has occurred and is continuing, any such cash and Temporary Cash Investments shall be applied for the account of the Borrower to make prepayments of the Loans to the extent required by Section 2.09(b)(i) of the Credit Agreement and the balance, if any, paid to the Pledgor or as it shall direct and any instruments shall be applied as set forth in the immediately preceding clause (C), and

                (E) in the case of any cash or other property held pursuant to subclause (ii)(A), applied as set forth in subclause (1) of the immediately preceding clause (D).

                (c) Upon termination of this Agreement or any release of Collateral in accordance with the provisions hereof, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgor, forthwith assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Collateral, as the case may be.

           Section 19.  Collateral Account.

                (a)  There is hereby established with the
  Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to any provision of this Agreement. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (c) of this Section shall vest in the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

                (b)  Upon the occurrence and during the
  continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 11. Upon the cure of such Event of Default, all Liquid Investments held by the Collateral Agent in the Collateral Account shall be reduced to cash and all cash amounts held in the Collateral Account shall be promptly returned to the Pledgor, provided that any Liquid Investments or cash held in the Collateral Account arising out of matters of the character described in Section 6(d), 7(b) or 18 shall be applied as provided therein.

                (c)  Amounts on deposit in the Collateral
  Account shall be invested and re-invested from time to time in such Liquid Investments as the Pledgor shall determine, which Liquid Investments shall be held in the name and be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Required Banks, liquidate any such Liquid Securities and apply or cause to be applied in the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 11.

           Section 20. Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, or unless the context otherwise requires, all terms used herein which are defined in Article 9 of the New York Uniform Commercial Code as in effect on the date hereof have the meanings stated therein. The following terms shall have the following meanings.

                "Bank Collateral" means all Collateral other than Intercompany Receivables Collateral.

                "Bank Secured Obligations" means the Secured
  Obligations other than the Non-Bank Secured Obligations, provided that at any time of determination no amount of the Borrower's obligations under any Interest Rate Protection Agreement shall be included in Bank Secured Obligations that are Non-Contingent Secured Obligations unless such obligations are then due and payable.

                "Contingent Secured Obligation" means at any time any Guaranteed Obligation (or portion thereof) that is at such time:

                (i) an obligation to reimburse a Bank for
             drawings not yet made under a letter of credit issued or to be issued by such Bank or

                (ii) an obligation to provide collateral to or
             for the benefit of a Bank to secure reimbursement obligations arising from drawings not yet made under a letter of credit issued or to be issued by such Bank or to make any other payment to the Issuing Bank that such Issuing Bank would not be entitled to retain if no drawings were made under the relevant letter of credit after the time of determination.

                "Credit Agreement Secured Obligations" means the Secured Obligations arising under the Credit Agreement.

                "Documents" shall mean all documents and all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to (a) Receivables and any account debtors, beneficiaries and subcontractors in respect thereof and (b) all other Collateral.

                "Existing Debt Indentures" means (i) the
  Indenture dated as of December 1, 1989, as supplemented to the date hereof, from the Borrower to Morgan Guaranty Trust Company of New York, as Trustee, and (ii) the Indenture dated as of March 15, 1986, as supplemented to the date hereof, from the Borrower to Morgan Guaranty Trust Company of New York, as Trustee.

                "Existing Indenture Obligations" means the notes and debentures of the Borrower outstanding from time to time under the Existing Debt Indentures, provided that the term Existing Indenture Obligations shall not include any such securities that are not issued and outstanding on July 19, 1994 unless such securities have been issued in exchange or substitution (which do not include any refinancing or refunding) for any securities constituting Existing Indenture Obligations that were outstanding on July 19, 1994.

                "Intercompany Receivable" means any Receivable the obligor of which is a Domestic Subsidiary (as defined in the Existing Debt Indentures).

                "Intercompany Receivables Collateral" means the Intercompany Receivables, any instruments, chattel paper or Document relating to any Intercompany Receivables and any Proceeds of any thereof.

                "Inventory" shall mean all inventory and, in any event, shall include, without limitation, wherever located, and whether now existing or hereafter acquired, all raw materials, work in process, returned goods, finished goods and consigned goods to the extent of the consignee's interest therein, materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods, and all other products, goods, materials and supplies, provided, however, that personal computers, electronic point-of-sale equipment and related software and printers ("Computer Equipment") shall not constitute Inventory.

                "Liquid Investment" means (i) direct
  obligations of the United States or any agency thereof, or obligations guaranteed by the United Sates or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company (including a bank or trust company acting as the Collateral Agent or a co-agent hereunder) which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000; provided in each case that (x) such Liquid Investment matures within 90 days from the date of acquisition thereof and (y) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, such Liquid Investment is:

                (1) evidenced by a certificate or instrument which is negotiable, or if non-negotiable is issued in the name of the Collateral Agent or its nominee, and which (together with any appropriate instruments of transfer) is delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be the Pledgor or any of its Affiliates) in the State of New York;

                (2) issued by the U.S. Treasury in book-entry form and subject to pledge under then-applicable state law and Treasury regulations and held by the Collateral Agent at a Federal Reserve Bank; provided that the books of the Collateral Agent reflect that such Treasury securities are held as Collateral under this Agreement in compliance with then applicable Treasury regulations regarding the perfection of security interests in Treasury securities; or

                (3)  otherwise issued, evidenced, registered
             or recorded in such manner as will provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein.

                "Non-Bank Percentage" means, as of any time of determination, the percentage obtained by dividing the then-outstanding principal amount of the Non-Bank Secured Obligations by the sum of the then-outstanding principal amount of (a) the Non-Bank Secured Obligations and (b) any Bank Secured Obligations that are Non-Contingent Secured Obligations.

                "Non-Bank Secured Obligations" means the
  Secured Obligations held by the Non-Bank Secured Parties.

                "Non-Bank Secured Parties" means the holders from time to time of the Existing Indenture Obligations.

                "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

                "Permitted Liens" means any Lien permitted by clauses (a), (b), (c), (d), (e), (f), (g) and (o) of Section
  5.10 of the Credit Agreement.

                "Proceeds" shall mean all proceeds and, in any event, shall include, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guaranty payable to the Collateral Agent or to the Pledgor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting on behalf of a governmental authority), (iii) instruments representing obligations to pay amounts in respect of Inventory or Receivables, (iv) products of the Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

                "Receivables" shall mean:

                (a) all of the Pledgor's rights to payment for goods sold or services performed by the Pledgor or any other party, whether now in existence or arising from time to time hereafter, evidenced by or consisting of accounts, together with (i) all instruments or chattel paper received in exchange or substitution for, or in payment or other satisfaction of, any such account (but not including any instrument or chattel paper arising out of a transaction of the character described in the proviso to Section 5(k)), and
  (ii) all of the Pledgor's rights under any guarantees, indemnities, letters of credit or other collateral securing the payment of any such account, provided that receivables related to services provided in connection with the lease of Computer Equipment shall not constitute Receivables hereunder; and

                (b) any chattel paper or instrument or any right to receive a payment of money which constitutes an account, contract right or general intangible, but only in such instances where the obligor is the Borrower or a Subsidiary, and all of the Pledgor's rights under any guarantees, indemnities, letters of credit or other collateral securing the payment of any thereof.

                "Responsible Officer" means the Chairman of the Board, the Vice Chairman of the Board, the Chief
  Executive Officer, the Chief Financial Officer, the Chief
  Operating Officer, the President or the Treasurer of the Borrower.

                "Secured Parties" means (i) the holders from time to time of the Secured Obligations and (ii) the Collateral Agent, provided that for purposes of any notice to or consent required from the Non-Bank Secured Parties, the Trustee under each Existing Debt Indenture at the time in question shall be treated as the Non-Bank Secured Party with respect to the Existing Indenture Obligations thereunder and all payments to be made to or for the benefit of any holder of an Existing Indenture Obligation shall be made to the Trustee in question and the Collateral Agent shall have no further responsibilities or liability with respect thereto.

                "Security Interests" means the security
  interests in the Collateral granted hereunder securing the Secured Obligations.

                Section 21.  Notices.  Unless otherwise
  provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Credit Agreement, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement, if to the Collateral Agent, addressed to it at the address set forth on the signature page of this Agreement or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 21; provided that notices to the Collateral Agent shall not be effective until received by the Collateral Agent.

                Section 22.  Continuing Security Interest;
  Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgor, its successors and assigns, and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, with respect to any Bank, to the provisions of the Credit Agreement and provided further that no counterparty to an Interest Rate Protection Agreement or a Further Letter of Credit Agreement shall be entitled to the benefits hereof unless it is also a Bank.

                Section 23.  GOVERNING LAW; TERMS.  THIS
  AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                Section 24.  CONSENT TO JURISDICTION AND
  SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

                Section 25. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                Section 26. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                Section 27.  Headings.  The Section headings
  used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                Section 28.  Obligations Absolute.  All
  obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

                (i)  any bankruptcy, insolvency,
             reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

                (ii)  any lack of validity or enforceability
             of the Credit Agreement, any Letter of Credit, any Interest Rate Protection Agreement, any Further Letter of Credit Agreement or any other Operative Agreement, or any other agreement or instrument relating thereto;

                (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Letter of Credit, any Interest Rate Protection Agreement, any Further Letter of Credit Agreement or any other Operative Agreement, or any other agreement or instrument relating thereto;

                (iv)  any exchange, release or non-perfection
             of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured
             Obligations;

                (v)   any exercise or non-exercise, or any
             waiver of any right, remedy, power or privilege under or in respect of this Agreement, any Interest Rate Protection Agreement, any Further Letter of Credit Agreement, or any other Operative Agreement except as specifically set forth in a waiver granted pursuant to the provisions of Section 17 hereof; or

                (vi)  any other circumstances which might
             otherwise constitute a defense available to, or a discharge of, the Pledgor.

                Section 29.  Future Advances.  This Agreement
  shall secure the payment of any amounts advanced from time to time pursuant to the Credit Agreement or any Further
  Letter of Credit Agreement.

                Section 30. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction or in connection with Section 6(d), the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of or incorporated by reference in
  Section 14). Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, the Pledgor shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent's rights and obligations under this Agreement.


                Section 31.    The other provisions of this
  Agreement to the contrary notwithstanding, the obligation of the Pledgor to file financing statements in the State of
  Tennessee with respect to Collateral shall be subject to the following.  Financing statements need be filed in the State of Tennessee by the Pledgor and all other parties to a
  Security Document (collectively, the "Pledgors") only with respect to Collateral having an aggregate value equal to
  $108.25 million, to be allocated among all Pledgors on the basis of the estimated value of Inventory located in
  Tennessee owned by each of them as of a date reasonably
  proximate to the date hereof, provided that this sentence
  shall not affect the determination at any time of whether
  the Collateral Requirement has been met.  In connection with the foregoing, the Pledgor represents and warrants to the
  Collateral Agent, for the benefit of the Banks, that the
  aggregate value as of a date reasonably proximate to the
  date hereof of all Inventory owned by the Pledgors located in the State of Tennessee is approximately $90.2 million.
												IN WITNESS WHEREOF, the Pledgor has caused
  this Agreement to be executed and delivered by its duly
  authorized officer as of the date first above written.



                               [SUBSIDIARY], as Pledgor
                               (a ______________ corporation)




By______________________________
                               Name:  John M. Thompson
                               Title: Vice President

                               FLEMING COMPANIES, INC.
                               c/o P. O. Box 26647
                               6301 Waterford Boulevard
                               Oklahoma City, Oklahoma  73126
                               Attn: Treasurer
                               Telecopier: (405) 840-7202


                               MORGAN GUARANTY TRUST COMPANY

                                 OF NEW YORK, as Collateral
                                 Agent


                               By ______________________________
                               Name:  Michael C. Mauer
                               Title: Vice President

                               Notice Address:
                               60 Wall Street
                               New York, New York 10260
                               Attention:  Loan Department
                               Telecopier:  (212) 648-5016
                               Telex: 177615